Prospectus Supplement (Sales Report) No. 2 dated May 18, 2010 to Prospectus dated May 7, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 7, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 7, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 407769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407769	$15,000	$15,000	9.88%	1.00%	May 14, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 407769. Member loan 407769 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Foster- Miller a QinetiQ NA Company	Debt-to-income ratio:	3.74%
Length of employment:	n/a	Location:	Carlsbad, CA

Home town:
Current & past employers:	Foster- Miller a QinetiQ NA Company
Education:

This borrower member posted the following loan description, which has not been verified:

This is a loan to consolidate CC debt to accelerate elimination of debt and improve credit score. There is no struggle to meet payments and am not behind/late with any payments Borrower added on 05/05/10 > Anticipate accelerated payment schedule due to salary increases and freed up cash flow

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,147.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your line of employment and how long have you been at your current job?	I am a General Manager with QinetiQ NA a large defense contractor ($1.5B in the US) and have been with them since 2001
Hello. Given your large salary of $16,667 per month, it would seem that you could pay off your debt without a loan within a few months. Why is this not so? In other words where is all your income going each month? Your answers are appreciated. Wishing you the best.	I have a child at an Ivy League college absorbing some of my disposable income
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	see response to fightin illini below
Since this is a refinance/consolidation loan, please list the balance and APR for each of the credit cards you plan to pay. Also, do you have a second mortgage, home equity line of credit, or other lien on the house? Thank you in advance	Card 1 ~$8500@ 25.9% Card 2 ~$2500@ 29.9% Card 3 ~$3000@19.9%. Nothing but first mortgage on house
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	1.Single wage earner 2.Mortgage $3700 @5%, 3.Credit cards previously answered, 4.car payments $500/m@5.5%, & $600/m @0% 5.6 months salary in emergency funds, IRA and 401k for retirement planning 6.Misc monthly expense total $2000/m 7.School tuition ~$1200/m 8.Estimate total outgo after payoff of CC to be <$8.5k/m

Member Payment Dependent Notes Series 431052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431052	$9,600	$9,600	7.51%	1.00%	May 14, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 431052. Member loan 431052 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,813 / month
Current employer:	Situs Ergonomics	Debt-to-income ratio:	24.94%
Length of employment:	4 years	Location:	Anchorage, AK

Home town:
Current & past employers:	Situs Ergonomics
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to put my finances in order. My first goal is to pay of my high interest credit card. I always pay extra monthly and I don't miss payments. Thanks for your assistance. Borrower added on 05/05/10 > I was unable to update the details of this loan as it would not let me start a new one or edit the old one I had started last year. This loan will be used to consolidate my credit card debt and pay off a loan on my car.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,940.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card: Owed $6,016.61 Current APR 12.5% Will be paid off Auto Loan: Owed $2,982.84 Current APR 7.95% + $6.10 month for Payment Protection that I let them talk me into. Will Pay off. I need my title back. Those are the only two loans I have.
What is Situs Ergonomics and what do you do there?	Situs Ergonomics is a ergonomics consulting/office retail company. We evaluate potential risk factors that lead to repetitive strain injuries and recommend adjustments to people workstations to eliminate the risk factors. Carpel Tunnel is a Repetitive strain injury. I am the operations manager.

Member Payment Dependent Notes Series 464514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
464514	$6,000	$6,000	9.88%	1.00%	May 13, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 464514. Member loan 464514 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Chrysler LLC	Debt-to-income ratio:	6.41%
Length of employment:	10+ years	Location:	Rochester hills, MI

Home town:
Current & past employers:	Chrysler LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > I have been working for more than 15 years with the same company. I have a good credit score and healthy income. My daughter was accepted for a Summer Pre College class at CMU. I want to thank all the investors for their support that will allow me and my family achieve our dreams. Thank you.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,096.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	My Daughter was accepted for a Summer Program at Carnegie Mellon University and we want to send her there. Thank you.
What is the summer course about?	My Daughter was accepted at Carnegie Mellon University for a Six Week Summer Class for High School Juniors. Thank You.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I have one corporate lease car at 400.00; rent is 1,800.00; groceries 1,200; Services 1,000; Credits 800; I send money to my parents every month (near 500.00).

Member Payment Dependent Notes Series 488783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488783	$15,000	$15,000	10.25%	1.00%	May 14, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488783. Member loan 488783 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,998 / month
Current employer:	Kuwait Embassy	Debt-to-income ratio:	20.68%
Length of employment:	3 years	Location:	ARLINGTON, VA

Home town:
Current & past employers:	Kuwait Embassy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/02/10 > I am trying to consolidate all of debt so I can get rid of all my credit cards, but one. With the combined lowered APR on this loan, I'd be able to get rid of them faster and start to be financially responsible. It has been somewhat of a disadvantage with the credit card APRs rising, my cards APRs vary from 17% to 39%. With the combined debt, I will be able to budget easier and plan on paying off the loan by paying about $500-600 monthly until the loan is completely paid off. I have a steady job that I should be getting an annual raise this summer and will help get my payments off faster. Borrower added on 05/12/10 > I will greatly appreciate any further assistance anyone can offer for my debt consolidation. It would be a tremendous help. Aside from trying to be financially responsible and consolidating my debt, the other reason is that I am trying to work on going back to earn a graduate degree and I feel that before I do so, I must make sure I do not have my debt in credit cards. With this 10.25% APR, my years of payment will greatly decrease and I will be able to see myself in graduate school before I turn 30. Not only is grad school competitive, it is also quite expensive. I would not want to get an educational loan on top of the debts I have now. Though to some people who already have undergraduate loans to pay, my debt may not seem so large. But unless I buy a house/own property, I don't think one should have any sort of debt above $20k.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,735.00	Public Records On File:	0
Revolving Line Utilization:	64.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the Kuwait Embassy?	I am the Assistant to the Kuwait Cultural Attache who is charge of all graduate international students at the Embassy of Kuwait.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	They are all my credit card bills... Jupiter-Mastercard: ~$5,999/23%APR Capital One-Visa: ~ $1,700/11%APR Chase-Visa: ~$3,600/29%APR Discovercard-Visa: ~$900/17%APR And part of my Car Loan... Nissa Financial: $6,300/5%APR
Greetings, I would like to help with your loan but have several questions. Could you please let investors know what is your position at the Embassy? Are you a US citizen?	I am the Assistant to the Kuwait Cultural Attache who is charged of all graduate international students at the Embassy of Kuwait. I am not a US Citizen
Thank you. I was part of the team supporting Op Dshield/Storm. I've chosen to fund part of your loan in good faith that you will not abandon it.	Thank you, I'm trying to get rid of all my credit card and start being financially responsible. And the only way I see that I can do this is consolidate and cut all but one card. Thanks again.
Since you are not a US citizen, what country has your allegiance? Thank you.	To answer that question honestly, my only allegiance is to the U.S. I came here when I was 7 and now I am 26. It is my intent to gain permanent residency in the United States, but legally at the moment I am currently a citizen of the Philippines working for the an Embassy. Would this effect your decision on lending?

Member Payment Dependent Notes Series 490481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490481	$9,800	$9,800	13.11%	1.00%	May 13, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490481. Member loan 490481 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	9.10%
Length of employment:	7 years	Location:	san jose, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,497.00	Public Records On File:	1
Revolving Line Utilization:	74.80%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I'm a California State licensed electrical and painting contractor. * Residential and Commercial / Interior and Exterior * New and Repaint, Surface preparation, Pressure washing, Plaster and Drywall Repair, Wallpaper Removal. * Application of Latex, Oil, Stains, Primers, Elastomerics and Varnishes. * Install and repair electrical devices and systems. * Authorized dealer for AEE Solar. If you have anymore question please dont hesitate to ask thank you.
Employer or source of income? Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	All debts are on credit cards with various amounts with APRs that range from 15% to as high as 18%. The loan from the lending club will go to consolidate all of them into one statement which will decrease my chances of over looking or miss placing a bill that might cause undesired consequences. Also the leading club is offering or I should say, the people in the community of the lending club are providing me with a better APR than what I currently have.

Member Payment Dependent Notes Series 501039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
501039	$15,000	$15,000	11.36%	1.00%	May 17, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 501039. Member loan 501039 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Pittsburgh Public Theater	Debt-to-income ratio:	20.27%
Length of employment:	3 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Pittsburgh Public Theater
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I will use this money to consolidate credit card fees associated with home remodeling. I recently purchased my first house, and am fixing up a few things before I move in. Thank you for your help! Borrower added on 05/05/10 > All of the work that I'm doing on my house is environmentally responsible, including insulating the attic, installing energy-star windows, replacing the old water heater and furnace with more efficient models, upgrading the window-unit air conditioners to a central system. Overall, I'm trying to make some environmental improvements to a 1920's era house.

A credit bureau reported the following information about this borrower member on April 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,794.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pittsburgh Public Theater and what do you do there?	Pittsburgh Public Theater is a LORT B (the second "tier" in terms of size, LORT A is the largest theater in New York City) resident theater, in the heart of the Cultural District in downtown Pittsburgh. PPT's website is ppt.org, if you're interested in seeing some of the work that we do, or what shows are in our season. I am the "master electrician", which means that I supervise the team of technicians responsible for installing and implementing the lighting for our shows. I hope that I've answered your questions. I didn't want to bore you with gory details, but if you'd still like more information, I could talk about my work ad nauseum, so just let me know what you'd like to know more about. Thanks for your interest in my loan. Evan
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	All numbers are rounded to the dollar. American Express, Blue - $4,634 (15.23%) American Express, Platinum - $3,622 (23.25%) Discover Card - $5000 (from a balance transfer) AT&T Visa - $3,648 (19.24%)
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortgage - $1014 Student Loans - $238 Car - $407 Food - apx $400 Misc - apx $500
Just a thought, your net pay and the expenses you list here plus your projected loan payment leave you pretty much zero margin for error/emergency. Are there any other adjustments to your personal financial plan that might reassure us that you will be able to repay this loan?	As it is, the interest payments that I make on my credit cards are very high. Initially, any reduction of costs pertaining to interest is better than no reduction at all. Having said that, I typically pay more than the minimum on my car, mortgage and student loans. If an emergency arose, I could legitimately make smaller payments to all of these debts without defaulting. Furthermore, as a young, professional, bachelor with a good job and healthy lifestyle, if the proverbial shit hits the fan, a tightening of the belt might be in order to further reduce my costs. All of this is within the realistic realm of possibility. Thanks for your interest in my loan.

Member Payment Dependent Notes Series 502164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
502164	$7,500	$7,500	7.14%	1.00%	May 18, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 502164. Member loan 502164 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	LexArts, Inc.	Debt-to-income ratio:	8.61%
Length of employment:	2 years	Location:	Lexington, KY

Home town:
Current & past employers:	LexArts, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I am a very responsible, dependable person. I am a hard worker. This loan can be seen as anything but risky on the part of the lender.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,962.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 503044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503044	$8,000	$8,000	16.07%	1.00%	May 18, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503044. Member loan 503044 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Contech Construction Products	Debt-to-income ratio:	3.13%
Length of employment:	5 years	Location:	Portland, OR

Home town:
Current & past employers:	Contech Construction Products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Most this money i'm planing to spend on dentist and $1800.00 to pay off my credit card with 26% interest. On my credit report i have only one time late payment on September 2005. My target in life to be honest, i feel good when people trust me. My monthly budget is: $45.00 for phone, $38.00 for internet, $42.00 for car insurance, $650.00 for appartment rent, $30.00 - $150.00 electric bill (Summer-Winter time). $200.00-$300.00 for credit card ( whith 26%, minimum they ask $46.00 in month). I'm working for same company almost 6 years, 2 years ago they give me new position to do maintenance, and give me good raise. Now, company want give me new position to operate mill, (make corrugated metal pipe in Hillsboro, OR) and thay say that they give me raise, and in this position i will work a lot over time, ( I'm single and don't have problem with that.) Last 2009 year, i make over $36,000.00 with overtime. I'm respect and trust this company and i'm working as mach as i can to prove this. Thank you.

A credit bureau reported the following information about this borrower member on April 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	67
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring a Borrowers d Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e, Revolving Credit Balance (RCB) total debt but not balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and a borrower provided brief narrative. I am interested to help fund your $8,000 Medical Expensescategory loan. I have 3 questions: (1) Brief description employer Comtech Construction Products? (2) Your position (Job/Role) for employer is? (3) If loan 100 pct funds, L C issues a 3-year note that has NO prepayment penalty. The length of time that you intend loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all THREE questions. Member 505570 U S Marine Corps-RETIRED sends 05.07.10 @ 6:25 AM.	Produce media filters for stormwater systems, produce draining sistem. My position is maintenance technision, i maintein all equipments at shop (belt, buckets,screw convayors, screeners, drayer, palletizer, all filling stations) I have CDL and somtimes i drive to get midia (Perlite, Compost) 1 to 2 years.Thanks

Member Payment Dependent Notes Series 508196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508196	$9,250	$9,250	10.25%	1.00%	May 14, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508196. Member loan 508196 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	New Hope Church	Debt-to-income ratio:	18.14%
Length of employment:	3 years	Location:	Ennis, TX

Home town:
Current & past employers:	New Hope Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I will be consolidating three credit card debts. The interest on the three cards is more than 15% on each one. Borrower added on 05/10/10 > My current employment is with New Hope Church in Ennis, Texas. I am the children's pastor and have been so for the past 3 years.

A credit bureau reported the following information about this borrower member on April 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,790.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at New Hope Church?	I am the children's pastor. I oversee all of our nursery, preschool, and elementary programs.

Member Payment Dependent Notes Series 508731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
508731	$24,250	$24,250	10.62%	1.00%	May 18, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 508731. Member loan 508731 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	M and S Technologies	Debt-to-income ratio:	8.37%
Length of employment:	5 years	Location:	SHELL, WY

Home town:
Current & past employers:	M and S Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,000.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is M and S Technologies and what do you do there?	Network Security Resellers/Consultants. Regional Sales Manager-5 years. Been working with the owner at other companies, etc for 11 years.
What is the major purchase?	Kitchen counters, equipment/vehicle upgrades/repairs
What are your other $ monthly costs (mortgage/rent, car, utilities, any CC and student loan payments, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Less than $3000/month. Not really comfortable with any more detail than that.
Of the $16,000 revolving credit balance, is that all credit cards? How much are you paying each month on credit cards, what is the total balance and what are the respective interest rates (e.g., Card 1: balance of $x, $y in minimum payments, at z% interest rate).	yes---I normally pay them all off every month or two, will be paying majority of this off in may and june.

Member Payment Dependent Notes Series 509946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509946	$11,000	$11,000	7.88%	1.00%	May 17, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 509946. Member loan 509946 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Brighthouse Networks	Debt-to-income ratio:	4.51%
Length of employment:	10+ years	Location:	SARASOTA, FL

Home town:
Current & past employers:	Brighthouse Networks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > my DTI is excellent. My credit score is great. I was going to take a loan against my car as secured loan but no one does this, which is why I came here. You will not regret this loan. Thank-you Borrower added on 05/13/10 > I am trying to consolidate both car and credit card into 1 payment so I can pay them off in 36 months instead of 48. My income, DTI , credit score will show I can afford this loan. Thank-you Borrower added on 05/14/10 > Thanks to all that have invested in the loan so far. Wanted to clarify the company I work for. Brighthouse Networks is the cable company down here where I live. We are a sister company of Time-Warner dealing with TV, internet, and phone. We have divisions peppered throughout the USA. Thanks again.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,340.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. By taking out this loan will you be saving money in reduced interest expenses? Do you have a plan to avoid accumulating new debt on your credit cards? Your answers are appreciated. Wishing you the best.	Type your answer here. Thank-you for your concern. Yes, I will be reducing debt. By taking out this loan, I will consolitate debt into one payment and reducing my car loan by one year. 36 months instead of 48. Thank -you for looking at my request
Can you please explain the 1 inquiry that is showing in the last 6 months? Thank you.	Type your answer here. Thank-you for looking at my loan? Not quite sure what you are asking about an "inquiry". Can you explain further?. My payment history is perfect. Thank-you again and looking forward for your business.
What is Brighthouse networks and what is your position there? Thanks.	Type your answer here.Thank-you for asking. Brighthouse Networks is the cable company down here in Sarasota and Manatee County, here in Florida. I am the technical supervisor. I over see 30 technicians. We are affiliated with Time-Warner Cable. I deal with every aspect of the cable industry. Cable TV, Analog TV, High speed internet, Telephone service. I am responsible for it all to work. Thanks again

Member Payment Dependent Notes Series 510102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510102	$3,500	$3,500	14.22%	1.00%	May 17, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510102. Member loan 510102 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,884 / month
Current employer:	Singleton Healy	Debt-to-income ratio:	12.95%
Length of employment:	1 year	Location:	Queensbury, NY

Home town:
Current & past employers:	Singleton Healy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,480.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you keep the same job after the move? What exactly is your job?	I am moving to get a new job, with better pay and benefits. I am a NYS licensed funeral director.
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	1-2 years, but with my new job has bonuses that can cover my loan, if i have the ability to pay it sooner i will.

Member Payment Dependent Notes Series 510363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510363	$25,000	$25,000	13.11%	1.00%	May 13, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510363. Member loan 510363 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,155 / month
Current employer:	U.S. Patent and Trademark Office	Debt-to-income ratio:	16.00%
Length of employment:	2 years	Location:	CLINTON, MD

Home town:
Current & past employers:	U.S. Patent and Trademark Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > My goal is to be able to clear my college debit and pay for it at a lower rate then what I already have. This is why I titled my loan Financial Freedom.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,236.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at the U.S. Patent and Trademark Office?	Director's Secretary
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Types Balancs APR's Bank of America Gold Loan(will) $11,039.60 19.99% Bank Of America Visa (won't) $ 1,917.24 18.99% Sears (won't) $ 563.60 23.24% Citi Diamond (will) $ 2,914.60 8.49% Citi Mastercard (will) $ 7,439.75 20.99% Bill Me Later (will) $ 2,153.40 19.99%
What is the loan going to be used for?	debt consolidation loan
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Car $250 Bi-weekly Insurance $142.00 Cell phone $126.00 Bank of America Gold Loan $11,039.60 19.99% Bank Of America Visa $ 1,917.24 18.99% Sears $ 563.60 23.24% Citi Diamond $ 2,914.60 8.49% Citi Master Card $ 7,439.75 20.99% Bill Me Later $ 2,153.40 19.99% Rent $200 (Family member, no utilities)
I am investing a small amount but considering adding more. Why does your revolving credit balance as reported by the credit bureaus not reflect your full revolving credit card balance? What type of degree did you get and when?	It is only showing my revolving credit and not the other two accounts that I have. There not considered revolving so they will not appear on the report.They are two loans that I recieved for school with Bank of America and Citibank and since the credit card hike my APR has shot up over 20 percent. I recieved a BS in business management in 2009.
Are you a standard GS employee or are you being compenstated an independent contractor? If GS, what is your level/rank?	I'm a GS employee 8/3. I have been here for close to fours years. I was a contractor for two of those years and switch to a permanent employee January 21 2009.
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.10.10 @ 1:21 PM.	The payment plan I was given was for three years and if I decide to pay extra to complete the loan sooner then I can. I hope this answers your question.

Member Payment Dependent Notes Series 510373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510373	$6,000	$6,000	7.88%	1.00%	May 14, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510373. Member loan 510373 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	PA Leadership Charter School	Debt-to-income ratio:	15.33%
Length of employment:	4 years	Location:	West Chester, PA

Home town:
Current & past employers:	PA Leadership Charter School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Will use loan to pay off higher interest loan. Credit score is 760. Very stable job as an educator for the past 24 years.

A credit bureau reported the following information about this borrower member on April 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,453.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that there were 5 inquiries into your credit over the last six months. Do you know to what these are in reference? Your answer is appreciated. Wishing you the best.	1 request was from myself to review my credit report. I do this once a year to make sure everything is accurate. 1 request was for a JC Penny charge card which does not have a balance due on it. The other requests were because I was seeking this loan but didn't know about Lending Club at the time. If I had known about Lending Club I would have started here first and, thus, avoiding the other credit inquiries. This is a great question. Thanks for asking for the clarification!
FYI: self inquiry (pulling your own credit) does not generate an inquiry.	Skiptracer, Thank you for the clarification. I didn't realize that. Thanks Again! Steve

Member Payment Dependent Notes Series 510464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510464	$20,000	$20,000	13.85%	1.00%	May 14, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510464. Member loan 510464 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,100 / month
Current employer:	BT Mancini Company	Debt-to-income ratio:	20.10%
Length of employment:	1 year	Location:	San Ramon, CA

Home town:
Current & past employers:	BT Mancini Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > We are looking to consolidate some high interest credit cards, as well as using some money for closing costs and new appliances for our first home. We greatly appreciate any help you could provide, and look forward to doing business with you. Thank you.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,480.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	CriticalMiss, thank you for the inquiry. We currently have around $10,000 in credit card debt. They are as follows: Southwest Visa (Chase) - $1,980 Amazon Visa (Chase) - $1,800.00 USAA - $4,880.00 Home Depot (GE Bank) - $1,100 Capital One Visa - $900.00 Total $10,660.00 as for the remainder of the loan, we look to use it for closing costs on a home purchase. We also look to buy an appliance as well as other small improvements. Thank you
Are you moving locally or long distance?	We are currently going through escrow on a home that is approximately 130 miles from our current location. Thank you
Have you provided Lending Club with your new address, contact info, and banking information? (Do not provide it here, only provide it directly to Lending Club) Will you have the same employer after you move?	We will provide the address when escrow closes. I will be employed with the same employer, just at a different location.
What will your mortgage payment be when you finalize the purchase of your house? How much money are you putting on the down payment? Will you be changing the bank account that you've used to verify this request with Lending Club?	Our mortgage payment will not be much more then we are paying now. As for changing bank accounts, no we will be keeping our original account.
Hi, could you please provide some info about your position at BT Mancini Company? Title, job security, etc. Also, since you said "we", are you the sole wage earner for the family? Such info helps potential investors feel more secure in their investments, so it may make you a more attractive borrower. Thanks in advance.	I'm in sales, and yes I have job security with my position. I am the sole wage earner. To help bring in more income my wife also has just started working a full time job.
If loan 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for time length question answer. Member 505570 U S Marine Corps-RETIRED sends 05.06.10 @ 2:23 PM.	Thanks for the question, and your service. We look to possibly pay back unused funds as soon as possible. But worst case scenario it would be 3 years.
1 - What was previous job since current job is only 1 year and how long were you there?	I have been in the Army for 11 years and have been activated numerous times. I used to work for a construction company for about 4 years doing commercial building design.
Thank you for your prompt reply. Since Military borrowers are my top priority, I will be honored to help fund your loan. Thank you for your service to our great country.	Thank you Grandma. Im proud to be a part of it.

Member Payment Dependent Notes Series 510546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510546	$20,000	$20,000	13.85%	1.00%	May 13, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510546. Member loan 510546 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	change 1 child inc	Debt-to-income ratio:	18.63%
Length of employment:	2 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	change 1 child inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	13
Revolving Credit Balance:	$12,189.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is change 1 child inc and what do you do there?	it is a non-profit organization and I and the executive Director.
Will this loan replace all of your debt? What are your projected $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	the loan will replace my Credit Card debt.

Member Payment Dependent Notes Series 510604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510604	$20,000	$20,000	13.11%	1.00%	May 13, 2010	May 14, 2013	May 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510604. Member loan 510604 was requested on April 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Liskow & Lewis	Debt-to-income ratio:	19.34%
Length of employment:	10+ years	Location:	New Orleans, LA

Home town:
Current & past employers:	Liskow & Lewis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/30/10 > Please let me know whenit hits my account. Thanks

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	48
Revolving Credit Balance:	$30,157.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Liskow & Lewis and what do you do there?	Type your answer here. Liskow & Lewis is a law firm and I am the HR Director there.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. The balances are as follows: Bank of America = $8600 Chase Visa = $6,000 and and Discover = $6000. This will pay off all of my credit card debit. High Balances due to some medical and dental expenses.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your job description with Liskow & Lewis? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Please comment on your Delinquency 48 months ago. 5) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	Type your answer here. I have no delinguency notices now nor have I had them. This loan is just a consolidation of credit card balances that have increased interest on them.
What debts do you have in addition to the Bank of America = $8600 Chase Visa = $6,000 and and Discover = $6000 that you listed so far?	Type your answer here. Those are the only outstanding debts I have incurred.
More thorough answers gets quicker funding. FYI	Type your answer here.Thanks for the headsup.

Member Payment Dependent Notes Series 510735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510735	$10,000	$10,000	7.51%	1.00%	May 14, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510735. Member loan 510735 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	EBSCO Publishing	Debt-to-income ratio:	18.24%
Length of employment:	< 1 year	Location:	PLAISTOW, NH

Home town:
Current & past employers:	EBSCO Publishing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > We are building a new deck and sprucing up our back yard for the summer. Borrower added on 05/04/10 > We got married, and had a baby a year later, so now that we are home more we decided it's time to make a nice backyard for our son. I am fortunate enough not to have a rent or mortgage payment, so borrowing some money to invest in our home makes sense to me right now. I have never been late on a payment for anything, and have few personal bills. I work for a reputable, stable company, and look long term at employment. I was at my previous company for 6 years and made a switch for more stability now that I have a son. Borrower added on 05/09/10 > Thank you to everyone that has invested so far! We are getting excited about our new deck and yard. We plan to take down some trees that are in rough shape and have the back yard graded out, and finish up with a deck. The weather is getting nice so we are very anxious! Thanks again!

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,760.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is EBSCO Publishing and what do you do there? Where did you work previously?	Type your answer here. Hi, EBSCO Publishing is a database aggregator that loads data onto online databases for online researchers in libraries. I work as a permissions representative so I actually go the publishers and seek permission to use their content on the databases. I worked in heathcare staffing for 6 years at the same company. I had a baby in December, and with the economy the market in healthcare staffing was up and down so I decided I needed something more stable.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	Good Morning, No, I do not owe any mortgage on my house, yes I am on the deed, and no I do not have a HELOC. Thank you for your question! Allison

Member Payment Dependent Notes Series 510753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510753	$6,000	$6,000	7.51%	1.00%	May 14, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510753. Member loan 510753 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,500 / month
Current employer:	holman ford	Debt-to-income ratio:	18.47%
Length of employment:	10+ years	Location:	woodbury, NJ

Home town:
Current & past employers:	holman ford
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,273.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What exactly will this loan be used for? Thanks.	i am looking to purchase a boat

Member Payment Dependent Notes Series 510757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510757	$18,000	$18,000	9.88%	1.00%	May 17, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510757. Member loan 510757 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Baker Tilly	Debt-to-income ratio:	16.45%
Length of employment:	2 years	Location:	Milwaukee, WI

Home town:
Current & past employers:	Baker Tilly
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > My fiance and I got engaged in February and are planning a small destination wedding this December in New York (approx. 20 family members), and plan to hold a larger reception for local family, friends, and co-workers in January 2011 (approx. 200 guests). We have toured all venues and are currently in the process of placing first deposits on event spaces, caterers, etc. Due to the short engagement and upcoming payments, we would feel more comfortable taking a loan out rather than forcing our families and ourselves to empty out retirement savings or begin aggressive savings plans. We hope to plan the wedding as stress-free as possible, and applying for a loan would ensure piece of mind that all payments can be made timely, without the stress of living on a shoestring budget up until the wedding, and without the high interest rate of credit cards. As background, my fiance and I work together at Baker Tilly, an accounting and advisory firm. He has been with Baker Tilly for 3 years as a CPA and I for 2 as the Office Manager. Combined we make just over $108K annually. Had we a longer engagement, I would not doubt we could save enough money for the wedding. But since we are getting married in 7 months from today, we are looking to borrow $18K of the $30K it will cost for the entire wedding (New York and home). Feel free to send any questions regarding this loan my way, and I will be more than happy to answer them!

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,730.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My fiance and I live together, and post-tax our take-home is approximately $5600/month. That said, our monthly costs are as follows, split between the two of us: *Mortgage - $1275 *Cars (2 loans) - $700 *Car Insurance - $150 *Utilities (gas/electric) - $150 *Water/sewage - $50 *Student Loans - $250 *Cell Phones - $150 *Cable/Internet - $140 *Food - $300 *Credit Cards - $350 *Gym - $40 Total remaining funds at the end of each month = $2045. Hope that answers your question!

Member Payment Dependent Notes Series 510779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510779	$7,200	$7,200	14.22%	1.00%	May 14, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510779. Member loan 510779 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,875 / month
Current employer:	deCarta Inc	Debt-to-income ratio:	2.02%
Length of employment:	< 1 year	Location:	SAN JOSE, CA

Home town:
Current & past employers:	deCarta Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I've relocated to Silicon Valley to work as a Systems Administrator. Coming from Michigan has been a huge step up. I'm well-established at my job, and have already vastly exceeded the rather low bar set by my predecessor. However, I'm saddled with the rent payments on my old apartment through the end of the lease term, as the contract requires payment of rent through the end of the lease with no release provisions. Paying two rents every month has been unpleasant. I have 7 months left on the old apartment. This loan will let me pay off the rent, and spread the payments out to make paying it off much easier. This also guarantees my long term financial well-being. Once the old lease has expired, I will be able to accelerate loan repayment. I anticipate paying off this loan at least 6-12 months early.

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	18
Revolving Credit Balance:	$1,399.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is deCarta Inc and what do you do there?	deCarta (www.decarta.com) is a mapping solutions provider. Our software provides APIs and data processing backends to access indexed map data (such as finding addresses, finding GPS coordinates, finding nearby Points of Interest, and trip routing). Our software is distributed in two ways: purchase licensing, and Software As A Service. As an Operations Systems Administrator it is my responsibility to guarantee our systems are highly available (we commit to a minimum uptime of 99.5%) for our SAAS customers. I'm very good at my job, and my coworkers would agree.
How much was the rent on your old apartment and what are your current monthly expenses?	My old rent is $800/mo. My expenses (including this rent expense) leave me at just about net positive cash flow monthly. By financing this contractually obligated rent cost, I can increase my monthly cash flow into solidly positive territory. This increase my financial security, thus facilitating my ability to repay this loan successfully (and ahead of the amortization schedule). I feel that only being slightly net positive monthly leaves me too vulnerable to any unexpected large expense (expensive vehicle repair, travel expenses for family emergencies, etc). By increasing my monthly net positive cash flow, I can protect myself against such eventualities, and therefore be a much better lending risk. After all, isn't risk assessment what lending is all about?
What was your prior position?	I was a student employee for the department at my university. I worked as a systems administrator in that part-time position. The pay wasn't great, but the work experience was invaluable. I learned at least as much doing that job as I did in all my classes.

Member Payment Dependent Notes Series 510794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510794	$10,000	$10,000	7.51%	1.00%	May 14, 2010	May 15, 2013	May 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510794. Member loan 510794 was requested on May 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Prime Advisors	Debt-to-income ratio:	11.17%
Length of employment:	< 1 year	Location:	Issaquah, WA

Home town:
Current & past employers:	Prime Advisors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/01/10 > I am looking to consolidate two high interest credit cards. Let me know if you have any questions. Thanks in advance for your help!

A credit bureau reported the following information about this borrower member on May 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,387.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Sure. US Bank Credit Card - $6,461.85 (14.99% APR) $934.79 (23.99% APR) Bank of America Credit Card - $1,305.33 ($14.99% APR) Rest of funds received would be paid back immediately. Other Debts - Citibank Student Loan - $14,988.32 (6.625% APR) Ge Money Financing - $442.11 (No interest, will be paid off by Aug 2010) Care Credit Financing - $354.40 (No Interest, will be paid off by Nov 2010)
What is Prime Advisors and what do ou do there?	Prime Advisors is a small investment firm that specializes in money management and fixed return investments for insurance companies. I work in the IT department helping to manage, maintain and troubleshoot our computer and technology systems.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	I have worked a few different jobs since graduating college. The first job was for a company called CI-Group which is a marketing company in New Jersey. I helped manage the computer systems there for about a year and a half. I lost that job when the economy turned south. One of the companies biggest clients was a real estate agency. I then got another job working on a 3 month contract with amazon.com maintaining and repairing servers in their data center. I had been told there was a good chance the job would go permanent but the contract ended right in the height of the financial crisis. After searching for a job for 3 months, I took a cut in pay for a job with JD-Technologies which is a computer consultant business. I would go to several businesses a week to help maintain their systems. I was there for 7-8 months. I left that job for my current job because my current job had much better pay, benefits and environment. Plus there is a lot more opportunity to learn new technologies. I plan to stay at this job for a long time. In summary, the only reason I have had several different jobs is because of the economy. And my current employer is relatively unaffected by fluctuations in the economy.
It sounds like you have been very responsible in keeping income flowing in order to pay your bills and maintain your excellent credit rating. Congrats on that. And congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	Hello. Yes, I am single and the only person/ wage-earner in my household. I take in about 3100 a month after taxes. I usually have bills amounting between 2000 and 2500 per month. Any extra goes towards debt payment. I also put 5% of every paycheck into savings. Savings is currently at 557 dollars and grows by about 150 every month. (I recently used some savings for a dental surgery) In case of loss of income, I would first rely on unemployment to pay any bills that affect my credit rating. I then would use savings if needed. Unemployment income has really saved me in the past and I would expect that it would be there for me again if needed. Long term, my goal is to have my savings account be my insurance against loss of income.

Member Payment Dependent Notes Series 510886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510886	$10,000	$10,000	7.14%	1.00%	May 14, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510886. Member loan 510886 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	Dakota Retail Technologies	Debt-to-income ratio:	10.97%
Length of employment:	5 years	Location:	SIOUX FALLS, SD

Home town:
Current & past employers:	Dakota Retail Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > Home improvements like fence, irragation system.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,589.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Given your monthly salary and the monthly payments on this loan, will you be able to pay back this loan? Perhaps you can give us an idea of your expenses. Besides your mortgage do you have any other major debts? Your answers are appreciated. Wishing you the best.	My wife an I applied for this loan jointly through Lendingtree so I'm not sure why here info didn't appear after all was said and done. We have a combined income of $78,400.

Member Payment Dependent Notes Series 510921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
510921	$25,000	$25,000	19.04%	1.00%	May 17, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 510921. Member loan 510921 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Owensboro Medical Health System	Debt-to-income ratio:	11.82%
Length of employment:	6 years	Location:	Owensboro, KY

Home town:
Current & past employers:	Owensboro Medical Health System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > Business loan for marketing new product Borrower added on 05/04/10 > new, patented respiratory care product

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	43
Revolving Credit Balance:	$10,556.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower Profile (ID, Employer-Time Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals- Revolving Credit Balance (RCB) total debt but not balance owed to credit grantees Amex, Home Depot, MC, Visa, et al); and an borrower provided brief narrative. I am interested to help fund your $25,000 Small Business category loan. But first my FOUR questions: (1) Position (Job/Role) for employer Owensboro Medical Health System is? (2) Transunion CR reflects $10,556 RCB debt (74.30 pct usage). What $ payments per month paid on all of RCB debts? (Total $ actually PAID per month; NOT CC minimum $ payments DUE each month.) (3) Provide DETAILS about business (Start-up? Established? Productx? Services? Clientele to be tragerted? Etc.) A-N-D the PURPOSES how $25,000 (less the origination fees) is to be spent (Webiste? Inventory? Prepaid expenses? Marketing? Or What?) (4) If the borrower's pending "Credit Review" result is that loan "Approved" for issue and it later 100 pct funds, L C issues the 3-year note that has NO prepayment penalty. Intended Time Length loan remains active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? 2 to 3-years maximum? Thanks for answers FOUR questions. Member 505570 U S Marine Corps-RETIRED sends 05.04.10 @ 5:45 AM.	Answer 1) Respiratory Therapist & Educator 2) $553.00 Month into RCB Debts 3) I have 11 pending patents for respiratory therapy devices. My business partner and I have an LLC. We have a web site and an established manufacturer with product being produced at this time. The target market are acute care medical facilities( ICU's, ER's, OR's mainly) & emergency medical services. There is nothing on the maket that does what our product does. We have a website. We have adds in Respiratory magazines. We have sample requests and are meeting these requests. We have featured video of 1st product on DVD for distribution. The largest trade show for Respiratory Therapist and Physicians is this month. There will be approx. 20000 Therapists and physicians from all over the country in attendance. We will use 1/2 of loan for the show and 1/2 toward marketing in other venues. 4) We will absorb the monthly payments into our monthly operating expences with the intention our running the full 3 years, but of course if our projected numbers are correct we may pay it off in 2 years. Thank you
What do you do at Owensboro Medical Health System?	Respiratory Therapist & Educator
Please describe what your loan will be used for. Also, please contact LC to verify your income, etc. How long to plant to take to repay this loan? Thanks!	1) I have 11 pending patents for respiratory therapy devices. My business partner and I have an LLC. We have a web site and an established manufacturer with product being produced at this time. The target market are acute care medical facilities( ICU's, ER's, OR's mainly) & emergency medical services. There is nothing on the maket that does what our product does. We have a website. We have adds in Respiratory magazines. We have sample requests and are meeting these requests. We have featured video of 1st product on DVD for distribution. The largest trade show for Respiratory Therapist and Physicians is this month. There will be approx. 20000 Therapists and physicians from all over the country in attendance. We will use 1/2 of loan for the show and 1/2 toward marketing in other venues. 2) We will absorb the monthly payments into our monthly operating expences with the intention our running the full 3 years, but of course if our projected numbers are correct we may pay it off in 2 years. Thank you
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES CHAIN-DELAYS. "Credit Review" for small business category loans usually takes loinger to complete than do other category loans because additional income documents required; the sooner you start the process the sooner the results. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED 05.04.2010 @ 10.55 AM ET.	Thanks
Please contact LC to verify your information and income. You will receive many more investors. Thanks!	It is in process. Thank you
I like your financial metrics and repayment plan, and will likely be investing in your loan app. However, would you mind verifying your employment and income with Lending Club? LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this. I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. Best of luck with your application and business plan!	Thank you. I have gotten it in process.
Thank you. Appreciate your efforts in the income verification regard. Since you mentioned you have a website for your product, would you mind disclosing the web address so investors can review it? Might help your marketing efforts since a few LC investors are also into venture capital and/or entrepreneurial minded.	LC web will not allow me to send the info. I tried but it was rejected.

Member Payment Dependent Notes Series 511053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511053	$8,000	$8,000	7.51%	1.00%	May 17, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511053. Member loan 511053 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Graham Packaging	Debt-to-income ratio:	13.58%
Length of employment:	10+ years	Location:	TIMBERVILLE, VA

Home town:
Current & past employers:	Graham Packaging
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,089.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Graham Packaging and what do you do there?	Type your answer here.Graham Packaging makes plastic bottles. I work on the molds.
Hi. What debts are you consolidating? Thanks.	Type your answer here.Discover and Chase

Member Payment Dependent Notes Series 511137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511137	$10,000	$10,000	11.36%	1.00%	May 13, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511137. Member loan 511137 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Correctnet	Debt-to-income ratio:	10.31%
Length of employment:	4 years	Location:	Brentwood, NY

Home town:
Current & past employers:	Correctnet
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,036.00	Public Records On File:	1
Revolving Line Utilization:	73.40%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Correctnet and what do you do there?	Correctnet is a company that provides tenure of enterprise collaboration and data management solutions to the financial industry. I currently work for the Accounting/HR department as HR Admin.
please explain the public record. thank you	The public record is a judgement. Due to bad administration of credit cards in the past. This record will be in my credit report i believe for 12 years. 2 more to go.
What is the loan for. I have Payoff Personal debt and Renewable Green Energy	The loan is to payoff a few credit cards. The renewable green energy was one of the option that was avaliable when I was first appling for this loan. Selected it mistakenly.
What is the balance and APR of the cards that you plan to pay off with this loan?	I'm planning to payoff 5 credit cards plus the balance in my car note: 1- $2800 - (12.90%) 2- 1800 - (27.90%) 3- 1400 - (14.7%) 4- 1400 - (22.8%) 5- 1000 - (24%) 6- 1500 - Car note

Member Payment Dependent Notes Series 511157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511157	$18,000	$18,000	10.99%	1.00%	May 14, 2010	May 16, 2013	May 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511157. Member loan 511157 was requested on May 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	Bechtel	Debt-to-income ratio:	10.00%
Length of employment:	10+ years	Location:	Pueblo, CO

Home town:
Current & past employers:	Bechtel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/02/10 > The purpose of this loaned is to payoff a credit card and give me a little bit of money to fix up one of my properties for resale. Once sold I will use the proceeds to payoff all of my other debts except this one and my mortgage. Currently the property is making money every month. I just need a little money to get it ready for sale ($3000). I bought it before the market was overpriced, and I have positive equity in it. Thanks for your interest in this loan. I'll be glad to answer any additional questions you may have.

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	29
Revolving Credit Balance:	$27,032.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bechtel and what do you do there?	It's an engineering company. We have a long term contract to build and operate a facility. Contract should last until 2018.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Pay Off Credit Card 1 Balance $15,000 @ 16% Payoff $11,500 Keep until home sale Credit Card 2 Balance $10000 @ 11% The remaining $3500 will be used to prepare second home for sale. I expect to sell it in 90 to 120 days.
What is the delinquency on your record about?	Good question and honestly I'm not sure. I checked my credit reports on TransUnion, Experian, and Equifax. None of the reporting agencies list a delinquency. This also did not come up the last time I purchased a house. I have always paid my debts, so this one is a bit of a mystery. The only thing I can think of is a hospital visit a few years ago. There was a dispute with the insurance company regarding the bill, but ultimately that was resolved.

Member Payment Dependent Notes Series 511258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511258	$22,500	$22,500	11.36%	1.00%	May 14, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511258. Member loan 511258 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	WellStar Health System	Debt-to-income ratio:	15.16%
Length of employment:	1 year	Location:	Acworth, GA

Home town:
Current & past employers:	WellStar Health System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Hello! Just wanted to give some background to my loan request. I am a registered nurse who has worked for over 10 years in the same field. I have very good credit and I've never not paid a bill! I own my car and I own property that were both paid off early. I've been paying on my mortgage for over five years with no problems as well. While I've usually carried a little credit card debt, this past fall I had a baby that had to spend two weeks in the NICU after she was born and had some residual health issues that didn't allow me to return to work for three months and cost us over $12K in medical bills. While I had budgeted for being out on maternity leave for a while, there was no indication that there were any issues with the baby, so I had no idea that was going to hit us. We survived on savings and credit, but now I'm ready to get those lines of credit paid off in a reasonable amount of time without giving all my money to the banks in interest charges. I appreciate your consideration and would be happy to answer any questions that you may have. Thanks!

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	64
Revolving Credit Balance:	$46,265.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is WellStar Health System and what do you do there?	WellStar Health System is a group of five hospitals in the Atlanta, GA area. I am a registered nurse and have worked in the neonatal intensive care area for the last ten years. For the last year and a half I have moved up to being the manager of the unit.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	All my revolving debt will be paid off with this loan. I have a personal loan balance of around 11,000 (APR 15%), and two credit cards with balances of 6500 and 5000 (APR around 19%). I would just like to have one monthly payment and decrease the amount of interest charges I am currently paying.
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	On a monthly basis my expenses would run as follows: my mortgage is $1200, utilities/phone/internet run around $500, insurance is around $150, food I would estimate to be around $600. My car is paid for and my kids are always with me, my husband, or other family so we don't have any child keeping expense.

Member Payment Dependent Notes Series 511300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511300	$10,000	$10,000	7.51%	1.00%	May 17, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511300. Member loan 511300 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	Med Tech Solutions	Debt-to-income ratio:	15.38%
Length of employment:	< 1 year	Location:	tulsa, OK

Home town:
Current & past employers:	Med Tech Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I am purchasing a mobile billboard truck, with advertisers already lined up. They will start as soon as the truck is purchased. I have a 788 credit score, and have budgeted to pay this loan off near the end of summer. The funds I am requesting will be used to purchase the truck, paint it and get it on the road. Thanks!

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,452.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Med Tech Solutions and what do you do there? Will you stay there after you start the mobile advertising?	Med Tech does repair, service and sales on medical equipment, mostly in the southern half of the united states, but all over. I work directly for the owner, he is an old friend, I do a little of everything for him personally, marketing, some sales, some administrative roles as well. I will keep my job, I may go part time, or I may have my brother drive the truck during the day.

Member Payment Dependent Notes Series 511358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511358	$22,000	$22,000	10.25%	1.00%	May 14, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511358. Member loan 511358 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	NYU School of Medicine	Debt-to-income ratio:	4.46%
Length of employment:	6 years	Location:	Astoria, NY

Home town:
Current & past employers:	NYU School of Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Thank you everyone for your interest and investments. I have been with my current employer for 6+ years in a very stable position, I have received 5 promotions in that time and just received another which i will start next week. Borrower added on 05/05/10 > I recently tied the knot and want to pay off my existing debt with one payment at a comfortable interest rate so I can focus on building my medical billing business. Medical billing is a business I have been in for 9+ years and have become very proficient in. I recently received my CPC and graduated class valedictorian in a class of 200 in the professional school I had attended. Borrower added on 05/10/10 > With this loan I will pay off All existing debt in order to make one automatic payment a month and have a lower APR. I also will make some additional payments in order to pay this loan within 24-27 months. My card balances are Citibank / $5400/14.99% AMEX/ $7900/ 15.21% Chase / $1100/ 17.24% Discover / $7500/ 18.99% Once again thank you for your interest.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,303.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at NYU School of Medicine?	Billing Coordinator
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello thank you for your interest. i have a debt/credit ratio of 24.3% and my DTI is 4.46% my APR's range from 14-19%.
So you're staying at NYU and, what?, expanding a free-lance side business? Do you have other people working the side business for / with you? What kind of money is your business bringing in? What kind of expenses go with that? How does paying off your existing debts help you focus on building your business? I'm interested in helping but a bit confused. Is this a debt consolidation loan or a small business loan?	Hello OldmanJim and thank you for your interest. I will be staying with NYU and continuing to move up. i am looking to start a medical billing business on the side and will add employees as the business requires them. Paying off my debts that are on a few higher interest credit cards will allow me to focus on building my business because i will have my lending club payment just once a month and will be automatic so i do not have to worry about making payments to CC at various times. This is debt consolidation loan just so my finances can be simply organized.

Member Payment Dependent Notes Series 511371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511371	$15,000	$15,000	9.88%	1.00%	May 17, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511371. Member loan 511371 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Leslie S. Kaya, CPA	Debt-to-income ratio:	10.65%
Length of employment:	9 years	Location:	Honolulu, HI

Home town:
Current & past employers:	Leslie S. Kaya, CPA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I would like the lower fixed rate loan to eliminate all my credit card balances at much higher rates. My monthly income after taxes is between $1800 - $1900, while my monthly expenses are at most between $800 - $900. This leaves me more than enough disposable income to more than pay the monthly payments.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,347.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Leslie S. Kaya, CPA?	I am an bookkeeper/accountant.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	The debts that are being refinanced are for 5 credit card balances with interest rates ranging from 14.95% APR to 21.85% APR. This is all my outstanding debts with a total balance of around $12,000.00.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	One GE Money card is about $500 balance which will be paid off in full this month. Second GE card is about $2100 with an APR of 24.5%, where I make payments ranging from $150 to $200. Bank of America is about $7000 with an APR of 19.85%, where I make payments ranging from $400 to $1000. Another card is with a local bank with a balance around $2400 at 12.25% APR, where I make payments ranging from $400 to $800.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	The debt was accumulated during my time out for a few months on TDI last year. With only 52% of my pay during that time the credit cards were able to cover large "one time" medical expenses. Now I'm back full time at work. My fixed monthly expenses are $500 a month. There are no other debts other than the credit card balances that I have previously listed.

Member Payment Dependent Notes Series 511401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511401	$12,250	$12,250	13.11%	1.00%	May 14, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511401. Member loan 511401 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,777 / month
Current employer:	Two River Community Bank	Debt-to-income ratio:	22.90%
Length of employment:	4 years	Location:	ASBURY PARK, NJ

Home town:
Current & past employers:	Two River Community Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Thank you for your interest. My purpose for this loan request is to consolidate 3-4 high interest rate credit cards. The average APR exceeds 20%. Having one payment at a lower fixed rate is better. Please review my credit details. I have a good credit score with no delinquencies or adverse conditions. I am a recent BA in Business Administration/Management/Marketing graduate. My current employer has been my source of income throughout college; I have been with the company full-time for 5 years this fall. I welcome questions and will try to reply within 24 hours. Thanks again for your interest.

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,026.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Thanks for your interest. Here is the breakdown of what will be paid off: 1. Credit Card/$4250/22.9% 2. Credit Card/$4900/19.0% 3. LOC/$3400/13.0% What will remain, only because I wasnt approved for the full amount of the revolving debt, are the following: 1. Credit Card/$300/9.0% 2. JCPenney/$412 3. Credit Card/$860/12% I chose to consolodate the cards with the highest balances and highest interest rates.
What is your job at Two River Community Bank?	Thanks for your interest. I am the Senior Residential/Consumer Loan Processor. I have been with the company for 5 years. The bank's max loan amount for personal unsecured loans is $2,500. Due to the Fair Lending Act, they could not make an exception to their guidelines regarding the max loan amount to fullfill my request.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	Thanks for your interest. There are no mortgages/liens on the property. The reason for me not pursuing a home equity credit facility is that there is another owner on the property who wishes to keep the property mortgage free.
Thanks for the last response. Is your name on the deed/title to the house, or is the title in someone elses name? If in someone elses, what is your relationship to that person?	My sister and I hold joint ownership of the property.

Member Payment Dependent Notes Series 511417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511417	$19,000	$19,000	10.62%	1.00%	May 14, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511417. Member loan 511417 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Chicago Public Schools	Debt-to-income ratio:	23.21%
Length of employment:	10+ years	Location:	Chicago, IL

Home town:
Current & past employers:	Chicago Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I had a couple of setbacks the last couple of years that put me in a bind. I had a car accident on Halloween 2007 and my truck was stolen this past New Year's Eve in New Orleans, LA. I want to be debt free again in 24 months!!!

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,534.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Chicago Public Schools?	Executive Assistant
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	I will continue to aggresively pay down my debt.
What are your back-up plans if this loan is not funded before cut-off date?	I will continue to aggresively pay down my debt.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	Visa Card - $1,000.00 @28.99% interest and monthly payment of $26.62 Chase Visa - $3,305.62 @ 19.24% interest and monthly payment of $73.00 Chase Visa - $9,010.00 @ 19.24% interest and monthly payment of $190.00 Discover - $5,940.00 @ 15.99% interest and monthly payment of $119.00
So you will pay all this card debts with this loan? Any plans to put charges on those cards again while your loan is under payment? Because your loan payment will be around 600/mn and your current card payments shows nearly 400/mn.	Yes, I am. I am not planning on putting any charges on these cards and I am going to try to pay it off early.

Member Payment Dependent Notes Series 511422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511422	$1,500	$1,500	7.14%	1.00%	May 13, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511422. Member loan 511422 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	van galder bus co.	Debt-to-income ratio:	4.80%
Length of employment:	4 years	Location:	janesville, WI

Home town:
Current & past employers:	van galder bus co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	58
Revolving Credit Balance:	$5,588.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 511440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511440	$15,000	$15,000	13.85%	1.00%	May 17, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511440. Member loan 511440 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	apple metro inc	Debt-to-income ratio:	5.10%
Length of employment:	3 years	Location:	yonkers, NY

Home town:
Current & past employers:	apple metro inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/03/10 > good afternoon, i need my loan as quick as possible to pay stuff off and remodel. I have a stable job for 3 years making 36,000 a year. I can pay off the loan with no problems at the rate given. If the rate can be given at a lower rate it will be better, if not what was given is fine. My monthly budget for the loan is no more then 511.00 a month given, I honestly need this money ASAP please. please contact me as soon as my loan is ready. thanks. Yakira Borrower added on 05/04/10 > this loan will be used to help pay off credit cards i have open and use towards remodeling a business i am trying to open. So as you can see, i need your help getting this loan approved ASAP. I will really appreciate if it be funded to me by the end of May. Thanks so much!!!

A credit bureau reported the following information about this borrower member on April 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,936.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is apple metro inc and what do you do there?	Apple Metro Inc. is the Corportate office for all the Applebees in New York. We are located in Harrison, New York. I started working for the company 3 years ago as the Receptionist and 1 year after working there got promoted to Accounts Payable. I currently process paperwork for 10 of our stores along with processing our weekly sales reports.
If loan 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for time length questions answer. Member 505570 U S Marine Corps-RETIRED sends 05.06.10 @ 2:23 PM.	my goal is to pay the loan off before the 3 years. After my loan is paid off in full there's no need for anything to stay active. Does this answer help? I had a little trouble understanding the question.

Member Payment Dependent Notes Series 511441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511441	$8,500	$8,500	10.62%	1.00%	May 13, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511441. Member loan 511441 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	n/a	Debt-to-income ratio:	7.80%
Length of employment:	n/a	Location:	Seattle, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,367.00	Public Records On File:	1
Revolving Line Utilization:	61.90%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Type your answer here. Social security and pension from the Boeing Company
Please list revolving credit (amounts and rates) that you are refincing	These are approximate but are within $10 - $20 dollars of the actual amount Visa ................................875.00 ..........% 16.99 Mastercard..........................2587.00..........% 19.99 Discover..............................3650.00..........% 0 at this time
Why would you want to borrow money from Lending Club at 10.62% to pay a card with 0%???	The rate goes to 19.+ % this month. The "0" rate was and introductory rate and expired at the end of April...
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	I've already listed my credit cards, the amount I owe on each and the interst rates. Other then that, I have no investments nor emergency funds, I'm retired from the Boeing company after 25 years. My wife has a small retirement of approximately 1200.00 a month. Our combined yearly income is 44,000 a year.
Can you list your monthly expenses?	Total expenses per month, food, utilities, transportation, medical etc....about 500.00. This is a rough estimate. Really don't know what my monthly expensesare other then hard expeneses, credit cards, phone, medical, etc
Most lenders think that you should figure out your monthly budget before even applying for a loan. Please list a rough estimate of each of your monthly expenses. Thank you!	To whom it concerns: In one way or the other i have provided a rough estimate of all of my expenses and they have been made available by answering all of the prior questions asked of me. Please review all quesions and answers provided. I think this will satisfy your request.

Member Payment Dependent Notes Series 511579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511579	$12,000	$12,000	13.11%	1.00%	May 18, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511579. Member loan 511579 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	J and B Restaurant Partners	Debt-to-income ratio:	18.93%
Length of employment:	10+ years	Location:	COMMACK, NY

Home town:
Current & past employers:	J and B Restaurant Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I have a very stable job and just need to get rid of some old debt on a couple of credit cards with high interest rates. Due to some medical issues i had to spend a bit of money on treatments and medications which just was added onto old debt from when I was younger. The monthly payment is not the issue...I pay them off, but as everyone knows with the high rates its so hard to get that balance down. I am trying to start saving more and hopefully this will help!

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	32
Revolving Credit Balance:	$23,864.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 'J and B Restaurant Partners' and what do you do there?	Type your answer here. J&B owns Friendly restaurants here on Long Island. I am a general manager of a single unit.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Type your answer here. I don't have my bill statements at the moment. However I did speak to someone previously to reduce some of the rates. The Chase cards are the ones primarily that have the highest interest rates and will be the ones that I would like to pay off in full.

Member Payment Dependent Notes Series 511586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511586	$24,000	$24,000	10.99%	1.00%	May 14, 2010	May 17, 2013	May 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511586. Member loan 511586 was requested on May 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,322 / month
Current employer:	IBM	Debt-to-income ratio:	3.72%
Length of employment:	9 years	Location:	New York, NY

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,901.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Credit Card 1/$9,800/17.99%/Will be paid back Credit Card 2/$3,400/19.24%/Will be paid back Credit Card 3/$800/19.49%/Will be paid back Borrowed money from family for car/$10,000/0%, but needs to be paid back now (originally bought the car two years ago for $20,000) Thanks for looking and I hope you think I am a good investment!
Could you please describe the debt you are wanting to consolidate?	Credit Card 1/$9,800/17.99%/Will be paid back Credit Card 2/$3,400/19.24%/Will be paid back Credit Card 3/$800/19.49%/Will be paid back Borrowed money from family for car/$10,000/0%, but needs to be paid back now (originally bought the car two years ago for $20,000) Thanks for looking and I hope you think I am a good investment!
What are your other $ monthly costs (mortgage, utilities, any debt/loans not paid off, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Rent: $950 Utilities, phone, etc: $500 Food, entertainment, etc: $500 The loan here will cover all my debts for $800/month
I'm interested in funding your loan. Would you please explain your profession at IBM? Thank you in advance.	I work in IT, helping our customers keep their systems up and running using IBM hardware and software. I have been working there for 9 years, so it is a stable job.
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I am the sole wage earner. My contigency plan is to withdraw money from my retirement account (which is much greater than this loan). I will have the payments automatically withdrawn.

Member Payment Dependent Notes Series 511760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511760	$4,000	$4,000	10.99%	1.00%	May 18, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511760. Member loan 511760 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,798 / month
Current employer:	folsom state prison	Debt-to-income ratio:	7.66%
Length of employment:	1 year	Location:	citrus heights, CA

Home town:
Current & past employers:	folsom state prison
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > help pay off high apr credit cards and make credit score go up, basically clean up my credit and my life

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,027.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please provide the balance(s), interest rate(s), minimum required payment(s) and your usual monthly payment(s) for the debt you will be paying off. Additionally please explain how you accrued this debt and what actions you have taken to avoid accruing more debt in the future. Thank you.	Type your answer here.i want to pay of at least 5 credit cards that have an apr of 20 % with balance totaling 3000, my min pay req. are from 15$ to 40$, i usually pay from 30 to 50 each month, i also have other credit cards that are around 13 % with a total of 1700, i accumulated this debt because of car repairs, medical bills, and i moved and had to buy furniture and a bed to sleep in, i have canceled all credit cards with high apr, i dont use any credit cards anymore, everything i buy is with cash only now. I just want to get rid of 5 or 6 credit cards and make one payment, i have a steady job, i get 4 step raises of 5 % every 6 month and 1 raise of 17% after i completed 2 1/2 yrs, i am getting 1 more step raise in jully, and my 17 % in december, plus the 15 % furloughs the state is still taking away, so i know money will not be an issue down the road.

Member Payment Dependent Notes Series 511796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511796	$1,500	$1,500	11.36%	1.00%	May 13, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511796. Member loan 511796 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,417 / month
Current employer:	tower insurance companies	Debt-to-income ratio:	4.72%
Length of employment:	2 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	tower insurance companies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > vacation Borrower added on 05/11/10 > vacation I have very little debt - trying to build up credit- my company is growing rapidly - very secure job position.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	16
Revolving Credit Balance:	$301.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 511819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511819	$7,000	$7,000	15.70%	1.00%	May 13, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511819. Member loan 511819 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,950 / month
Current employer:	vidpro corp	Debt-to-income ratio:	4.97%
Length of employment:	5 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	vidpro corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,253.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Vidpro and what do you do there?	is a warehouse that supply camera accessory i do shipping and receiving for over 5 years
What is vidpro corp and what do you do there?	this is a warehouse i do shipping ans receiving for over 5 years
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	hi i have 3 credit card total of about $4500 and some other debt i will see which one will be the best to pay off thanks
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	hi i have 3 credit card total of about $4500 and some other debt i will see which one will be the best to pay off thanks
Please contact LC to verify your income, etc. How long to plant to take to repay this loan? Thanks!	i plan to pay this before 36 month

Member Payment Dependent Notes Series 511838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511838	$8,500	$8,500	7.51%	1.00%	May 13, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511838. Member loan 511838 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Olde Mill Resort	Debt-to-income ratio:	20.71%
Length of employment:	3 years	Location:	Dugspur, VA

Home town:
Current & past employers:	Olde Mill Resort
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > This loan is for a Suzuki Boulevard M109R Cruiser.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,131.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Olde Mill Resort and what do you do there?	Type your answer here. It is a Golf/Vacation home resort in the Blue Ridge Mountains We also have condo's and houses to rent. www.oldemill.net will give you a better idea of what we are. I run the Restaurant and everything that deals with food or beverage.
What kind of motorcycle	07 Suzuki M109r with 11,000 miles on it

Member Payment Dependent Notes Series 511853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511853	$19,200	$19,200	11.36%	1.00%	May 17, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511853. Member loan 511853 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Dean Foods	Debt-to-income ratio:	19.34%
Length of employment:	4 years	Location:	Windsor, CO

Home town:
Current & past employers:	Dean Foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > This will be used to consolidate my higher interest rate credit cards (19% and 24%) and get them paid off. I have a very secure job, an annual bonus of 20% of my salary, and can guarantee I will not default on this loan.

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$228.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dean Foods and what do you do there?	Dean Foods is the largest dairy company in the country. We provide both branded and private label products to consumers, retail and foodservice customers. We own a good deal of regional dairies across the country, as well as the branded products Horizon Organic, Silk Soymilk and International Delight coffee creamers. I manage all of the research and development for our regional branded and private label businesses, including new product development and existing product maintenance. This particular portion of our business is the largest piece, at about 2/3 of the overall business portfolio.
Since this is a personal loan to consolidate your credit card debt and so that I may understand your needs better, please itemize each card, the amount of debt on each, and the current APR's on them. Thank you.	American Express - $10,100 outstanding, 24% APR Chase Visa - $9,000 outstanding, 21% APR
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	American Express - $10,100 outstanding, 24% APR Chase Visa - $9,000 outstanding, 21% APR Both will be paid in full with this loan.
On the credit report, there is only $228 in revovling credit balance. What are the credit cards that you are consolidating?	American Express - $10,100 outstanding, 24% APR Chase Visa - $9,000 outstanding, 21% APR Both will be paid in full.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortgage: $1300 Car: $400 Phone: $80 Internet/Cable: $70 Gym: $60 Student Loan: $300 Water: $40 Electricity: $40

Member Payment Dependent Notes Series 511889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511889	$20,000	$20,000	10.25%	1.00%	May 18, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511889. Member loan 511889 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Perimeterwatch Technologies	Debt-to-income ratio:	11.35%
Length of employment:	3 years	Location:	elmhurst, NY

Home town:
Current & past employers:	Perimeterwatch Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I really need a loan to pay for my wedding. Borrower added on 05/04/10 > Wedding Expenses

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,196.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Perimeterwatch Technologies and what do you do there?	It is an IT security company and i am a security engineer there.
Will your wife/husband be working to help with life's expenses? What is their salary?	Yes she will be helping.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	None. The loan is just for the wedding.

Member Payment Dependent Notes Series 511908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511908	$10,000	$10,000	9.88%	1.00%	May 18, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511908. Member loan 511908 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Technicolor Creative Services	Debt-to-income ratio:	19.27%
Length of employment:	3 years	Location:	Panorama City, CA

Home town:
Current & past employers:	Technicolor Creative Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I have 4 C.C.s that I'd like to consolidate. Most importantly, the transmission in my car died about a month ago so about 25% of this loan is going into fixing it rather than getting a new vehicle, I would much rather get all my debt into a single payment and my car fixed than acquiring a $16K+ debt that would come with a new vehicle. Borrower added on 05/05/10 > I have 4 C.C.s that I'd like to consolidate. Most importantly, the transmission in my car died about a month ago so about 25% of this loan is going into fixing it rather than getting a new vehicle, I would much rather get all my debt into a single payment and my car fixed than acquiring a $16K+ debt that would come with a new vehicle.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,808.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Technicolor Creative Services and what do you do there?	TCS is a post production company where we deal with movies, television shows, documentaries, etc. I'm a quality control operator that checks out elements (tapes, dvds, etc) before they go out to the client.
1. What is your current position with Technicolor and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Quality Control Operator, check elements before they go out to the client, ie: DVDs, tapes, etc. The company before was Sunset Digital and I left because I got an offer from Technicolor. Was at Sunset for 4 years and have been with Tech for 3. Single, dirt cheap rent, car payment $200 (although some of the money borrowed will go to fixing my transmission which went out about a month ago). 4 cc cards, 1 under 2900, 1 under 2500, 1 under 2K & 1 @ 1500, again the rest goes into fixing the transmission in my car. I got a credit score higher than 725 so I think it speaks for itself when it comes to how confident I am about paying this loan back, but if not, well I am VERY confident about paying it back :)
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Actually all 4 will be paid (or at least that's the plan). All of them have a higher APR than what's been offered through LClub, 2,500 on one (bigger bank), 1,700 (credit union), 1,500 (another bigger bank) & 2,800 (yet another big bank). And the rest will be used to build a new transmission for my 2003 ford, which has been down for about a month now and I don't have the funds to fix the transmission and don't want to use the cards even more.
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	2-3 years as agreed with L.C.

Member Payment Dependent Notes Series 511934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511934	$24,000	$24,000	14.96%	1.00%	May 17, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511934. Member loan 511934 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	GE	Debt-to-income ratio:	18.95%
Length of employment:	< 1 year	Location:	Cheshire, CT

Home town:
Current & past employers:	GE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Over an 8 year period I accrued some $30,000 in credit card debt while attending undergrad, and later, law school. The legal job market has been particularly difficult to break into (even the Harvard, Yale and Stanford kids are having trouble), but after nearly a year of searching, I have landed firmly in a fantastic position with seemingly endless room for growth, and a more-than-decent starting salary. I have paid off about $5k toward my debt in the past 4 months, however a large percentage of that money went toward interest. My average APR is somewhere near 26 percent, though I have not missed a payment in more than four years. I am wholeheartedly committed to paying down this debt in full within the coming 36 months. After that, I hope to become an investing member of LendingClub. If you have any questions or would like further details, please ask! Thank you for having faith in me. Borrower added on 05/04/10 > In an attempt to make this process as easy as possible, I have read through many current loan applications that are undergoing funding. I've found that lenders often would like to know the names, balances, and APRs of cards that borrowers intend to pay down/pay off with the loan funds received from LendingClub. To that end, I have placed that information below. LENDER BAL APR MIN PYMT Time to Pay off@ MIN PYMT Discover $4,425 @29.99 - minimum $134 - 18 years Chase $5,725 @20.24 - minimum $154 28 years GM Card $10,727 @ 22.90 - minimum $311 29 years MBNA (BoA) $4,918 @26.24 minimum $153 25 years The total of my minimum payments on these cards is currently $752. I *always* pay at least this much, but sometimes more. For example, I paid an extra $2000 toward the above-referenced Discover card in February. In response, Discover (understandably) accepted the money and reduced my credit line by $2k. The new payment on the loan I am seeking from LendingClub would be under $900 per month. In just THREE years, I will have paid off 95 percent of the four loans found above. This will be accomplished simply by paying $150 per month above my current minimums! 3 Years through LendingClub vs. 20+ years through the credit card companies is a "no-brainer" for me. One last thing I would like to mention. I have noticed that LendingClub members often worry that a prospective borrower will pay off the loan ahead of schedule. At this time, it is my intention to take the full 36 month term to pay off the loan I am seeking. If I receive substantial raises over the next two years, I might then decide to accelerate repayment. Full Disclosure =) Thank you again. Borrower added on 05/05/10 > Edited to add: My loan payment--if granted--from LendingClub will actually only be $832/month. This is just $80 more than my current monthly minimums as described above. I had previously stated I would be paying $150 per month above my current monthly minimums, so this makes the LendingClub loan option even more advantageous! Borrower added on 05/07/10 > I have just submitted my pay stub and employment verification information to LendingClub Home Office. Hopefully they will update my status to verified/approved shortly!

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	31
Revolving Credit Balance:	$26,220.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I read your excellently prepared quite detailed narrative that basically provided answers to everything that lenders need to know in order to make an informed decision to participate in funding your loan. Advane thanks for your diligent efforts. Member 505570 USMC-RETIRED 05.05.2010 at 6:35 AM ET	Thank you for your comment. If there is anything else I could do which would strengthen my case in the eyes of potential lenders, I would appreciate suggestions! In fact, I was wishing there was a way I could designate a third-party to receive the funds and pay the listed loans off directly. That way investors would know I was not simply racking up further unsecured debt!
Thank you for the thorough description! The only question I have at this point, is which GE you work for?	Though I am highly leery of completely "outing" myself in a public forum, I suppose it is only fair as I am asking potentially hundreds of strangers to extend me an unsecured loan. I work for GE Corporate.
How much do you pay for your student loans and other expenses?	Student loans - $534/month for THIRTY years (28 to go), though this will drop a small amount in 1 year as my APR will be lowered by a single percentage point for history of on-time payment. Car - Zero (gift from grandmother), Insurance $60/month, Gas - ~ $160/month Utilities, Cell Phone, Internet, Satellite $450/month Renter's Insurance, Term Life insurance $65/month Rent (as in profile above) $800/month Groceries, Eating Out - $400-500/month Professional Fees/Memberships/Continuing Ed ~100/month if averaged over a year Veterinary Care & Pet Food for various animals ~$75/month if averaged over a year
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES CHAIN-DELAYS. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED 05.05.2010 @ 12.25 AM ET.	I just verified my checking account about an hour ago, and will initiate the "Credit Review" with LendingClub Home Office later today, hopefully. Thank you again for your helpful comments.
Attorney, me again. After Home Office Credit Review Team verifies your employment and income when the loan fully-funds net proceeds MUST be deposited into your designated bank account. Sorry, no other third party designees are permitted to receive funds. It's your responsibility to payoff the outstanding debts. Member 505570 USMC-RETIRED 05.05.2010 at 12:27 PM ET	I understand. I was just wondering aloud whether lenders would be more willing to lend if there was some third-party mechanism that guaranteed the funds from LendingClub would be put toward the outstanding credit card balances, like when a credit card balance transfer from one company to another is done. I thought it might instill more faith, but can see how administrative costs, among other issues, might prevent this. Thanks!
I have no questions - just wanted to commend you for your preemptive and informative posting and to tell you that I will be contributing to your loan.	Thank you for the words of encouragement.
How secure is your position being that you're a new employee? If you were to lose your job what would you do to pay the loan? Thank you	I feel my position is very secure. I receive consistently positive feedback and my role has continued to expand. Additionally, the number of people with my particular background and qualifications is relatively low when compared to legal practitioners as a whole. Getting "in the door" was the biggest hurdle. If I were to be laid off at some point in the future, I would have my student loans ~500/month @ ~5%APR placed in deferment status in order to continue repaying this note at the significantly higher APR it represents. Further, I would work diligently to find employment elsewhere, regardless of the type of job. I am not "above" doing any type of work if it will enable me to continue to meet my obligations.
how long do you plan to take to pay off this loan? Thanks!	I plan to take the entire 36 month term, unless I receive substantial raises over the next two years. In that case I might accelerate repayment. Two years, minimum. Thanks!
No Questions. Just a big thank you for your excellent loan description. If only all borrowers would be as thorough! So even though you are a 'lawyer' I will help fund your request :-)	Thank you for helping to fund my loan!

Member Payment Dependent Notes Series 511961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
511961	$13,000	$13,000	14.22%	1.00%	May 14, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 511961. Member loan 511961 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	University of Florida	Debt-to-income ratio:	10.70%
Length of employment:	3 years	Location:	Gainesville, FL

Home town:
Current & past employers:	University of Florida
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Duties at my job: ~Communication Coordinator ~Coordinate GRT Unit Grants Specialists Meetings ~Coordinate GRT Staff Meetings ~Assist in Development of the GRT Wiki ~Assist in Print Material Preparation ~Assist in Building Tutorials/Lesson Modules in Adobe Captivate ~Develop Flow Charts in Microsoft Visio ~Maintain GRT Office SharePoint ~Maintain GRT Meetings SharePoint ~Assist in Award Data Requests ~Log and Assist with Incoming Proposals Borrower added on 05/05/10 > I plan to use the loan funds to consolidate my revolving credit balances. Along with my cash on hand I will be carrying no balances on my credit cards. I am very honest, trustworthy, and creditable. I have appropriately managed my credit since 2004 and have always paid my debts. I have worked with the University of Florida for 3+ years. I have a great relationship with my Boss and co-workers. I have positioned myself in my job to be indispensable as I have taken on essential responsibilities. I have a very stable job. I have been recommended by several co-workers on LinkedIn.com. Below you will find my three recommendations. I have replaced my real name with "American Investor." "American Investor worked tirelessly in this position. He put in long hours, and always kept the best interests of the students in mind. American Investor is not afraid to voice new ideas, and is always developing new ideas to solve problems." ???American Investor and I worked together as the first Legislative Team Director's of the Santa Fe College Student Government. As colleagues we conducted the first ever successful Gainesville City Commission Debate Forum. I enjoyed working with American Investor to advance favorable legislation on behalf of our student body. American Investor will be a jubilant asset to any organization!??? ???I choose American Investor as my running mate because he was a very hard worker and always wanted to try new ideas that would help our students. He had a keen business sense that came in handy while we worked for legislative issues in our states capital.???

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,077.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the University of Florida?	Grant Assistant
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Current Liabilities: Bank of America: $6025.19 Chase: $4082.35 Citi: $3479.30 Citi: $3000 Capital One: $10.35 Current Assets: Gold: $5865 Silver: $5250 Retirement Account: $2400 Cash on Hand: $3000 Loan Allocation: Bank of America: $6000 Citi: $3000 Citi: $3000 Chase: $1000
I worked for UF for 13 years and loved it. It's great to be part of the Gator Nation isn't it? I will be funding your loan. Good luck in your career!	Thank you! It is great to be apart of the Gator Nation! Best, American Investor
how will you pay approximately $400 in lending club debt on $2000/mth in income. Do you have any other sources of income?	I will budget well.

Member Payment Dependent Notes Series 512005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512005	$7,000	$7,000	7.88%	1.00%	May 18, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512005. Member loan 512005 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Acento Advertising	Debt-to-income ratio:	5.94%
Length of employment:	< 1 year	Location:	los angeles, CA

Home town:
Current & past employers:	Acento Advertising
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Thank you in advance for reading. I am looking for a loan to pay off higher interest rate credit cards and also to pay the IRS of some unexpected back taxes due from 2008. I am a good borrower because I take my credit very seriously and have always made every payment on time. I have a stable work history and my income is verifiable. Thanks again!

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,260.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Acento Advertising and what do you do there?	Acento Advertising is an advertising agency, and I write copy for three of their accounts. (Copywriter)
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	HSBC~ $1193~ APR 17.99% Chase~ $1393~ APR 25.24% Wamu (Chase)~ $2464~ APR 13.24% Back Taxes 2008 $1776~ not sure of the interest rate All will be paid off with this loan.
Please explain why you have back taxes and the steps you have taken to insure it will not happen again in the future. I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	The 2008 back taxes came from my wife's employer. She held 3 different jobs simultaneously that year, and part of her income was a stipend from one company. She did not receive the 1099 MISC and did not realize that it needed to be included. We are working on a schedule C right now, as the money was to reimburse her expenses. To prevent it in the future, she set up a system to track her income and expenses so that if a W2 or 1099 does not show up in the mail, the income will not be forgotten. ~ Before relocating to LA for Acento Advertising, I worked as a copywriter for 2.5 years in Dallas at Inspire (another AD agency). We left Dallas because as a copywriter, there are more opportunities in LA. As an example, there are only 2 AD agencies in Dallas that have the big accounts where as here there are over 50. Also, the new AD agency here has accounts that are allowing me to expand my experience and build my portfolio with new and diverse kinds of copy.

Member Payment Dependent Notes Series 512033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512033	$15,000	$15,000	10.25%	1.00%	May 18, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512033. Member loan 512033 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	TWOHEY PLUMBING	Debt-to-income ratio:	19.20%
Length of employment:	5 years	Location:	OREANA, IL

Home town:
Current & past employers:	TWOHEY PLUMBING
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > The reason I am applying for this loan is that I want to build a garage on my property ,and need the money to do so. I have a very good credit score and pay all the loans I have or have ever had on time and with the accordance of the loan. I am a licenced plumber and have a very stable job. My monthly budget is substantial enough to handle and pay back this loan.Thank you! Borrower added on 05/10/10 > Description of my garage/shop (man cave). 30'wide x 42'long hip roof, 2.5 car garage/shop. The back part of garage will have a weight room, office and full bath room. This garage will serve many purposes , such as family get together area, cub scout meeting area, and project center for my family.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	76
Revolving Credit Balance:	$9,479.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TWOHEY PLUMBING and what do you do there?	Type your answer here. Twohey plumbing is a full service plumbing company. I am the lead licenced plumber.

Member Payment Dependent Notes Series 512045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512045	$8,000	$8,000	14.96%	1.00%	May 18, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512045. Member loan 512045 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Vincent J Russo and Associates	Debt-to-income ratio:	16.39%
Length of employment:	10+ years	Location:	WESTBURY, NY

Home town:
Current & past employers:	Vincent J Russo and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,440.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you describe what you plan to use the loan for?	Further My Education.
Do you owe any mortgage on your house? Do you hold the deed/title to the house ***in your name***? Lastly, do you have a HELOC? Cheers!	1. No Mortgage. No HELOC
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No 2. I do not hold the deed or title. My relationship is my parents. 3. No HELOC. 4. 32 Years I have lived there.
1. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 2. How long have you lived in your current home?	1. I do not hold the deed or title. 2. 32 Years I have lived there.
What do you do at Vincent J Russo and Associates? What will you study? How long? What will your income be during your study period? Thank you.	1. I work there as a clerk. 2. I am studying to become a counselor in a school. 3. 2 Years. My income is 35K a year.
Do you hold the deed/title to the house ***in your name***?	1. I do not hold the deed or title to the house.
What are you furthering your education in? What is "Vincent J Russo and Associates"? What do you do there? Will you have to work part-time if you are back in school?	1. I am furthering my education in counseling. 2. it is an elder law form to help out the elderly. 3. i am a file clerk. 4. I can work full time while i am school. They work around my school schedule for me.
How are you going to further your education? Are you planning on going back to college? In that case, why not apply for a govt. loan which has a fixed 6.8% interest?	1. I am planning on going back to college. 2. Did not apply, past deadline.

Member Payment Dependent Notes Series 512077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512077	$3,500	$3,500	10.25%	1.00%	May 13, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512077. Member loan 512077 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	15.20%
Length of employment:	n/a	Location:	Westfield, MA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > When will the money be deposited.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	28	Months Since Last Delinquency:	4
Revolving Credit Balance:	$680.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	State of Mass
Hi, 1) How long have you worked for the state of Mass, What do you do for them? 2) How much equity do you have in your home? 3) Home Improvement, are you adding space or "greening" it up? (solar, insulation, HVAC upgrade) 4) please explain the two delinquencies in the past two years? And why was one of them only 4 months ago? Thanks for answering. To answer your question, you must wait for full funding, you should start getting your income verified with lending club as that can hold up the process if you wait until after the loan is funded.	I have worked there for 18 yrs, we owe 1/2 of what its worth, we are doing a few things - more energy efficient appliances, etc. one of the deliquencies was due to being left in my neighbors mailbox while they were away on vacation for 3 wks not sure what the other was.

Member Payment Dependent Notes Series 512106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512106	$19,200	$19,200	10.99%	1.00%	May 18, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512106. Member loan 512106 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,958 / month
Current employer:	HP Enterprise Services	Debt-to-income ratio:	8.31%
Length of employment:	1 year	Location:	RIVERVIEW, FL

Home town:
Current & past employers:	HP Enterprise Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I've paid down a $30,000 credit card debt. Now just over $19,000 to go! Why should the credit card companies get my interest when you can? Borrower added on 05/04/10 > I work for HP Enterprise Services at US Special Operations Command, MacDill, A.F.B. as a SharePoint/Web Developer (software engineer). Last year I developed and launched US SOCOM's new public site at www.SOCOM.mil. Borrower added on 05/04/10 > Over $11,000 of my debt is in two closed credit card accounts. Now the interest rate on one has changed to over 19%! Paying such a high rate is crazy and will just lengthen the pay off time. It makes good financial sense for me to seek a consolidated loan at a lower rate. Borrower added on 05/06/10 > I've been a professional software engineer for 20 years and am a Microsoft Certified Solution Developer plus a Microsoft Certified Technical Specialist.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	13
Revolving Credit Balance:	$8,124.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Thank you for contacting me. My total monthly costs, including payments to the accounts I am consolidating: $4120. Let me know if I can be of further assistance.
I am interested in contributing to your loan. Can you tell me more about your last delinquency? Thank you in advance.	Thank you for your interest. The delinquency was for a $25 balance on a Chase/CircuitCity store card as CircuitCity was going out of business. My balance was $0 when I received the notice that CircuitCity was going out of business and so the card account was closed. Unfortunately that letter arrived before the last item I purchased was counted on my card. It was then an oversight on my part as the bill for the $25 was sent amidst a flurry of CircuitCity's going out of business sale emails and I never received a mailed statement. I found out about the delinquency during a credit report check and immediately contacted Chase to pay the balance. The balance had been written off and I was told there was nothing more I could do. Now I am even more diligent in ensuring payments arrive on time. All of my accounts, including utility bills, are paid via on-line bill pay and I routinely check the dates of my last payments. I'm proactive and either schedule payments in advance or contact the company if I haven't received a bill. Please let me know if I can provide any more information.

Member Payment Dependent Notes Series 512139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512139	$10,000	$10,000	16.45%	1.00%	May 17, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512139. Member loan 512139 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,953 / month
Current employer:	n/a	Debt-to-income ratio:	19.93%
Length of employment:	n/a	Location:	CUDAHY, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > IM WORK PER COSTCO WARESALE FROM 09/30/1987.I HAVE MORE THAN 22 YEARS $ 20,50 PER HR+$ 8,000.00 BONUS PER YEAR.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	43
Revolving Credit Balance:	$10,941.00	Public Records On File:	1
Revolving Line Utilization:	93.80%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e,, Revolving Credit Balance (RCB) total debt but not the balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and if provided, the borrower's brief narrative. I am interested to help fund your $14,000 DC category loan. I have FIVE questions: (1) Income source is? (If self-employed what is occupation a-n-d description of business?) (2) C R shows $10,841 RCB (93.80 pct usage). What $ payments per month are being paid on all RCB debts? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (3) Loan is for $14,000; RCB debt $10,941; Extra $3,059 (less origination fee) consolidating or refinancing what specific debts not included in RCB total? (4) Transunion CR reflects Public Record on File 116 months ago. What was Public Record? a-n-d the disposition of it? (5) If L C Home Office later "Approves" loan for issue and it 100 pct funds, L C issuesa 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all FIVE questions. Member 505570 U S Marine Corps-RETIRED sends 05.05.10 @ 5:50 AM.	Type your answer here.INCOME SOURCE YES- W2 FORM.ONLY TRANSUNION SHOW $10,841 DLS,BUT OTHES CREDIT REPOR SHOW MORE DEBIT,IM NEED TO PAY $3000 DLS TO UNE PERSON CO-WORKER' THE PUBLIC RECOR WAS ON YEAR 2000.BANKRUPTCY CHARTER 7 .IF THE LOAN IS APPROVE , SHOW ME THE PAYMENS PER 2 YEARS O 3 YEARS
Employer or source of income?	Type your answer here.IM HAVE MY W2 /2009 IM WORK PER COSTCOWARESALE FROM 09/1987
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Type your answer here.YOU CAN SEE ON MY CREDT REPOR THE BALANCE OF EACH
Please describe what your loan will be used for. Also, please contact LC to verify your account, etc. How long to plant to take to repay this loan? Thanks!	Type your answer here.THE LOAN WILL BE USED TO PAY ALL CREDIT CARDS AND A PERSONAL LOAN YOU CAN VIEW ON MY CREDIT REPOR.
Hi, can you please provide some info about your source of income, what your (potential) loan will be used for, and also explain the public record on file? Thanks in advance.	Type your answer here.IM WORK PER COSTCO WARESALE FROM 09/30/1987.MY WAGE IS $ 20.50 DLLRS PER HR + $ 4000.00 DLLRS THE BOUNOS EVERY 6 MONS TOTAL $ 8,000.00 PER YEAR BOUNOS
Lenders do N-O-T have access to your FULL Transunion Credit Report. Lending Club provides lenders a very CONDENSED version of Transunion Credit Report that only shows line TOTALS and N-O-T components of that subject line. Specifically, lenders know that you have $10,941 total Revolving Credit Balance (RCB CC debts). But lenders do N-O-T know to what credit providers any $ amount of RCB debt is owed. The ONLY way lenders can obtain that information is to A-S-K you. Your total lack of minimal cooperation makes it extemely difficult for lenders to have any confidence whatsoever in your ability to repay the loan. If you want your loan funded then change your uncooperative attitude and answer lenders questions. Lender 505570 USMC-RETIRED 05.06.2010 at 6:57 PM ET	Type your answer here.I CAN SEND FAX / COPY OF MY CREDIT REPORT WHEN MY REQ-- COPY OF MY W2 - YEAR 2009
how long do you plan to take to pay off this loan? Thanks!	Type your answer here. I CAN PAY $ 500.00 MONTHLY

Member Payment Dependent Notes Series 512167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512167	$12,000	$12,000	16.45%	1.00%	May 13, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512167. Member loan 512167 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Roger George Rentals	Debt-to-income ratio:	22.47%
Length of employment:	9 years	Location:	NORTH HOLLYWOOD, CA

Home town:
Current & past employers:	Roger George Rentals
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,345.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e, Revolving Credit Balance (RCB) total debt but not the balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and if borrower provided their brief narrative. I am interested to help fund your $12,000 DC category loan. I have FOUR questions: (1) Brief description employer Roger George Rentals? (2) Position (Job/Role) for employer is? (3) C R reflects $16,345 RCB debt (94.50 pct usage). What $ payments per month paid on all RCB debts? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (4) If L C Home Office later "Approves" loan for issue and it 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend the loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all FOUR questions. Member 505570 U S Marine Corps-RETIRED sends 05.05.10 @ 6:11 AM.	Roger George Rentals is a special effects company for the motion picture industry. my job description is ( special effects tech. shop help, fabrication,etc. My monthly payments average about $1000.00- $1400.00 a month.
can you please give more information. What do you do at your job? What will you be using this loan for? What is the interest rate on your debt?	I operate special effects equipment for example, fog machines,snow machines,make rain for movies,videos,commercials. roger george rentals is a special effects house. we do rentals of equipment for all sorts of special effects .i am a tech. in rentals and a operator of our equipment as well. I will be using the loan to pay off and close most of my credit cards. I dont know the interest rate on my dept because its multiple credit cards.
What is Roger George Rentals and what do you do there?	Roger George Rentals is a special effects shop that deals with the motion picture industry as well as commercials, music videos.we rent and operate equipment , fog,snow,rain,wind,and also pyrotechnics. I am a special effects technician.
how much do you pay in rent every month?	My rent is 1200.00 a month, but my wife is the resident manager so we only pay $200.00 a month
What is the rational for consolidating the debt if you do not know your current interest rates? How do you decide if the 16.45% that LC is offering is better, or worse, than your current debt obligations?	all my cards have different interest rates some are in the high 20%. currently i am roughly paying over a thousand dollars a month just in credit cards. I think 16.45% is more than reasonable
how long do you plan to take to pay off this loan? Thanks!	Im pretty good at paying things off, but honestly i think it might take me the whole 36 months to pay off loan.

Member Payment Dependent Notes Series 512169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512169	$15,000	$15,000	14.96%	1.00%	May 13, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512169. Member loan 512169 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Richardson Manufacturing Company	Debt-to-income ratio:	16.45%
Length of employment:	6 years	Location:	SPRINGFIELD, IL

Home town:
Current & past employers:	Richardson Manufacturing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I plan to use 100% of the loan towards turning my current debt accounts into one manageable account. I was asked a question by a current member about listing my debts. I took too long and timed out when submitting my answer, when I logged back in neither my answer nor the question is showing up. Please resubmit and I will answer in a more timely manner. I know I am capable of handling the responsibility of this loan. As it stands I am paying individual payments totaling over $600 a month and have not missed a payment and do not plan to. Although I am paying such an amount, it is dispersed over many accounts and my overall debt is not reflecting the hard work I am trying to put into it. My employer is a locally owned business that has been here for nearly 65 years and are not going anywhere soon. I honestly hope they are around for another 65 as I hope to remain with them until my retirement times comes. I appreciate everyone taking the time to review my loan request. Thank You Borrower added on 05/12/10 > I'm not sure how long these comments will stay on here. I just wanted to say, Thank You again to all who have contributed to helping me get back on the road to financial freedom. I don't know how long my comments remain on here, but I hope everyone invested has a chance to read my new debt, which thankfully is a debt of gratitude. Thank you all again!!!

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,613.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Richardson Manufacturing Company and what do you do there?	Richardson Manufacturing Company is a CNC Machining facility. Their main contracts are with Caterpillar and Komatsu supplying parts for their heavy mining trucks and medium heavy construction equipment. I am a machinist with the company.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Every debt that I have will be paid off with this loan, or as much of them as the loan covers. I am not seeking pocket money from this loan, only to consolidate all balances into one payment. I am paying a minimum of $600 a month, but as you can see they are strung out over a number of accounts and I'm unable to make any progress on reducing the overall debt. The following are balances as of today, rounded up to the nearest dollar. HSBC Credit Card $244/0%, will be paid off by August HSBC Credit Card $4916/17.99%(previously special 7.99% rate) Barclays Credit Card $480/12.99% Bank of America Credit Card $940/14.90% American Express Credit Card $1800/10.25% Worlds Foremost Bank Credit Card $1372/9.99% Chase Credit Card $320/18.24% Capital One Credit Card $1142/22.90% CitiBank Credit Card $697/17.24% Santander Consumer USA Auto Loan $2982/17.99%($3016.95 payoff amount good until 5/19) Automated payment will be made 5/14
What are your other $ monthly costs (rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Currently my set expenses total $922.00. This includes rent/utilities, auto loan, auto insurance, phone and internet. The auto loan would be removed from this and entered into loan repayment. Personal expenses total right around $340.00. This includes fuel, food and everyday needs. The remainder of my income is divided up among my credit card payments.
If L C Home Office later "Approves" loan for issue and loan 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for time length questions answer. Member 505570 U S Marine Corps-RETIRED sends 05.06.10 @ 2:23 PM.	My ultimate goal is debt elimination in the least amount of time possible. At the current loan rates and monthly payments, I would say between 18 and 30 months with a target goal of 24 months. My focus has been and will remain to be getting debt free in the quickest time possible.

Member Payment Dependent Notes Series 512178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512178	$10,000	$10,000	15.70%	1.00%	May 18, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512178. Member loan 512178 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	big o tires	Debt-to-income ratio:	17.25%
Length of employment:	6 years	Location:	belgrade, MT

Home town:
Current & past employers:	big o tires
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > i am trying to buy a snap on franchise. The money would be used for the franchise fee and working capital to start. Borrower added on 05/14/10 > all i need now is a loan of 10,000 thanks.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,457.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders are not clairvoyant; they cannot read minds. Don't you think borrowers should provide DETAILS about their business? (Start-up? Established? Products? Services? Clientele to be served? Etc.) a-n-d PURPOSES how loans net proceeds are intended to be spent to benefit borrower and/or business? (Website? Inventory? Advertising? Expansion? Prepaid expenses? Or what? Etc.) You currently provided absolutely nothing useful to attract lenders interest and consequently your loan's potential funding.is $0 (ZERO). Member 505570 USMC-RETIRED 05.07.10 at 07:55 AM ET	Type your answer here.the business is a franchise for snap on tools. the money would go to a down payment on the inventory and working capital. there are about 230 customers on teh route now.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.07.2010 @ 2:51 PM ET.	Type your answer here.who do i send my copy's of pay stubs and tax returns to?
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Yes the mortage is in my name. I owe about 215000 last time it was appraised it came out to about 232000

Member Payment Dependent Notes Series 512191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512191	$11,500	$11,500	13.48%	1.00%	May 14, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512191. Member loan 512191 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,300 / month
Current employer:	World of Jeans and Tops	Debt-to-income ratio:	10.90%
Length of employment:	2 years	Location:	irvine, CA

Home town:
Current & past employers:	World of Jeans and Tops
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > I am a responsible, intelligent individual that is looking to reduce some debt. One of my worst decisions was to take out a CashCall loan for a relative and now I am stuck with it. I have good credit, I have never been late on a payment and refuse to let my credit go bad. I take full responsibility and vow to pay off all my debt.

A credit bureau reported the following information about this borrower member on May 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,051.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is World of Jeans and Tops and what do you do there?	It's a retail store, also known as Tillys (DBA). I work in the corporate office doing payroll.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	This loan WILL pay off the 2 below: Amex: $1900 Credit Card, APR = 11.24% CashCall: $8455 Personal Loan, APR = 59% (I know, it's crazy!) Other debt that this loan WILL NOT pay off: State Farm: $9400 Car Loan, APR = 6.59%
What are your other $ monthly costs (rent, car loan, utilities,insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Rent - $600 (Includes all house utilities) Car - $230 Cell - $40 Gas - $175/month Food - $100-140/month (I cook a lot and eat out rarely) Fun - $100/month Savings - $50-75/month Gym - $20 Total: $1320 - 1380/month Disposable Income: $2100/month Adding this loan onto my expenses would be an extra $400/month which I should be able to handle comfortably.

Member Payment Dependent Notes Series 512220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512220	$19,000	$19,000	19.04%	1.00%	May 13, 2010	May 18, 2013	May 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512220. Member loan 512220 was requested on May 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Wachovia Bank	Debt-to-income ratio:	21.05%
Length of employment:	5 years	Location:	Buford, GA

Home town:
Current & past employers:	Wachovia Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/04/10 > Raised as an orphan, getting through life has not been easy but now that I am in my 30's, things are finally coming together. I am now in my fifth year working as a Private Banker for Wells Fargo, I just finished my MBA, just passed my Series 7 exam and am starting a CFP program with a local University in the next few weeks. I have accumulated some serious debt over the years trying to get through school and would be so relieved to have that pressure alleviated so that I can finish my CFP and not feel so guilty about the price that all this has cost me. I know that over 70% of the homeless people on the streets today were foster children that aged out of care and I am so grateful that I have made it this far and have been able to beat the odds. Thank you for your consideration, funding this loan would help me greatly to get to the next step. Borrower added on 05/10/10 > So sorry, my Macbook was giving me issues, that's what I thought my answer didn't post the first time :)

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	39
Revolving Credit Balance:	$13,528.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e,, Revolving Credit Balance (RCB) total debt but not the balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and if provided, the borrower's brief narrative. I am interested to help fund your $23,200 "Other" category loan. First I have FIVE questions: (1) Position (Job/Role) for employer Wachovia Bank? (3) Your C R reflects $13,528 RCB debt (89.00 pct usage). What $ payments per month paid on all RCB debts? (Total $ actually PAID per month; NOT CC minimum $ payments DUE per month.) (3) Loan is for $23,200; RCB debt is $13,528; Extra $9,672 (less origination fee) consolidating or refinancing what specific debts not included in RCB total? (4) "Other" catch-all category doesn't tell lenders much useful info. Provide an accurate loan DESCRIPTION and PURPOSES how loan proceeds are intended to be spent for your benefit. (5) If L C Home Office later "Approves" your loan for issue and it 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend loan to remain active before lenders receive final payment: < 6 months? 6 months to 1 year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all FIVE questions. Member 505570 U S Marine Corps-RETIRED sends 05.05.10 @ 5:23 AM.	(1) Private Banker for Wachovia Bank. (2) I usually pay about $200 per credit card (8 total) per month for a total of about $1600 per month. I recently read about the Dave Ramsey Plan so last month I just paid about $100 on all the cards except for one that only had a $588 balance and I paid that one off. (3) I was hoping to pay off my $13,528 in debt. I need $3500 to refinance/modify my mortgage from a 7.3% interest rate (6.3% plus 1% for PMI) to a 5% rate. This will take my mortgage payment from $1621 per month to about $1050 per month. This savings of around $571 a month will help me greatly to pay down my debt. Also, the Certified Financial Planner Program that I am pursuing is $2295 plus $600 for books. This leaves a total of $3,277 which I was going to put into either a HPMM or a CD to keep for emergencies so that I don't ever have to use those credit cards again. The Dave Ramsey plan recommends an emergency fund and I can see why. Every time something comes up, I have no liquid cash because I'm using so much money to pay my credit cards every month, that I have to put all the emergencies back on credit cards and it's a cycle that must be broken. I started out by using the credit cards for school but now I can't seem to get them paid off. I think I have also answered question number 4, if you need more specific information on that, please let me know. (5) I would like to pay this loan off a little early, but I think my money would be better spent building my savings than going towards the loan, so that I don't have to go back to credit cards. I believe I will be taking advantage of the full 36 months for this loan.
What do you do at Wachovia Bank?	I am a Private Banker at Wachovia.
Since this seems to be a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Please let me know if the answer I posted earlier will satisfy this question. Thank you.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES CHAIN-DELAYS. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED 05.05.2010 @ 12.19 PM ET.	Thank you so much for the information, I will go ahead and call Lending Club to see how I can go ahead and get my documents to them right away. The faster I get funded, the faster I can at least get my loan modification in process and the faster I can stop throwing almost $600/month out the window for the high interest rate on my mortgage. Thanks again!
Please contact LC to verify your income, etc. How long to plant to take to repay this loan? Thanks!	I believe I will take advantage of the full 36 months to repay this loan. I would like to use any extra cash, bonuses and such to go towards building my savings/emergency fund. Thanks.
The "orphan" title kind of put me off, but the Dave Ramsey talk made me believe in you. Dave Ramsey has worked for me! The only thing I owe is my house! I'm in the phase of saving 6 months expenses and am halfway there! I have been planning the investment phase and you are part of that plan! I'm looking for a really good return from my investment of you...don't let me down! Personal note: Follow the steps...don't try to skip one. Instead of $1000 for emergencies, I suggest having $2000-$2500 on hand. If you have to repair a car, it seems to ALWAYS cross over the $1000 mark! That leaves you a little more cushion to regroup the next month. Everything extra I would get...I would use to pay down debt, and now it gets saved! Good luck!	Thanks for your response :) I can totally understand that the "orphan" title can be offputting but it's unfortunately the life I have lived. Learning to overcome not having parents has been an unbelievable feat and it wasn't until I finally let it go that I was able to move forward with my life. I realized at some point that not nobody has everything but everybody has something and what I have is a serious drive to overcome and succeed. Thanks for the advice on the emergency fund, I am looking forward to paying off this debt by just paying the monthly payment of $850 and when my husband and I get bonuses and commissions, we are going to stash those funds in savings so that we never have to go back to debt. Hopefully in 3 years we will only have our mortgage and my student loans to pay off and we will be free. Congrats on your financial freedom, I know that can be a huge relief! Thanks for your support and well wishes!
if you work for well Fargo why don't you go to your employer to see if they can help you out?	That is a great question. I like to keep my personal life somewhat separate from my work life. There is very little privacy for the employees that also have accounts at their employing bank.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I own my home in mine and my husbands name. We built our home in 2007 just before the market tanked, it is our first home. We feel very fortunate because we built right in front of a lake on a corner lot that backs up to a national forest so we feel that eventually our home will appreciate in value. As it stands right now, we are right about break even. We only have a first mortgage, we do not have a heloc. We also plan on living here for a very long time. We built the house to somewhat conservative standards with a few luxuries that we enjoy and we do not want to go through the building process ever again so we plan to stay here for as long as possible. We owe about 220K. Hope that answers your question.
What was your delinquency 39 months ago? And is your $6,500-per-month income yours alone, or yours and your husband's combined?	I don't have any idea what my delinquency was, maybe a credit card payment was late or something, I honestly don't know what it could have been. The $6500 is my income alone. My husband makes an additional $3500/month.
Have you spoken with your manager or HR rep about sponsoring you for the CFP? I know that Wells has done this for legacy WF employees and if you were part of Wachovia they might for you now too. They could pay up front or reimburse you when its all over. Also, liquidity can come in several forms - a cash savings account or a HELOC if its used wisely. You'll get plenty of that with your CFP studies. Are you a Regional Bank PB, or Private Banker in the Wealth Management Group (now WBR)? My best to you and your family.	I was planning to talk with my manager about reimbursement. According to the new HR rules, I believe it would have to be an exception and would come out of our budget for our department so I'm not sure if he could get the reimbursement approved. Also, I am a RBPB. Thank you.
Have you been through any of the steps to get pre-approved for a refinance? I recently refinanced and I had to have 20% equity in my home to be approved. On top of the closing costs for refinancing the loan, I had to make another large down payment on my home so that I could bring it below the 80% loan to value rating. This was with Bank of America and I'm unsure if you are going through Wells Fargo, but if you haven't started the application process and discussed with the loan officer your current LTV request, you may be in for a surprise. check out cyberhomes.com to get an estimated value of your home.	I believe I will be doing a modification through the government home modification program. You are right, for a refi, I would need some serious equity, some serious cash, a wing AND a prayer! I do full financial planning for a living for wealthy clients and wow, I can tell you I am not making too many friends these days when it comes to refinancing their homes! :(
Have you started the refinance process and gotten preapproved or prequalified? Have you spoken to a loan officer and calculated an estimated LTV? Many lenders are not refinancing unless you have 20% equity in your home. Last year I refinanced my home and on top of paying closing costs, I had to make another down payment to get my loan to an 80% LTV. Perhaps lending guidelines have loosened since beginning of 2009, but if not, then you may be in for a surprise.	You are right, qualifications for a refinance these days are not what they use to be. I will be doing a modification through the government home mod program. Unfortunately because of the value of my home, I can not do a traditional refinance. I do full financial planning for a living and I am not making many friends these days by refinancing their homes :( I'll will even be surprised if the modification department will be able to help me but it's definitely worth a shot.
Stop right there! DO NOT go through HAMP. I work with this program every day in my work and it is a disastrously flawed program. Just take my word for it that it has hurt far more people than it has helped. I know it sounds good, but it does NOT work. You are better off with a bad rate than in the HAMP program.	I am so sorry, I had actually answered your question and for some reason, it didn't post. I appreciate the information so much, I already was a bit nervous about the process so I just discussed it with my husband and we decided not to even worry with the modification. We can put extra funds (our commissions and bonuses) towards our mortgage and pay it off in 15 years instead of 30, which technically lowers the rate to about half of what it is right now. I am however curious, Is the HAMP a variable loan, are there high fees involved? I have heard it can be a six month process which sounds nauseating. Thanks for the information!
Hello. I've invested in this loan based on the quality of your answers and how you've engaged the other members of Lending Club. I normally would not invest much in such a high risk loan but your story is compelling and you appear to be trying to get your house in order so I've invested more than normal. Currently 242 individuals are taking a chance on you. Please don't let us down. We wish you the best in your endeavors to keep moving forward.	Thank you for your well wishes, I can promise you that if I were to lose my job or some other catastrophe were to take place, I will cash out my 401K to pay my loan payments, my mortgage, etc. I have worked too hard to build a life for myself; I have a strong marriage, a beautiful home, great friends and a great job and I have an insatiable inner drive to move forward, not backwards :) Thanks again!!!

Member Payment Dependent Notes Series 512297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512297	$1,200	$1,200	6.76%	1.00%	May 18, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512297. Member loan 512297 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,192 / month
Current employer:	Logan County Schools	Debt-to-income ratio:	17.98%
Length of employment:	6 years	Location:	PECKS MILL, WV

Home town:
Current & past employers:	Logan County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,381.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 512301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512301	$10,000	$10,000	7.51%	1.00%	May 17, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512301. Member loan 512301 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	UConn Health Center	Debt-to-income ratio:	4.62%
Length of employment:	6 years	Location:	Tolland, CT

Home town:
Current & past employers:	UConn Health Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	78
Revolving Credit Balance:	$8.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with UConn Health Center? Also, please humor me: how did you manager to have 44 credit lines ( 19 open lines) and only $8 credit balance?	I am a research assistant. I had opened several store cards to get a 10% discount on the first purchase, but I haven't closed them. I plan on closing them- they have no balance. I will also be getting my credit report so I can see all credit.

Member Payment Dependent Notes Series 512319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512319	$5,000	$5,000	11.36%	1.00%	May 14, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512319. Member loan 512319 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Bank of America	Debt-to-income ratio:	11.42%
Length of employment:	< 1 year	Location:	Sarasota, FL

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Loan will be used to fund tuition/expenses for MS/Finance Graduate Degree from Texas Tech University. Will be attending Fall 2010. Currently work for Bank of America and will transfer to local branch near TTU Campus. BoA does provide tuition reimbursement, but the amount will not come close to covering cost of tuition. Please feel free to ask any questions.

A credit bureau reported the following information about this borrower member on April 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,208.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you know what your address will be in Texas, and have you provided it to Lending Club? Will you be maintaining your current bank account while you are in school? (Please do not provide address here, only give it to Lending Club directly). Thank you in advance.	As of now, I do not know what my exact address will be. I will be maintaining my current bank account with Bank of America. I will continue to be employed by Bank of America while in school at Texas Tech University.

Member Payment Dependent Notes Series 512321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512321	$24,000	$24,000	13.85%	1.00%	May 18, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512321. Member loan 512321 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Western New York Law Center	Debt-to-income ratio:	20.44%
Length of employment:	2 years	Location:	BUFFALO, NY

Home town:
Current & past employers:	Western New York Law Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Loan will be used to payoff and consolidate outstanding debt

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,997.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrower's Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e, Revolving Credit Balance (RCB) total debt but not the balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and if borrower provided their brief narrative. I am interested to help fund your $24,000 DC category loan. I have FOUR questions: (1) Brief description employer Western NY Law Center is? (2) Position (Job/Role) for employer is? (3) C R reflects $24,997 RCB debt (72.90 pct usage). What $ payments per month paid on all RCB debts? (Total $ actually PAID per month; NOT CC minimum $ payments that are DUE per month.) (4) If L C Home Office later "Approves" loan for issue and loan 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all FOUR questions. Member 505570 U S Marine Corps-RETIRED sends 05.05.10 @ 7:03 AM.	1. Western New York Law Center is a non for profit law firm 2. My postition there is an attorney 3. payments per month on all revolving debt is 500 4. I believe it will take me at least 2 years to payoff this loan. Please let me know if you have any additional questions. Thank you.
Attorney, Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient to every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL A LISTING VERY END CREATES THE CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Semper Fidelis (USMC Motto) Lender 505570 U S Marine Corps-RETIRED sent 05.06.2010 @ 08.49 AM ET.	Thank you I have verified my bank account and have sent employment/income verification.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My other monthly costs total $800; this amount includes rent, utilities, internet, auto insurance and phone. I do not have a car payment, gym or child care costs. All my outstanding debt will be consolidated by this loan. Please let me know if you have any additional questions. Thank you.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	I would say my job is very secure. I practice in the areas of real estate, foreclosure and bankruptcy all areas with very steady work. In addition, I have significant savings.
Your revolving debt is reported as $24,997.00. What does this debt consist of and how did you get it? Also is 5K a month is on the lower side for an attorney, is this due to the firm's non-profit status? Could you receive more at a for profit law firm? Thank you, and I will be funding your loan.	The $24,997 in revolving debt consists of credit cards. Most of the credit was used for educational purposes such as purchasing books, paying for review courses for the bar exam, etc. This loan will consolidate my outstanding debt. I make $60,000 a year and yes it is lower due to the firms not for profit status. It is also due to the fact that I am a new attorney, and I will be making more as I gain experience. I could make more in a for profit firm however my counterparts at private firms have faced difficulties and are currently not making much more than me. I am also single with no children so my income is more than sufficient to pay off this loan. Please let me know if you have any additional questions thank you.

Member Payment Dependent Notes Series 512384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512384	$22,000	$22,000	10.99%	1.00%	May 18, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512384. Member loan 512384 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	WellPoint	Debt-to-income ratio:	13.15%
Length of employment:	9 years	Location:	Glendale, CA

Home town:
Current & past employers:	WellPoint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > Recently promoted and looking to pay off debt ASAP. Lower rate and locked in payment will help me lower my revolving balance. Currently have no issues paying off debt and double minimum payment for all balances. Borrower added on 05/09/10 > Bought home in 2005 470K put down 50K. Monthly Income = 4800 (Me) 1000 (Wife Part Time job) Home Loan = 2115 (4.45% Fixed Rate) HOA = 420 Car = 2007 Chevy Tahoe Paid Off (No Payment) Cell Phone = 150 Internet = Paid by Company Gas = 100 a month (work from home) Cable = 110 a month Electric = 80 a month Saving account 4K Emergency Fund 28K (Earning 4.75%. Annuity that has matured) As indicated before just looking for a lower rate. Currently am able to make all monthly payments on all debt and higher than minimum. Debt accrued over the last 4 years. Wife is from a foreign country. Paid for 2 weddings, 6 International flights. Immigration lawyer fees. Have a new born. Wife started working 5 months ago as a Dental Assistant works 2 days a week. I was recently promoted and am earning an additonal 5K a year, plus higher bonus structure. Borrower added on 05/09/10 > Bought home in 2005 470K put down 50K. Monthly Income = 4800 (Me) 1000 (Wife Part Time job) Home Loan = 2115 (4.45% Fixed Rate) HOA = 420 Car = 2007 Chevy Tahoe Paid Off (No Payment) Cell Phone = 150 Internet = Paid by Company Gas = 100 a month (work from home) Cable = 110 a month Electric = 80 a month Saving account 4K Emergency Fund 28K (Earning 4.75%. Annuity that has matured) As indicated before just looking for a lower rate. Currently am able to make all monthly payments on all debt and higher than minimum. Debt accrued over the last 4 years. Wife is from a foreign country. Paid for 2 weddings, 6 International flights. Immigration lawyer fees. Have a new born. Wife started working 5 months ago as a Dental Assistant works 2 days a week. I was recently promoted and am earning an additonal 5K a year, plus higher bonus structure.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,703.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, can you describe what you do for Wellpoint? Title, duties, estimated job security, etc? I'm assuming this is Wellpoint the health insurer, but please correct me if I'm incorrect.	Yes, this is WellPoint the health insurer. It also is known as Anthem/Anthem Blue Cross Blue Shield. I am a Business Consultant within the Grievance and Appeals department for the enterprise. Mostly deal with State Regulators.
Since this is a debt consolidation loan and you have a revolving credit balance of $42,000 please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan.Additionally please list your current monthly expenses. Thank You	I will be paying off the two highest interest rate cards on my revolving balance. Wellls Fargo (10,900/14.35%) and First National Bank (10,300/15.99%). Other balances are Bank of America (9,300/13.82%), American Express (7800.8.99%). I am locked in with a 30year fixed rate on my home loan at 4.45%. Bought a home, got married, had a baby all in a 4 year span. Recently promoted earning an additional 5K per year. Looking for a lower rate. Plan to purchase an additional home in 3 years.
What are your other $ monthly costs (mortgage, car, utilities, CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Bought home in 2005 470K put down 50K. Monthly Income = 4800 (Me) 1000 (Wife Part Time job) Home Loan = 2115 (4.45% Fixed Rate) HOA = 420 Car = 2007 Chevy Tahoe Paid Off (No Payment) Cell Phone = 150 Internet = Paid by Company Gas = 100 a month (work from home) Cable = 110 a month Electric = 80 a month Saving account 4K Emergency Fund 28K (Earning 4.75%. Annuity that has matured) As indicated before just looking for a lower rate. Currently am able to make all monthly payments on all debt and higher than minimum. Debt accrued over the last 4 years. Wife is from a foreign country. Paid for 2 weddings, 6 International flights. Immigration lawyer fees. Have a new born. Wife started working 5 months ago as a Dental Assistant works 2 days a week. I was recently promoted and am earning an additonal 5K a year, plus higher bonus structure. No child care costs. work from home. Grandparents live a block away and are retired. No gym fees. Helath insurance is paid through work.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	Bought home in 2005 470K put down 50K. Monthly Income = 4800 (Me) 1000 (Wife Part Time job) Home Loan = 2115 (4.45% Fixed Rate) HOA = 420 Car = 2007 Chevy Tahoe Paid Off (No Payment) Cell Phone = 150 Internet = Paid by Company Gas = 100 a month (work from home) Cable = 110 a month Electric = 80 a month Saving account 4K Emergency Fund 28K (Earning 4.75%. Annuity that has matured) As indicated before just looking for a lower rate. Currently am able to make all monthly payments on all debt and higher than minimum. Debt accrued over the last 4 years. Wife is from a foreign country. Paid for 2 weddings, 6 International flights. Immigration lawyer fees. Have a new born. Wife started working 5 months ago as a Dental Assistant works 2 days a week. I was recently promoted and am earning an additonal 5K a year, plus higher bonus structure.No late payments.

Member Payment Dependent Notes Series 512397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512397	$7,000	$7,000	7.88%	1.00%	May 14, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512397. Member loan 512397 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Northwestern Mutual	Debt-to-income ratio:	15.37%
Length of employment:	10+ years	Location:	Capistrano Beach, CA

Home town:
Current & past employers:	Northwestern Mutual
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	46
Revolving Credit Balance:	$4,669.00	Public Records On File:	1
Revolving Line Utilization:	46.80%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you be consolidating with this loan? Thanks.	This loan will be used to consolidate a VERY high interest rate loan I have now for $2,600.00, two lingering credit cards (which I don't use any longer) for about $1,400.00, my Sams club, Goodyear and Home Depot (about$2,200.00) and the rest is for part of my dental bill for my braces. I would just love one payment to make.
Please explain the public record almost ten years ago.	I just got out of basic trainng and job training with the Army Reserves and was not able to find a job. I lost my car at that time and was behind with some credit cards because of it. I was temping at 5 different agencies, but was not able to find anything permanant until the following year (2000), that's when I felt at the time very overwhelmed and didn't know any other way out, so I filed bankruptcy. Learn a lesson and now it will be off my credit this October.

Member Payment Dependent Notes Series 512406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512406	$11,200	$11,200	10.99%	1.00%	May 18, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512406. Member loan 512406 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Las Vegas Wranglers Hockey	Debt-to-income ratio:	12.49%
Length of employment:	7 years	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	Las Vegas Wranglers Hockey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > I use a personal American Express card for business expenses that will show large charges. These business amounts are paid in full monthly and are not part of of my personal monthly living expenses.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	31
Revolving Credit Balance:	$49,625.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position with the Wranglers and give a brief job description? If you are an athlete, how much more time remains on your contract? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	1, President 2. VP of a minor professional baseball team, 5 years. Just my wages are listed. 3. $2800 4. AUTO 1 $720, AUTO 2 $195 5. CC $8000 Bal, $200/month... CC $5800 Bal, $180/month 6. $1900 7. 100% certain
Please be more descriptive about Loan Purpose and Description.	1. A portion of an engagement ring 2. To replace a portion of revolving credit debt
Thank you. Will help. Good luck with your marriage and Go Wranglers! :)	Thanks so much! Hopefully she's not an investor on here or the surprise is ruined... :)

Member Payment Dependent Notes Series 512414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512414	$8,000	$8,000	12.73%	1.00%	May 17, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512414. Member loan 512414 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	18.40%
Length of employment:	< 1 year	Location:	Valencia, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > With this loan we hope to get a used car, pay off a higher interest loan, and some small medical bills.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	24
Revolving Credit Balance:	$597.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	It is for a few things. We hope to get a used car, pay off a higher interest loan, and pay some medical bills.
What we have as lenders gives no indication of what this loan is for or how you plan to pay us back. Please give me detail about source of income, contingency plans for repayment, and purpose of the loan.	I work freelance as a Concept Artist for Movies, TV, and Video Games. With the loan I plan to pay off a higher interest loan and also buy a used car and pay a few medical bills.
Are you a freelance artist, or a staff artist? If staff, what studio? If freelance, how often do you work and what's the average length of an assignment?	I am a freelance artist. I am working full time right now at a studio called Zoic. They have work for me through September.

Member Payment Dependent Notes Series 512458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512458	$9,000	$9,000	11.36%	1.00%	May 14, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512458. Member loan 512458 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	CBS Radio	Debt-to-income ratio:	18.03%
Length of employment:	5 years	Location:	Santa Monica, CA

Home town:
Current & past employers:	CBS Radio
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	43
Revolving Credit Balance:	$9,960.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? What are your other $ monthly costs (rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Consolidating: 2 Chase Credit Cards both at 29.99% APR - Combined Balances: $5,400 Combined Monthly Payments: Approx $200 & 4 HSBC owned Credit Cards APR's-21-23% Combined Balances:$8.000 Combined Monthly Payments: Approx $350. Other Debts: Sallie Mae Student Loans: Monthly: $250 Macy's CC. Balance: $1,600 APR -23% Aprrox Monthly payment: $55 Other Monthly's: Volkswagen Car: Monthly $450 Insurance: $180 Rent: $1,500 Cable, Electric, Gas, Internet+phone: $300 Thank You,. Andrea
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	Consolidating: 2 Chase Credit Cards both at 29.99% APR - Combined Balances: $5,400 Combined Monthly Payments: Approx $200 & 4 HSBC owned Credit Cards APR's-21-23% Combined Balances:$8.000 Combined Monthly Payments: Approx $350. Macy's CC. Balance: $1,600 APR -23% Aprrox Monthly payment: $55 Thank You

Member Payment Dependent Notes Series 512512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512512	$9,500	$9,500	7.88%	1.00%	May 14, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512512. Member loan 512512 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	VBCPS	Debt-to-income ratio:	13.08%
Length of employment:	5 years	Location:	Virginia Beach, VA

Home town:
Current & past employers:	VBCPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > Secure employment, pay on time. Very good history with creditors. Wedding and new home this year, looking to consolidate credit card debt in to one monthly payment.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,255.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is VBCPS and what do you do there?	VBCPS is Virginia Beach City Public Schools, I work in Administrative Services and have a secure contract with the school board.
Can you give a breakdown of the names of the credit cards and balances to indicate how you plan to use the $9500?	The following is a breakdown of the credit cards I will be consolidating: Chase $700 Household $1800 Bank of Hampton Roads $3100 Wells Fargo $500 Target Visa $3300 I am would like to combine these into one monthly payment at a fixed interest rate.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	The debt was accrued primarily from additional costs associated with building a new home, my husband took on most of the costs however there were multiple other fees and necessities associated that weren't always expected. For instance we had to pay for all of our lighting fixtures out of pocket. We also paid for a very small wedding ourselves, because the home was constructed prior to getting married only my husband's name is on the mortgage and he pays for the mortgage 100%. My monthly expenses are: utilities ($200-$300), car ($375), insurance ($85), phone ($80), student loan ($120) and part-time daycare for my child ($160/mo) and food and gas. I have a retirement plan with approx. $8000. Savings is approx $1000. Our combined household income is approx $95,000. I listed all of the credit cards I wish to consolidate in a previous answer, please let me know if you need me to relist them. The interest rate on all but the Target Visa are Wells Fargo are 0%, but only for about 4-6 more months then it will go up between 15-25%. The Target Visa has a 23.24% interest rate. Please let me know if you need any additional information. I appreciate your inquiry.

Member Payment Dependent Notes Series 512580

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512580	$22,000	$22,000	14.59%	1.00%	May 17, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512580. Member loan 512580 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	AMERICAN FURNITURE WAREHOUSE	Debt-to-income ratio:	16.26%
Length of employment:	3 years	Location:	PEYTON, CO

Home town:
Current & past employers:	AMERICAN FURNITURE WAREHOUSE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I have never missed or have any late payments on my credit report,,this loan will finally combine all bills and will be debt free in less than 3 years--with exception of my house..>I am actually a lender with proser.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,295.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	I WILL PAY OFF USAIRWAYS MASTER CARD,,14,000..APPROX 300 PER MONTH,,LOAN WITH ENT CREDIT UNION 2700.00,,AMERICAN EXPRESS 4000..I HAVE A RENTAL IN NEBRASKA WHICH NETS ABOUT 300 PER MONTH AFTER EXPENSES,,ONLY REMAINING PAYMENT IS MORTGATE 1630.00 AND CAP 1 VISA,,MISC BILLS OFF 500.00
What is your job title and responsibilities at your job? Please list all the outstanding debts with amounts and interest rates, specifying which of these will be paid by this loan.	I AM A SALES REP AT THE LARGEST FURNITURE STORE IN COLORADO..AND HAVE BEEN TOP IN SALES FOR THE MOST OF 3 1/2 YEARS..2ND QUESTION ANSWERED ABOVE QUESTION
What is AMERICAN FURNITURE WAREHOUSE and what do you do there?	FURNITURE SALES,,WE ARE THE NUMBER 1 IN VOLUME IN COLORADO
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	yes, we bought a foreclosure last year and have at least 40-50 thousand equity in the primary house ..its taxed at 272,000 and my balance is 227,000..my rental is taxed at 172,500 and balance is about 115,000..thanks-
Please list the interest rates on the loans you are paying off. Thanks.	ent credit union is 17.99/mastercard is 16.99/ax is 15.5 thanks//ron

Member Payment Dependent Notes Series 512659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512659	$11,200	$11,200	13.85%	1.00%	May 18, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512659. Member loan 512659 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	22.27%
Length of employment:	< 1 year	Location:	New Orleans, LA

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I received an unexpected layoff which resulted in racking up some credit cards. Then I was underemployed for a while and was barely making minimums. Now my employment has stabilized and I'm clawing my way through to get everything paid off.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	5
Revolving Credit Balance:	$10,244.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	CC #1 $2565 @ 27% Will pay off CC #2 $2500 @ 28% Will pay off CC #3 $871 @ 24% Will pay off CC #4 $4800 @ 16% Won't pay off CC #5 $3480 @ 29% will pay off CC #6 $800 w/0% promo rate ending will pay off Student loans $27500 @ 4.75% won't pay off Car note $14,600 @14% won't pay off

Member Payment Dependent Notes Series 512697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512697	$25,000	$25,000	10.25%	1.00%	May 17, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512697. Member loan 512697 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,308 / month
Current employer:	US Dept. of Labor	Debt-to-income ratio:	1.46%
Length of employment:	8 years	Location:	Kansas City, MO

Home town:
Current & past employers:	US Dept. of Labor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/05/10 > I am an attorney for the US Govt. for 8 years. I have a steady income, and my wife is a school teacher with an annual income of $39,000. We would like to consolidate all of our debts into a single monthly payment in order to continue to build our future with 2 young children. We have never been late on a payment on any account and have excellent credit. We were unable to obtain a home equity line of credit due to the fact that our home's value has declined below the equity we have. Thank you for your consideration. Borrower added on 05/05/10 > I am an attorney for the US Govt. for the last 8 years. My income is extremely stable. My wife is a school teacher with an annual income of $39,000. We have 2 young children in daycare and would like to consolidate our debts into a single payment in order to build our savings. We are unable to gain a home equity loan due to the declining value of our home over the last 2 years. We thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on May 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,601.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	There are 6 revolving balances that will be paid off with the proceeds of this consolidation loan. The total current monthly payments on these 6 debts total $1,300. One of these debts is a high interest (19.99%) credit card which at a minimum payment of $275 monthly will take more than 20 years to pay off. The purpose of this loan is to consolidate these debts into a loan that terms in 3 years, and which will provide $500 in savings monthly. We have never made a late payment on any of these debts, but our goal is to be free of these within 3 years. The 6 debts are: Discover - $9,300 Citi (High Interest) - $10,700 Babies R Us - $750 Nebraska Furniture Mart - $2,300 Sam's Club - $500 Thank you for your consideration.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Thank you for your question. Our monthly budget is as follows: Items being consolidated from the proceeds of the loan ($809 monthly for 36 months) are listed below. Under our current situation we will be paying the Citi balance off for more than 15 years at its current minimum payment and interest rate of 21%. With the loan, we can have all of these debts paid down in 3 years. Discover $500 ($9,300 balance) Citi $275 minimum payment ($10,700 balance) Best Buy $50 minimum payment ($2,200 balance) Babies R Us $50 minimum payment ($750 balance) NFM $150 minimum payment ($2,300 balance) Sam???s Club $100 ($505 balance) TOTAL $1,125 ($25,755 balance) Other monthly budgetary expenses: Gas Bill $80 Daycare $1000 Insurance $105 Water $80 Mortgage $1490 Student Loans $798 Cell $102 Cable/Internet $80 Electricity $121 Car Payment $310 Groceries $550 (includes diapers/formula) Fuel $150 TOTAL $4,966 TOTAL MONTHLY EXPENDITURES CURRENTLY: $6,091 TOTAL MONTHLY EXPENDITURES WITH LOAN: $5,775 As a family we currently bring home $7,200 monthly which includes $419 monthly reimbursement from a dependant care savings account. ****As you can see we are not in a position where we are struggling from month to month or unable to pay our bills. This loan is not a survival issue, but a prudent financial decision to consolidate debts and pay them down in a quicker fashion. We are conservative in our spending, we do not live lavishly, but as a middle class family with both parents working in the civil service, we are not wealthy by any means. We have always been fiscally responsible, making our payments timely, never defaulting, and will continue to do so. We purchased our home 6 years ago at the height of the housing boom, but the value of which as declined significantly over the last 3 years which has prevented us from obtaining an equity line of credit. As such we have come here. I hope this answer gives you a better understanding of who your money will be invested with and feeling that your investment is a prudent one.
No need to respond - I just wanted to commend you for the thoroughness of your posting and budget planning. I will certainly contribute to your loan.	Thank you for the kind words. If I were an investor in your shoes, I would want to know that my investment is safe and that my borrower is prepared to keep up his end of the bargain and has a plan. I try to extend to others the courtesy that I would want extended to myself. Thank you for your investment.
How did you get into debt? Also, if you and/or your wife were to lose your jobs what would you do to pay the loan? Thank you	Our student loan is a significant portion of our current debt as both my wife and I took loans to fund our education. In addition, the cost of daycare for two children (twins) is high enough that while burdensome, is not above what my wife makes in take home salary. As a result, it makes more financial sense for her to work as opposed to stay home and save on daycare, but we do have that monthly expense. The credit card debt resulted from funeral/burial expenses when my father unexpectedly passed away in late 2006. He did not have life insurance, was divorced, and I was the only child. The funeral was in excess of $15,000, but I did not have the means to pay for it at the time, and chose to use credit. Should my wife lose her job, we could maintain our current plan with my income alone and the savings from daycare. Should we both lose our jobs, we would probably have to live on savings and credit until I could be employed. That being said, we have jobs that are about as stable as one could hope for. She is tenured and I am in permanent career status. Thanks for your consideration.
I see that some of your credit card debt was certainly unexpected, but a large portion still exists above that. I also understand your desire to consolidate debt, has anything been done to avoid accruing new debt moving forward?	Thanks for your question. To avoid accruing new debt, we have taken certain steps and tried to make cuts to our spending where we could. We have reduced to one vehicle for the household, and I either carpool or ride the bus to work. We have canceled credit cards that do not have a balance, and will terminate the rest after receiving the loan. I understand that this may have a negative affect on our credit, but at this point it makes more financial sense to not even have access. We have reduced to one cell phone for the family and gone to a basic cable system. In addition we have attended family finance workshops through our church for the last year in order to have a better strategy to manage our finances.

Member Payment Dependent Notes Series 512699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512699	$5,000	$5,000	13.11%	1.00%	May 13, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512699. Member loan 512699 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,473 / month
Current employer:	Sims Chevrolet	Debt-to-income ratio:	13.10%
Length of employment:	3 years	Location:	PAINESVILLE, OH

Home town:
Current & past employers:	Sims Chevrolet
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$687.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	fix my friends car
What is your job at Sims Chevrolet?	automotive technician

Member Payment Dependent Notes Series 512756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
512756	$20,000	$20,000	13.11%	1.00%	May 18, 2010	May 19, 2013	May 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 512756. Member loan 512756 was requested on May 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	CSU Northridge	Debt-to-income ratio:	15.00%
Length of employment:	6 years	Location:	NORTHRIDGE, CA

Home town:
Current & past employers:	CSU Northridge
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Trying to get our of credit card debt. Borrower added on 05/14/10 > Trying to get out of credit card debt by 2013.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,156.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CSU Northridge, a university? What do you do there?	California State University, Northridge a state college; Data Analyst, basical working with data and producing reports.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Thank you for your inquiry. If funded for the full amount, I will be able to consolidate all my credit card into one payment. I am single and have no kids. I currently do not have a car payment. I have not defaulted on a payment and is determine to get rid of my credit card debt by 2013. Rent - $500 (my portion, living with roommates) Utilities (internet, gas, electric) -$100 Cell Phone - $50 Insurance - $100 Student Loan - $ 100 Retirement - $100 Lending Club Loan - $650 Food, gas, misc, emergency fund - $500-$600
Can you please itemize all of your credit cards. Issuer -- Total Owed -- Int Rate -- State if this loan will be used to pay off the card listed. Thank you!	Thank you for your inquiry. If funded for the full amount it will consolidate all my Credit Card debt into one payment. The interest for these cards were around or lest then 10% until the credit card companies doubled them prior to the Credit Card Reform Bill last year. Citibank $12000/ 19.99% American Express $2000/ 19.99% B of A $ 2800/ 19.99% Discover Card $3800/ 14.99%

Member Payment Dependent Notes Series 513069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513069	$5,000	$5,000	14.59%	1.00%	May 18, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513069. Member loan 513069 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,907 / month
Current employer:	U.S. Army	Debt-to-income ratio:	16.47%
Length of employment:	8 years	Location:	Irving, TX

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Loan for hotel Borrower added on 05/07/10 > This is from a hotel bill that occured. How long does this take? The bill is due, and I have to pay it soon. Thanks!

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,814.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does "Loan for hotel" mean? You want to buy a hotel? You have a large hotel bill? Why did you select "Consolidate debt?' as a loan type?	It is from a previous bill.
I'm just curious, what did you do to run up a $5,000 hotel bill? Or should I say, what did you break?	I didnt break anything or nothing of that nature. What happened is I am in the miltary and I had Temporary Duty and I was under the impression that the gov't was going to foot the bill. But they only paid a portion of the room, so I was left with the remainder of the bill. I have it in my savings, but I plan on buying a house when I return back to Dallas.
I am interested in funding your loan. Would you be willing to have the Lending Club (LC) verify your income? It will speed up the lending process. If so, please tell us and then contact the LC for income verification. Thank you in advance.	They should have already verified it, I uploaded my LES (paycheck stub for military)

Member Payment Dependent Notes Series 513100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513100	$13,000	$13,000	15.70%	1.00%	May 18, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513100. Member loan 513100 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Quick Chek Corp	Debt-to-income ratio:	9.10%
Length of employment:	2 years	Location:	North Bergen, NJ

Home town:
Current & past employers:	Quick Chek Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > i work full time in food chain store as assistant manager. i have high outstanding balances on my credit card which i like to pay off.and get a loan with 1 monthly payment would be great. Borrower added on 05/08/10 > i am really good in payments i always make my credit card payment and other bills on time i am never late on payments.... and i have very secure and stable job...i have set my limits of every month to pay my credit card and other bills but i can easily manage to pay atleast $500-$800 in payments if i get the requested loan amount.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,427.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring a Borrowers d Profile (Employer, Length of Time, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio); the condensed Transunion Credit Report (line totals, i e, Revolving Credit Balance (RCB) total debt but not balances owed credit grantees Amex, Home Depot, MC, Visa, et al); and the borrower provided brief narrative. I am interested to help fund your $13,000 DC category loan. I have FIVE questions: (1) Brief description employer Quick Check is? (2) Position (Job/Role) for employer is? (3) C R reflects $8,427 RCB debt (54.40 pct usage). What are $ payments per month paid on all RCB debts? (Total $ actually PAID per month; NOT the CC minimum $ payments DUE per month.) (4) Loan is for $13,000; RCB $8,427 debt; Extra $4,573 (less origination fee) consolidating or refinancing what specific debts not included in RCB total? (5) If your loan 100 pct funds, L C issues 3-year note that has NO prepayment penalty. Length of time that you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks for answers to all FIVE questions. Member 505570 U S Marine Corps-RETIRED sends 05.05.10 @ 6:47 AM.	Quick Chek Is privately owned new jersey based food chain stores.and i am working there full time as a shift manager.and the credit cards payment i make every month depend i usually make more then minimum but i have 2 outstanding credit cards 1 is business account with chase which has about $7665 and the $8427 debt is from discover bank. the reason my chase account doesnt show up on here is just because its business acount and i guess they report to different agency but right now i hav ealmost about $15000 in debts and i am actually interested to get about $15000 but when i applied it approved me for $13000 still i was interested to get that amount of money.and i would like to set up 2 years maximum but i would try my best to pay before 2 years.

Member Payment Dependent Notes Series 513120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513120	$5,000	$5,000	12.73%	1.00%	May 18, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513120. Member loan 513120 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,583 / month
Current employer:	IBM	Debt-to-income ratio:	8.12%
Length of employment:	8 years	Location:	RIVERSIDE, CA

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > Greetings. The money will be used to fund my son's school. I have a steady job with IBM for over 8 years now. I have been in this profession for over 22 years now. Thanks.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,421.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please outline your $41k in revolving debt. The money for school, is this a quarterly or annual recurring expense?	Over 20 k of the debt is a mortgage credit line. The remaining are individual credit cards evolved in the last 3 years due to hardship. The money for school is not a recurring expense. This is a one expense. The school tuition is $ 500 a month.
Composition of the ~$41k in revolving debt? (heloc,cc,...?)	Over 20 k of the dept is a mortgage credit line. The remaining are individual credit cards evolved in the last 3 years due to hardship.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I have the title on the home. Thanks.

Member Payment Dependent Notes Series 513145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513145	$10,000	$10,000	12.73%	1.00%	May 17, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513145. Member loan 513145 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Mountainview Hospital	Debt-to-income ratio:	13.58%
Length of employment:	10+ years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Mountainview Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > I have been at my job 10 years and have worked as a nurse for 18 years. I have not been late on my house payment, and have payed off 3 cars. I am planning to use some of the money to further my education and become an R.N.

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,905.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Yes the house is in my and my husbands name. I have about $20000.00 in equity and it will be payed off in 15 years.
Does your husband work? If so, what is your total household income?	Type your answer here. Yes he does work part-time and the total income is $60000.00
If you were to lose your job what would you do to pay the loan? What does your reported "Revolving Credit Balance: $18,905.00" consist of and how did you get into that debt? Thank you	Type your answer here There are several jobs in the medical field for that I can get in to. We had a A/C unit go out last summer At ($9000.00 at 9%)I have 2 capital one cards ,Both as we all know that went from 10% to 18% and 22%
What are your other $ monthly costs (mortgage, car, utilities, CC/loans payments, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Type your answer here. $1250.00 house payment $200.00 a/c repair payment loan $200.00 utilities $50.00 cable internet $300.00 food $300.00 C.C. $90.00 car ins.
I'm thinking about investing - question - Do you like your job? thx.	Type your answer here. I have woked at my job for 10 years and I love it.

Member Payment Dependent Notes Series 513146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513146	$10,400	$10,400	14.96%	1.00%	May 17, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513146. Member loan 513146 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Ourisman Honda	Debt-to-income ratio:	1.10%
Length of employment:	2 years	Location:	Aldie, VA

Home town:
Current & past employers:	Ourisman Honda
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > My son needs this money to finish his studies as a Pilot at the Delta Connections Academy, he is only 2 months away from graduating, I want to help him finish. Thanks. Borrower added on 05/08/10 > This is the only way to get my son to finish his studies as a pilot, I hope you can help us. Thanks

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,965.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (mortgage, car, utilities, CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortgage is $1,988, utility bills including cellular is average $450, I don't have a car payment, insurance for cars is $200, I don't have any other loan, credit card monthly is $ 60 but I usually pay more, school for kids is $700. Food is average $100 per week, I also have my husband's income, but I'm getting the loan myself and that's only my income. If you need additional information do not hesitate on contact me.
I invested a small amount but it isn't clear to me how it is that you have a son in pilot training for Delta yet your earliest credit line was started in 2006 and you have a mortgage. How can this be?	My son got a loan for $100.000, but it wasn't enough and I always wanted the best for him, unfortunately it's very expensive and he needs this money to finish. So when he applied for an extra loan they denied it. That's why I'm helping him. I am going to pay for it too. Thank you for helping us out.

Member Payment Dependent Notes Series 513168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513168	$6,000	$6,000	16.45%	1.00%	May 14, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513168. Member loan 513168 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	HBO LATIN AMERICA PRODUCTION SERVICES LC	Debt-to-income ratio:	1.48%
Length of employment:	6 years	Location:	Pembroke Pines, FL

Home town:
Current & past employers:	HBO LATIN AMERICA PRODUCTION SERVICES LC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	13
Revolving Credit Balance:	$2,466.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 513225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513225	$6,100	$6,100	7.51%	1.00%	May 14, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513225. Member loan 513225 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	fairfeild inn and suits	Debt-to-income ratio:	0.00%
Length of employment:	2 years	Location:	shumway, IL

Home town:
Current & past employers:	fairfeild inn and suits
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > i am trying to upgrade the outside of my house and make it look more presntable to the rest of the neiborhood by getting siding and a few new windows and this small loan would just do the trick. i would more then appreciate this loan and so would my house it needs a make over. Borrower added on 05/08/10 > my contractor just informed me that if i have the siding done by june 1,2010 he will wrap the outside of my windows with this new tin at no extra charge to me, but would raise the value of my home and change the looks of the overall apperance. so this is a win win for me if you help me with this loan cause i was going to have this done in a few years anyway and now i can have it done for the price of the siding.yahoo

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do owe about 5000 on my house, but i have made a years worth of payments in advance with my taxes because i like getting things paid off in advanced.my monthly payments are 223.00 if i was to be paying them every month though. The deed is in mine and my childrens fathers name and we both have lived here since 2000 with are twins who are 13,I dont have a HELOC and really never thought about going that way,a friend told me about this sight and it sounded really good and I thought I would try it out. Thanks for checking in on my loan and would be glad to answer any other questions you have. thank you
Are you the only wage earner in the household?	No my childrens father lives here too but he is a self employed mechanic and it is hard to say how his wages are so thats why I applyed on my own, but yes he will be helping pay it back.

Member Payment Dependent Notes Series 513245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513245	$6,000	$6,000	14.59%	1.00%	May 14, 2010	May 20, 2013	May 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513245. Member loan 513245 was requested on May 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	Coretechs	Debt-to-income ratio:	20.05%
Length of employment:	< 1 year	Location:	Menlo Park, CA

Home town:
Current & past employers:	Coretechs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/06/10 > I need to have surgery and my insurance will not cover it because it's a pre-existing condition. I am a working professional with a 683 credit score, college grad, a person of integrity and need to get this surgery. .

A credit bureau reported the following information about this borrower member on May 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	35
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position at Coretechs? Current expenses?	I'm a Customer Service Associate.
Hello. What is your profession? What kind of surgery are you having? Please provide your monthly expenses and details of delinquency on your credit. Good luck with the surgery.	My profession is Client Servicing. The kind of surgery I am having is surgery to fix a deviated septum which my insurance will not cover since it is a pre-existing condition. I had surgery 5 years ago to fix my born with deviated septum and had a problem with it recently since I injured my nose, i was hit by someone accidentally. I'm looking to have my re-deviated septum fixed and also my nose straightened. As for monthly expenses I only have to pay: 510 rent 130 student loan 291 car loan 80 car insurance 50 cell phone bill Regarding delinquency on my credit, I had two american express credit cards in college that I paid off after graduating but american express pulled a fast one on me and said closed at grantors request instead of consumers request. I suppose looking back now I should have just paid off the cards and kept them open and also been careful to get the name of the rep I spoke with at american express who closed out the two account for me when I paid them off. I have come aware of the american express thing recently and will be resolving that with them shortly.
I'd like to better understand your situation, please allow me to ask you a few questions. 1) How long will you be off of work to have the surgery performed? Will you be using sick/personal days to cover your time off? 2) Is this a single surgery or will it take mulitple procedures? Good luck with the surgery	I'll be off work for one week and I have saved up enough money to cover needed expenses during that time equal to that if I were working. To answer your second question, I've decided to use personal days versus sick days and I will only need this one surgery not any others..

Member Payment Dependent Notes Series 513289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513289	$7,000	$7,000	13.48%	1.00%	May 17, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513289. Member loan 513289 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	PNC Bank	Debt-to-income ratio:	19.38%
Length of employment:	2 years	Location:	MACOMB, MI

Home town:
Current & past employers:	PNC Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	18
Revolving Credit Balance:	$10,143.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How are you going to guarantee this loan to anonymous lenders?	Hello - I guarantee this loan to not only be paid on time on a monthly basis, but I can guarantee the funds will be paid off in advance of the 36 months. My repayment history is excellent. I am a banker, my wife is a tenured teacher. We have sufficient income ($115,000 per year combined) to cover all of our debts; however, I found that by consolidating multiple credit cards I will be able to pay our debt down much quicker. I will have the monthly payments automatically deducted from the checking account. I will also make additional payments toward principle. I know that guarantee is a strong word, but I promise you that this will be paid off early.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, My wife and I have a mortgage on our property held in both of our names. The house was purchased two years ago. The value of the home is around $170,000. We owe $151,500 on our primary mortgage. We don't have a secondary of HELOC on the property. We make appoximately $115,000 combined. Both of our positions are secure.
Since this is a "Debt Consolidation" loan, can you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held? Your credit report shows that you had a delinquency 18 months ago. Can you please explain what this was from and the circumstances of the delinquency?	I am consolidating three credit cards. 1. Bank of America - $2700 @ 22.99% 2. Citi Group - $3500 @ 24.99% 3. Discover - $1200 @ 19.99% The delinquency was a 30 day late payment on my student loan. I thought my loan was still in deferment at the time. It was just a mistake on my part. That 30 day late payment has been my only late payment I have ever made in my nine year credit career.

Member Payment Dependent Notes Series 513343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513343	$7,000	$7,000	7.14%	1.00%	May 13, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513343. Member loan 513343 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	MWV	Debt-to-income ratio:	13.53%
Length of employment:	5 years	Location:	Covington, VA

Home town:
Current & past employers:	MWV
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,935.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you be consolidating? Thanks.	All debts are credit card balances.
Your revolving credit balance is $4935 (as reported by credit bureau on 5/7/2010). Why do you need $7k to consolidate debt?	I am also going on vacation in two weeks and would expect the level to rise slightly. With the loan I will pay off all of my debt and use cash rather than credit for the vacation. I am looking to have only one payment per month which will be less than the sum of each payment I currently make.
Can you describe the debt and the current interest rates that you plan to eradicate with this loan?	I will be paying off balances on five different credit cards which range from 10-16% interest currently.

Member Payment Dependent Notes Series 513360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513360	$5,000	$5,000	14.22%	1.00%	May 18, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513360. Member loan 513360 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,322 / month
Current employer:	Vocational Rehabilitation	Debt-to-income ratio:	10.78%
Length of employment:	10+ years	Location:	Lexington, KY

Home town:
Current & past employers:	Vocational Rehabilitation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > Purchase a new living room suit and bedroom suit. If anything left, some lamps and a recliner.

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,053.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 513401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513401	$5,000	$5,000	9.88%	1.00%	May 14, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513401. Member loan 513401 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,400 / month
Current employer:	THE CITIZENS BANK	Debt-to-income ratio:	11.36%
Length of employment:	5 years	Location:	VALLEY HEAD, AL

Home town:
Current & past employers:	THE CITIZENS BANK
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,743.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	My Mother has exhausted her resources after caring for my Grandmother (Alzheimers). I want to use the money to pay a small amount of credit card debt I have, and also to help my mother until she is back on her feet. Thanks.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No. N/A 2. Yes a. Yes b. No c. same 3. No, approx. value 55,000. 4. 5+ yrs.
What is this loan for? What do you do at "the citizen's bank"?	To assist family.
what will you use this loan for?	To assist family
What are you going to use the proceeds of this loan for?	To assist family
I understand you want to help your mother, but you also are looking to pay off credit card debt. How much credit card debt is there, and have you done anything to avoid accruing new debt?	a. around 3,000.00. b. yes

Member Payment Dependent Notes Series 513542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513542	$5,000	$5,000	12.73%	1.00%	May 13, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513542. Member loan 513542 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$500,000 / month
Current employer:	post office	Debt-to-income ratio:	0.01%
Length of employment:	10+ years	Location:	SALINAS, CA

Home town:
Current & past employers:	post office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	80
Revolving Credit Balance:	$1,434.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your gross income per month really half a million dollars?	no type o 60,000.00
$500,000 Monthly income? (SIX MILLION DOLLARS PER YEAR INOME?) No wonder the U S POst Office is broke!	no type o 60,000.00
Just for openers, I also doubt that you make $60,000 a month either. Why don't you take the time to respond seriously to address your ACTUAL salary, your jop/role at the Post Office, and explain the reasons for your loan request IN DETAIL so that all of us may better understand your perceived need. Thank you.	year
What is going on here??? You earn $60,000 per month, and you want to borrow $5,000? Seems like you should have a major savings account somewhere. Sorry, it doesn't make sense.	60 a year

Member Payment Dependent Notes Series 513588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513588	$5,000	$5,000	14.96%	1.00%	May 18, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513588. Member loan 513588 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	dch auto group	Debt-to-income ratio:	22.29%
Length of employment:	6 years	Location:	JACKSON, NJ

Home town:
Current & past employers:	dch auto group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > Consolidating my minimal credit debt & unfortunate legal issues.. and pay back monies owed to my mother. want to start fresh & take care of my own problems Borrower added on 05/09/10 > Also, I am in good standing with all of my current accounts. Never late, Never miss a payment and understand the importance of credit/borrowing for lenders. I am very trust worthy and responsible with all of my accounts, and am just trying make paying off my bills easier. Please consider me for this loan. My credit report shows I am on point with my bills and dedicated to bettering my situation. Thank you :)

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	33
Revolving Credit Balance:	$1,732.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your hsouse? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No actually I hit the wrong option. There wasn't an "other" option I live with my parents in there home. Which still has a morgage on it.
Hello. Please provide the balance(s), interest rate(s), minimum required payment(s) and your usual monthly payment(s) for the debt you will be paying off. Additionally please explain how you accrued this debt and what actions you have taken to avoid accruing more debt in the future. Thank you.	Macys 24.50% minimum $28- balance around $800 Target 23.24% minimum $26- balance around $840 I always pay more on them. $1100- I owe my mother. Just for her helping me out here and there. $2500-court fine. An unfortunate altercation I was involved in. & I really want to pay them off because they are expecting me to pay them almost $700 a month on top of my other bills. & it's just impossible. I am on top of my bills always before other things, I never miss a payment & all my accounts are in good standings. With this loan I plan on consolidating the debt & getting a fresh start with the mistakes i've made. & also i currently do not use ANY of these credit cards. They are and have been cut up for a while. I just keep them open to have a visa and for credit purposes. Thanks.

Member Payment Dependent Notes Series 513687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513687	$6,000	$6,000	11.36%	1.00%	May 14, 2010	May 21, 2013	May 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513687. Member loan 513687 was requested on May 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	Invesco	Debt-to-income ratio:	3.61%
Length of employment:	2 years	Location:	Huntington, NY

Home town:
Current & past employers:	Invesco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/07/10 > This loan is to fund new furniture (Crib, dresser, changing table) for the arrival of our second child soon and also to put in a playground for our children in the backyard. I am a good candidate for this loan as someone with a relatively high-income, steady job and with good credit (plus a very low debt-to-income ratio.)

A credit bureau reported the following information about this borrower member on May 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	75
Revolving Credit Balance:	$524.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Hi, thanks for the question. My monthly car payment is $332 per month, and the car insurance is $134 per month. I have a credit card balance of $522 at the moment, and I always either make payments in full or far above the minimum. Utilites range from $375 -$450 in the winter (oil heat) and about $250 per month in the summer. Food, cable and internet access is $160 per month combined. Our monthly food bill is about $850 and we spend approximately $100-$125 in diapers, new baby clothes, etc. So, in total, our total fixed costs each month average out to be about $4500. My take-home pay, by comparison is about $5,800 after deducting for 401k and 529 plan contributions. Please let me know if I can help clarify anything else.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment?	Hi, thank you for your question. I work for an asset management firm, and have been with them since October, 2007. Prior to that, I worked for a competitor for 4 1/2 years (since June, 2003.) I left for a higher paying position at what I believed to be a stronger company and better long-term prospects for my career.

Member Payment Dependent Notes Series 513720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513720	$8,000	$8,000	14.59%	1.00%	May 13, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513720. Member loan 513720 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,243 / month
Current employer:	Straub Clinic & Hospital	Debt-to-income ratio:	8.39%
Length of employment:	5 years	Location:	Honolulu, HI

Home town:
Current & past employers:	Straub Clinic & Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > The funds will be used to purchase a used car for $5000.00 and pay off a loan with a high interest rate. I work full time at a hospital, my job is very stable. I pay all my bills on time and am looking forward to being a member of Lending Club, a great chance to get a low interest rate. Borrower added on 05/08/10 > Thank you to all who have invested so far. You will not be disappointed with your investment. I sincerely appreciate it.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	75
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Hi, Thank you for your inquiry. I pay $800.00 rent and have a cell bill about $100 and a loan that I currently pay at $165.00 a month at 27% APR. I usually pay more towards the loan to bring down the balance/interest but it would be great to pay off the loan since the interest is so high. My apartment includes utilities and I only pay internet and food and miscellanous household items which I split with another person monthly. I had a car loan previously in 2005 which I paid off and I sold the car to lease a new one. The lease is now up and I have a friend who is offering me a great deal on her used car and unfortunately I dont have all the the $5000 up front which is where the loan would be useful, it would be great to not have a car payment for another 4 years and just get a small loan for the car. In addition to working full time I also attend school less than part time for nursing pre courses so I do have a school loan and I pay $105.00 a month since I attend for less than 12 credits. I have two children and am blessed to have great family support that help me when I work so I don't have to pay for childcare. Thank you for your time and let me know if you have any questions.
You mentioned you work at a hospital. What do you do there?	Hi, Thank you for your inquiry. I place patients that are being admitted to the hospital based on their diagnosis and doctor. I also handle the staffing of the nurses and nurse aides and ward clerks for the hospital which includes ER, Med Surg, and our Critical Care units based on the census and needs of the hospital. My position is an administrative one and I have been here for 5 years. Thank you for your time. Please let me know if you have any further questions.

Member Payment Dependent Notes Series 513778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513778	$5,000	$5,000	7.88%	1.00%	May 18, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513778. Member loan 513778 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Cardinal Health	Debt-to-income ratio:	16.84%
Length of employment:	9 years	Location:	Columbus, OH

Home town:
Current & past employers:	Cardinal Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > Used to Consolidate Debt and I am a good credit rating and am capable of paying off my debts

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,954.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you consolidate with this loan? Thanks.	My chase credit card and bank of America credit card that have higher interest rates.
What is your position at Cardinal? How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My current position is Supervisor, Finance Ops. My position is very secure. I have been with the company for 9 years. If I were to loose my position I will withdrawal money from my 401k savings plan or my husband would help me pay the loan back.

Member Payment Dependent Notes Series 513842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513842	$8,000	$8,000	7.51%	1.00%	May 18, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513842. Member loan 513842 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,092 / month
Current employer:	Beckman Coulter, Inc	Debt-to-income ratio:	2.10%
Length of employment:	10+ years	Location:	miami beach, FL

Home town:
Current & past employers:	Beckman Coulter, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > Money to remake kitchen and bathrooms in my condo at Miami Beach - Thanks Borrower added on 05/12/10 > Verification of transaction on Bank Account completed on 05-12-10

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	49
Revolving Credit Balance:	$6,314.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is there a reason that you are not trying to get a lower rate home equity line of credit for the remodel? Also, please list out your monthly expenses (regularly occurring estimated average monthly spending on other items).	A Home Equity is a more complicated process than a personal loan. I just need $8,000 so that I can pay cash for the parts I need, I do the remake myself at leasst most of it. In regards to my monthly expenses on other items, I pay about $ 500 utilities (power, phone, cable, etc), approx $ 150 gas bill, $ 300 condo maintenance, $ 200 credit card, and $ approx 500 supermarket. 20 % of my income goes to my 401K account. Hope this clarifies your question. Thanks

Member Payment Dependent Notes Series 513881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513881	$2,000	$2,000	9.88%	1.00%	May 14, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513881. Member loan 513881 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	Courtyard by Marriott	Debt-to-income ratio:	7.00%
Length of employment:	5 years	Location:	Strasburg, PA

Home town:
Current & past employers:	Courtyard by Marriott
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > To pay for vacation Borrower added on 05/09/10 > My credit score is 762 so I have an EXCELLENT credit rating. You can count on me to pay back the money I owe. Borrower added on 05/09/10 > I always pay my bills before they are due. If you decide to help fund my loan,you will never have to worry about waiting for a payment from me. Borrower added on 05/09/10 > Even though I can pay the loan off over 3 years, I plan on having it payed off by this time next year. Maybe even sooner

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$831.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Te home is actually owned by my parents so the title is in their names. As far as equity,we have had several renovations done to the home but I do not know the current value of the home because we have not had it appraised.

Member Payment Dependent Notes Series 513912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513912	$15,000	$15,000	13.48%	1.00%	May 17, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513912. Member loan 513912 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,533 / month
Current employer:	Seacoast Supply	Debt-to-income ratio:	15.27%
Length of employment:	10+ years	Location:	SEMMES, AL

Home town:
Current & past employers:	Seacoast Supply
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > I'm an honest hard working guy who got a little over extended with some debt. I've been with the same company for thirteen years as a manager which proves my commitment to responsibility. I am in the process of reading several credit management books to help me get control of this problem and eliminate my debt forever. My wife and I make decent money but are drowning in minimum monthly payments and aren't getting anywhere. I need your help with this loan to get me back on track to a better way of living and finally some financial freedom...This debt will be for consolodation and will help me out tremendously...I appreciate your consideration! Borrower added on 05/09/10 > I plan to use these funds to consolodate some high interest debt. My wife and I are drowning in min monthly payments and aren't getting anywhere. We are a hard working couple that has fallen into the grips of the credit card companies and are looking for a way out. As a manager for the same company for 13 yrs commitment and dedication come easy to me. I'm currently reading three credit card books to help me understand how I got to where I am and what I need to do to get it under control. My financial plan is to get out of debt and stay that way. My wife and I make great money combined but the min payments aren't getting it done fast enough. I work better off a locked loan with a fixed rate and an end date, this revolving credit is not for me. I need some help so please consider me for your loan, We would greatly appreciate it and would hope to one day be in a situation that we could return the favor. Borrower added on 05/09/10 > I plan to use these funds to consolodate some high interest debt. My wife and I are drowning in min monthly payments and aren't getting anywhere. We are a hard working couple that has fallen into the grips of the credit card companies and are looking for a way out. As a manager for the same company for 13 yrs commitment and dedication come easy to me. I'm currently reading three credit card books to help me understand how I got to where I am and what I need to do to get it under control. My financial plan is to get out of debt and stay that way. My wife and I make great money combined but the min payments aren't getting it done fast enough. I work better off a locked loan with a fixed rate and an end date, this revolving credit is not for me. I need some help so please consider me for your loan, We would greatly appreciate it and would hope to one day be in a situation that we could return the favor. Borrower added on 05/09/10 > SORRY COPY AND PASTE, IT DIDN'T LOOK LIKE IT TOOK THE FIRST TIME!!

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	55
Revolving Credit Balance:	$24,826.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No problem, I appreciate your consideration! The title is in my wifes and I's name. We refinanced in February 2009 coming of an ARM loan that jumped up to take advantage of a 5% 30yr fixed mortgage and use some equity to help us get pregnant thru invertro fetilization which was more than we could afford on our own at that time. In short we had to use most of the equity to help with the medical expense of the pregnancy.The house appraised in Feb '09 at $129,900 and our current bal is around $122,000. My house would sell in the $136,000 range but as far as documentation goes my last appraisal was $129,900. Thanks again for looking at this, I would really appreciate this loan to get my bills and finaces in order. I've already cut up my credit cards up and have started reading several books to help me stear clear this time around. We both have great jobs and work hard for a living, i'm just in a jam and need to clean up these cards with a lower interest rate! Take care and please let me know if I didn't answer your question with enough detail or fact!
Greetings, I'll be helping fund part of your loan. Please identify each of your card balances and APRs. Based on your plan, readings, and research - what is your plan for repayment of the borrowed funds? Regards	Great Question, no probelm. I've already researched this and put on a spreadsheet to see where I needed to focus the majority of my attention before I even considered this loan. I was shocked at the numbers and interest rates when put in front of me and decided that my only way out of this was to get a lower interest fast track loan and the Lending Club was an awesome solution. I can work off a set payment / interest rate rather than revolving credit and min payments. I cut up all but one of my credit cards which was the Discover with a $3,000 dollar limit but I put a cap of $250.00 dollars on the card to limit my my availability but keep open in case of emergencies.The total debt is $16,359.30. Here's the breakdown, thanks for you help with this I really appreciate it. Let me know if you need anything else! Best Regards, Lowes $2,565.18 - 22.99% Home Depot $1,745.89 - 21.99% GM $1,149.78 - 23.90% Discover $453.71 - 18.99% Wells Fargo $5.633.33 - 19.00% Amex Blue $2,376.06 - 27.24% Besy Buy $1,040.08 - 24.24% Dillards $1,395.27 - 27.24%
Will the monthly payment on your L.C. loan be more or less than what you are now paying on the credit cards that you intend to pay off?	No problem, great question. If I was to make the min monthly payments on all of the current open accounts I have now I would be paying $129.00 dollars more per month more then with the loan from LC. I would saving $129.00 dollars per month plus be set to pay off the loan in 3yrs instead of 7-10 and thousands more in interest. I appreciate your question and consideration!
What kind of supplies does your employer sell? What do you do at Seacoast Supply? How will the Gulf oil spill affect business? I'm looking to get a sense of how secure your company is as well as your position there.	JoeSC, no problem super question. My compmay sells commercial and residential building materials to local subcontractors and residentail builders. We sell almost everything to build a house or commercial building including items such as roofing, drywall, stucco and insulation. We are a very large company that has been in business since 1973 but haved managed to survive the housing market with no intentions of shutting down. The oil spill will have very little impact on my business in a positive or negative way. As far as security goes, these economic times have put every business in jeopardy of closing but my company has a srong foundation and great backing from USG and we see a bright future ahead in theses challenging times. As mentioned I've been with Seacoast for 13 years advancing from operations in Oct 1997 to sales then to manager in August of 2006. I hope I've answered your question, please advise f any further info is needed. Thanks for your consideration.
Thank you for all of the information you have provided us thus far and for taking the time to answer lender questions. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Thank you so much for your kind remarks!! Thanks to eveyone for that matter for your help with this loan!!! This has been an eye opening experience for me that has really made me realize the situation I'm in now and the direction I'm heading for the future. I realize now what I have never realized in the past, credit cards are not for everyone and debt is no fun once the newness wears off and ther bills come in. I know that making promises in an email to a bunch of investors or shall I say people (and I do realize the word people in this statement) is not convincing but maybe, hopefully it will give you a little glimpse of my character and help you all feel better about your investment in me! THANK YOU ALL SO MUCH FOR THIS LOAN, I REALLY MEAN THAT IN THE MOST RESPECTFUL AND PROFESSIONAL WAY AND I WISH TO SAY THANKS TO LENDING CLUB FOR SUCH AN AWESOME EXPERIENCE AS WELL!!

Member Payment Dependent Notes Series 513944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513944	$9,000	$9,000	17.93%	1.00%	May 17, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513944. Member loan 513944 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	UVA Health System	Debt-to-income ratio:	9.78%
Length of employment:	10+ years	Location:	Charlottesville, VA

Home town:
Current & past employers:	UVA Health System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/08/10 > purpose of loan: pay off all debt except mortage. to those who fund this loan: Thanks so much. It is a HUGE help. Borrower added on 05/09/10 > My bills are paid on time.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,245.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at UVA Health System? What is your position?	Type your answer here. clinical laboratory scientist : medical technologist (perform lab tests)
Lenders view applications featuring the Borrower Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $15,000 DC category loan. My questions are: [1] Your position (Job/What you do) for employer Univ VA Health System? [2] Transunion Credit Report shows $13,245 RCB debts (58.10 pct usage). What $ payments per month are being paid on all RCB debts? (Total $ is actually PAID per month; NOT the CC minimum $ payments that are DUE per month.) [3] If loan 100 pct funds, L C issues their standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for all THREE answers to questions. Member 505570 U S Marine Corps-RETIRED 05.09.10 @ 10:05 AM.	Type your answer here. 1. Clinical Laboratory Scientist (Medical Technologist): perform lab tests 2. $25 above minimum 3. LC repayment loan: 2 to 3 year maximum
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1. No, mortage 2. 150,000 in equity
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.08.2010 @ 10:47 PM ET.	Type your answer here. Thanks for the info.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	I have resources I could tap into in an exteme emergency. I am fortunate to work for an institution that does not have layoffs. It chooses not to fill vacant postitions. I have 20 years there, so I have seniority.
L C Credit Review Team modified loan from $25K to $9K. FYI: Subject: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Member 505570 USMC-Retired 05.11.2010 at 7:45 AM ET	Type your answer here. Thanks for all the tips you gave me. You are a Godsend!
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Type your answer here. food car ins cable with internet gym fees provided by work no children

Member Payment Dependent Notes Series 513948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513948	$12,000	$12,000	10.99%	1.00%	May 18, 2010	May 22, 2013	May 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513948. Member loan 513948 was requested on May 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,027 / month
Current employer:	United States Air Force	Debt-to-income ratio:	19.66%
Length of employment:	10+ years	Location:	NORTH POLE, AK

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > I plan to pay off three high interest accounts. I just cannot seem to get any head way with the intrest charged. At the rate it will take me a while to pay them off. That is why a fixed loan from here with the intrest rate will save me thousands in the end.

A credit bureau reported the following information about this borrower member on May 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,950.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Questions are: (1) USAF current military Rank a-n-d Pay Grade are? (If civilian employee GS Grade is?) (2) If enlisted member; Expiration Current Contract Date is when? (Officers are "Indefinite"0. (3) How long do you intend to keep loan active? < 6 moths? 6 to 12 months? 1 yr to 2 yrs? 2 to 3 yrs? Thanks for answers. Member 505570 USMC-Retired 05.09.2010 at 10:13	My current rank is Technical Sergeant which is an E-6. My current enlistment is up in December 2013. I plan on keeping the loan active for 2 to 3 yrs.
Are you eligible to remain on active duty during entire duration of this loan? Paygrade? If enlisted, end of your enlistment contract? Have you been found guilty of DUI/DWI during your military career? Any findings of guilt at article 15 hearing during current enlistment? If married, debt and income that spouse adds? Thank you and good luck!	IMy current enlistment ends in december 2013 so I will be on active duty during the duration of the loan. I have not recieved any UCMJ actions during my enlistment. My wife just had our baby and is currently not working. But intends to as soon as she can.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	I owe Chase credit card 7706.63 @ 29.99 paying 300.00 a month. RC Willey 2947.15 @ 21.00 paying 125 a month Chase credit card 3836.16 @ 10.24 paying 100 a month Military star 7750.00 @ 9.99 paying 300 a month Bill me Later 625.44 @ 19.99 paying 25.00 a month
I see you are looking to consolidate existing debt. Have you done anything to avoid accruing new debt?	Yes we have, when we bought our house my wife had a good paying job. When she got pregnant she quit her job and finished college, The problem was the house was too much for my income alone, and it put us in financial stress. We just sold our house this last February, and are looking to get back on our feet by paying off our high interest items with this consolidation loan.

Member Payment Dependent Notes Series 513963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
513963	$8,000	$8,000	14.96%	1.00%	May 18, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 513963. Member loan 513963 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Party Rental	Debt-to-income ratio:	12.52%
Length of employment:	< 1 year	Location:	CLIFTON, NJ

Home town:
Current & past employers:	Party Rental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I plant to use the loan for medical expenses Borrower added on 05/11/10 > I am very reponsilble. Always pay my bills on time. I am very stable. HAve been working in the same field for over 25 years. I have a very stable job at a company that has been around for more than 40 years.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,463.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the proceeds of this loan for? What is your job?	Type your answer here. I intend to pay off some medical expenses for my 12year old son who suffers from asthma. My Insurance deductable is very high and I do not want them to send bills to collection. My job is accounts payable supervisor. Afetr working for more than 18 years on my previous job in New York City, I recently switched jobs to New Jersey to be closer to home. I am very stable and loyal as you can see when it comes to my job.
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	I intend to pay this loan in about 2 years time.

Member Payment Dependent Notes Series 514060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514060	$6,000	$6,000	14.59%	1.00%	May 18, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514060. Member loan 514060 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Chili's bar and grill	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	AUBURN, NY

Home town:
Current & past employers:	Chili's bar and grill
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > trying to fund a new business venture, part time work

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	6	Months Since Last Delinquency:	7
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the new business? Please explain the 2 delinquencies on your credit score. Will you have enough income to pay this loan if your business doesnt work? Thanks!!!	The two delinquencies were late payments on credit cards with small balances on them and they were paid off as soon as I was aware. I have since ceased to use them as you can tell by my revolving line. My current job will provide enough income to pay the loan regardless of the success of this venture. I am a server so my income fluctuates and may be underestimated on paper.

Member Payment Dependent Notes Series 514070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514070	$7,000	$7,000	10.99%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514070. Member loan 514070 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Fidelity	Debt-to-income ratio:	7.22%
Length of employment:	5 years	Location:	SOMERVILLE, MA

Home town:
Current & past employers:	Fidelity
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > $5,200 will be used to clear another an outstanding loan I currently have with Citifinancial at a higher interest than this one I have beend quoted. A further $400 to clear the balance on a credit card. The remainder of money is to assist in the expense of moving into a new apartment without having to dive into credit card debt.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$822.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for all of the information you have provided us thus far. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	Thanks, I am fully aware that this loan is funded by ordinary people and take great comfort in the knowledge that it will be you who makes the profit from the interest as opposed to a faceless bank. I have never reneged on any debts, so I can assure you your investment is safe.

Member Payment Dependent Notes Series 514075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514075	$10,000	$10,000	13.48%	1.00%	May 17, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514075. Member loan 514075 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Los Angeles Unified School District	Debt-to-income ratio:	14.03%
Length of employment:	10+ years	Location:	Encino, CA

Home town:
Current & past employers:	Los Angeles Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > Hello. Thanks for looking at my request. I plan to use the funds to help pay off my debt. The balances vary from $200+ to $4000+ all with rates as high as 29.99%. I've been consistent with my payments, but it would easier to focus on one payment regarding paying off credit/loan debt. I've been working in my job for 10 years now and enjoy it a lot and it allows me to live comfortably. But, now I would like to focus on making clearing my debt as a goal and continue to push farther in life without being slowed/weighed down. Thank you for your help.

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	15
Revolving Credit Balance:	$4,896.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 514148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514148	$5,000	$5,000	10.25%	1.00%	May 18, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514148. Member loan 514148 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,192 / month
Current employer:	Fuller Theological Seminary	Debt-to-income ratio:	22.21%
Length of employment:	4 years	Location:	Pasadena, CA

Home town:
Current & past employers:	Fuller Theological Seminary
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	72
Revolving Credit Balance:	$5,796.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congrats on joining LendingClub to fund your loan! In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at the Seminary? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thanks and good luck with your loan!	I am responsible for processing all donations to the Seminary. I am the only person in my household, therefore the sole wage earner. The balances on the debts I will to consolidate are about $2,300 and interest rates are 24%. I'm looking into the "delinquency" as I have not been delinquent on any payments. I will have the payments automatically withdrawn from my account every month. Thanks for your questions.
As a follow-up to your answer, you are requesting $5,000 and listed a loan for $2,300. What happens to the balance of the funds you are requesting? Also, is the loan you mentioned just a single loan? If not could you please list the balance, interest rate and amount paid separately for each loan? Thank you	Sorry, I was distracted when I was responding to your questions earlier and did not read over my response before pressing enter. $2,300 Visa @24%, $2,100 MC @ 14% and $380 department store CC @ 23%

Member Payment Dependent Notes Series 514207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514207	$7,800	$7,800	13.11%	1.00%	May 13, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514207. Member loan 514207 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	contractors license board	Debt-to-income ratio:	17.57%
Length of employment:	8 years	Location:	RANCHO CORDOVA, CA

Home town:
Current & past employers:	contractors license board
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > Consolidate my small various credit cards into one easy to manage monthly bill-also can pay more if I want to, but this payment will be much easier to afford. Borrower added on 05/11/10 > Bank account verified per request. Borrower added on 05/11/10 > Once funded, all bills will be paid and credit cards cut up! with a three year plan I will be debt free once again. thank you!

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	80
Revolving Credit Balance:	$9,727.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list your credit cards and the interest rates?	Citifinancial MC 12.59% (4500) HSBC Visa 14.% (1036) Kohls 23% (424) Citifinancial Retail 0% (2100) Amazon Visa 22% (200) Discount Tires 19% (900)
When will the interest payments start on the Citifinancial Retail credit?	CItifinancial starts this month May 1st
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, yes I do hold the title in my own name and have for the last 17 years. The house is valued apprx 245K and I currently owe $152K.

Member Payment Dependent Notes Series 514233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514233	$2,500	$2,500	13.11%	1.00%	May 18, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514233. Member loan 514233 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	starbucks	Debt-to-income ratio:	8.07%
Length of employment:	4 years	Location:	BELMONT, CA

Home town:
Current & past employers:	starbucks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > This is for my move across the country

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	72
Revolving Credit Balance:	$997.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you moving? Do you have a job locked in at your new location?	I am moving with my fiance who is going back to school for culinary management and to be closer to his faimly. Yes, I am transferring locations next month. I already have the approval. Thank you

Member Payment Dependent Notes Series 514260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514260	$9,000	$9,000	12.73%	1.00%	May 17, 2010	May 23, 2013	May 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514260. Member loan 514260 was requested on May 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	n/a	Debt-to-income ratio:	6.21%
Length of employment:	3 years	Location:	Visalia, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/09/10 > I have built my business as a consultant a lot over the past few years, but some of that expansion was done with credit cards. I am looking to consolidate this credit card debt into a lower interest rate. My business has been growing consistently over the past several years, and I'd like to get these last several thousand dollars under control and out of the ridiculous credit card interest rates. Thank you for your help!

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	36
Revolving Credit Balance:	$5,322.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature of your business? Can you verify your income with Lending Club (contact them on how to do it)?	I am a management infrastructure strategist. I work as a consultant with a handful of businesses, though my primary client is about 90% of my income -- an apartment rental brokerage in New York. In my three years with the company, I have worked with them to develop a plan that has grown them from one office to nine offices, and seven more in contract to open this year. My income with the real estate company is based on a percentage of the company revenue. As our company has grown, so has the income. I will look into verifying my income via Lending Club.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Yes, I own the title to my home. I hold just over 20% equity. I owe about $112k, and the home is worth about $145k.

Member Payment Dependent Notes Series 514296

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514296	$1,950	$1,950	13.11%	1.00%	May 17, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514296. Member loan 514296 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Washington Unified School District	Debt-to-income ratio:	15.08%
Length of employment:	3 years	Location:	Davis, CA

Home town:
Current & past employers:	Washington Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Hello everyone, I'm just trying to survive the summer because I'm stuck with paying double rent for a couple of months and helping the family out with some financial matters. My car's due for maintenance and I'd like to make sure that I don't become delinquent on any of my payments. I assure you, I will never default on this loan either. Borrower added on 05/10/10 > If you're still in doubt, I do hope you reconsider because I haven't been late on any payments (whether it's a credit card bill or a student loan) in over 2 years and I'm not about to start now. I have a steady job and get steadily paid for 11 months of the year. The last 4 years, I have saved enough each year to survive the 1 month I don't get paid...but the little extra I have saved up is not enough to cover two rents for two months AND help my family out. I need help - and I would have never requested a loan if I knew I couldn't pay it off.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	25
Revolving Credit Balance:	$4,100.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you provide a loan description (what you plan to use the loan for)? Your title implies some desperation.	Normally, year after year, I've been surviving fine. I've saved up enough each year to survive the one month I don't get paid. This year however, extra things just toppled on top of me that I didn't expect to happen. First, I'm moving to a different apartment complex because I want to try to save some more money and it's one of the cheapest places I've found around here - but that contract begins in July and my current apartment complex's contract does not end until the end of August - I'm actually fine right at this moment, but the moment July and August hit, I will be paying double rent and already know I'll be in the hole by over $1300 and with the bills I pay for (which I refuse to be late on) I just won't make it. Secondly, my mother had an unexpected emergency and I needed to send some funds home to help pay for her operation - because normally they're fine too with money, but they've just bought a new house and they're tighter on funds lately...that brings me over $2000 in the hole. Lastly, I know I have a maintenance check for my car coming up in a few weeks, and I always make sure my car is running fine because it is the only way I can get to work and back, since I commute. This particular maintenance will cost over $600 because it is a milestone check, rather than just a regular oil refill. I'm a person that thinks ahead, and having sat down and planned out how much I have and how much I'll need for this coming summer, I realized that I needed a loan to help me out or else I'd be out of a place to live because apartments over here don't mess around with payments. If you don't pay within 5 days of the due date, you get an eviction notice...and I can't pay for two different apartments without financially being in trouble. I've been desperately looking for someone to take over our current apartment, but everyone here is a college students (I live in a college town) and can't afford to move in early because they'll be paying double rent too, or they just can't afford it. I've been looking for 2 straight months for someone to take over our lease, and it's been...difficult to say the least. The fact that I'll be short on money starting next month has been weighing on me more and more - and my worries began a while ago - and the need was so pressing to ease my mind that I applied for a loan last night past midnight because I feel like I need to see the money in my account as soon as possible to calm myself down. Although I know there are hundreds/millions of people with far more desperate situations, I called my loan survival because my survival means that I have a roof over my head, gas in my car, a job I can do well without my personal stresses affecting it since I am a teacher, and some food just to keep my body going. I know I don't have the most wonderful credit, but I guarantee that I will not miss out on a payment. I wouldn't have asked for a loan if I couldn't pay for it.
Despite your claim being able to think "ahead" narrative strongly implies that actually your year around financial staus is that yiu live day-to-day and have "hand-to mouth" existence..	Harshly put, but yes, it's pretty much living day-to-day, which is why I believe I think ahead since I can't use my money any which way I want. But I can only save so much each month, and I can't help the extra things that fall my way, except work with it when I have to. It just happens that this year's going on depleted my savings. Your non question implies that I am being reckless with my money or not being able to think ahead to remain financially stable, and if that's the way you think, then so be it. I don't get paid big bucks to teach at a title 1 school - my district is one of the districts that has one of the lowest pays - but because of that, my district was stable enough to let me keep my job. That's a lot more than I can say for a lot of teachers and districts right now who are losing their jobs left and right. My funds might be tight, but I have a job. I'm thankful for that. I'm sorry that you feel that I cannot think "ahead" as your message indirectly says. You obviously don't need to help if you don't want to, but you could have placed your message/question more delicately. It took me two months of sitting down and planning out my savings to realize that I needed a loan for this coming summer. If I felt like I had a better choice I would have never asked for a loan. Who wants to be in debt? I certainly don't since I learned the hard way during my college years that credit cards are not a girl's best friend. I'm still paying that off, but I've worked hard to do it and it took me 6 years, and I'm finally down to my last two months payment for my college recklessness. I don't get paid much, rent is high with no rent control, credit card debt haunts me, and I have student loans for undergrad and grad school years. I've paid off most of my credit card debt, I've paid off one of the 3 school loans I have so far, I've searched high and low and finally found a very cheap place to live but leases start 2 months early...I'm trying to work with what I got. If that's not good enough to you, then I'm sorry. I'll still keep trying to get out of debt as fast I can, and someday, I'll be free.
Sorry, I did not intentionally mean to offend you; it just seems that you are currently in quit a predictament not necessisarily of your making. But as you elequently stated, in California's (and other states including Virginia where I live) current seemingly endless fiscal turmoil, you are extremely fortunate to have a stable income producing full-time teaching job. Virginia school districts- and politicl subdivisions- are "pink slipping" teachers, police officers, firemen, other state and municipal employees in record numbers. The only state government employees currently immune to increasing job cuts are Department of Corrections prison guards. Best of luck with loans funding. Member 505570 USMC-RETIRED 05.11.2010 at 11:55 AM ET	Thank you for your understanding. I'm afraid the stresses of my financial predicament are making me edgy and feeling attacked in a lot of docile situations. I apologize also if I caused any kind of offense. I probably should have pushed a pause button on my life to think over your comment before shooting off that e-mail. :)

Member Payment Dependent Notes Series 514439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514439	$9,250	$9,250	16.07%	1.00%	May 18, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514439. Member loan 514439 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Pappas & Pappas LLC Group	Debt-to-income ratio:	24.99%
Length of employment:	7 years	Location:	brooklyn, NY

Home town:
Current & past employers:	Pappas & Pappas LLC Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,989.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the intent for the $? Please be detailed. cards, balances, interes rates etc	Type your answer here.For me its better one monthly bill. Because paying the credit cards, even more then minimum payment its to much time and much more money.
Lenders view applications featuring the Borrowers Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $9,250 DC ategory loan. My questions are: [1] Brief description employer Pappas and Pappas Group LLC? [2] Current position (Job/What you do) for employer? [3] Transunion Credit Report shows $12,989 RCB debts (54.50 pct usage) The. $ payments per month that are paid on all RCB debts? (Total $ that actually PAID per month; NOT CC minimum $ payments DUE per month.) [4] If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for all F-O-U-R answers to questions. Member 505570 U S Marine Corps-RETIRED 05.11.10 @ 05:55 AM.	Type your answer here.Pappas & Pappas its building management company.They own buildings and i work superintendent on one of their buildings on 8500 4th ave brooklyn ny 11209.My interest rate on my debit is from 11.24 to 14%.My monthly payment (more then minimum) on my debit is $375.00.I would like to pay your loan back for 36 month.
what is Pappas & Pappas LLC Group and what do you do there? what is the interest rate on your debt?	Type your answer here.Pappas & Pappas is Owner and Buildings management company.I work superintendent on one of their buildings on 8500 4th ave 11209 brooklyn ny for seven years. My interest on my debit is from 11.24 to 14%.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Type your answer here.Pay Chase FreedomMasterCard $4700.00 . Chase Rewards $688.00. Chase Platinium $1400.00. America Bank$750.00 I pay Monthly $160.00 for Chase Freedom, $100.00 for chase platinium and $80 to $100.00 for Bank of America.
What do you do at Pappas and Pappas?	Type your answer here. I work for this company superintendent on one of their buildings for 7 seven years.
How long do you plan to take to repay this loan? Thanks!	Type your answer here. From 12 to 36 month.

Member Payment Dependent Notes Series 514446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514446	$8,000	$8,000	10.25%	1.00%	May 18, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514446. Member loan 514446 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Omni Services Inc	Debt-to-income ratio:	3.81%
Length of employment:	7 years	Location:	WORCESTER, MA

Home town:
Current & past employers:	Omni Services Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I plan on paying off some debts. I also plan on buying a car. Borrower added on 05/11/10 > I have been with my place of employment for 7 years and still going. Borrower added on 05/11/10 > I also pay all my bills on time or ahead of time.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,075.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	I want to cosolidate my debt and purchase a used vehicle. I prefer to have one single bill to pay instead of several.
Can you please specify the make, year, and model of the vehicle you're looking to purchase?	I have already found the vehicle i am just waiting to see what happens with the loan. The vehicle is a Hyundai Santa Fe - 2001 and it has low miles only one owner.
What is Omni Services and what is your job there? Thanks.	We manufacture hydraulic hoses and pneumatic fittings. We have been in business for over 30 years. I am the OEM Manager for the New England area.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am still paying for my home. The house is valued at $228,300 and the balance of the mortgage is around $190,000.

Member Payment Dependent Notes Series 514479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514479	$3,000	$3,000	13.85%	1.00%	May 14, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514479. Member loan 514479 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Healing Health Center	Debt-to-income ratio:	3.00%
Length of employment:	1 year	Location:	Tickfaw, LA

Home town:
Current & past employers:	Healing Health Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I have a car note and a credit card I would like to pay off and have one low monthly note. Also the car note is in my ex-husbands name and I would like to get it paid off so I can have it transfered into my name.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$880.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please provide the balance(s), interest rate(s), minimum required payment(s) and your usual monthly payment(s) for the debt you will be paying off. Thank you.	My car note is $2593.52- 7.89% APR- Minimum payment $271.52 and thats what I pay a month. My credit card balance is $850- I think APR is around 13%- minimum payment is around $20-28 and I usually pay a little more.

Member Payment Dependent Notes Series 514527

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514527	$2,500	$2,500	10.99%	1.00%	May 14, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514527. Member loan 514527 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Superior Manufactured Homes	Debt-to-income ratio:	9.75%
Length of employment:	< 1 year	Location:	ORE CITY, TX

Home town:
Current & past employers:	Superior Manufactured Homes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > My gross income statment is incorrect. It shows A gross of $2083. The correct amount is $2895 or $2766 net which should improve my debt ratio

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,141.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the proceeds of this loan for? What is your job?	Type your answer here. Pay off some small credit card debt which is now at 23.99%. Hold back a little cash in reserve as a back up to my new job. I'm back in manufactured housing sales after my last employer closed his doors after 5 years. I have (21) years experience in the mobile home business.

Member Payment Dependent Notes Series 514537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514537	$7,500	$7,500	11.36%	1.00%	May 18, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514537. Member loan 514537 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Eddy VNA	Debt-to-income ratio:	11.67%
Length of employment:	< 1 year	Location:	saratoga springs, NY

Home town:
Current & past employers:	Eddy VNA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I am looking to pay off some credit card debt I accummulated during college. I have extremely stable employment in the healthcare field and am a very responsible borrower. Thanks!

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,504.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe your job? Also, what is Eddy VNA? What was your previous job?	Sure. I work in Homecare Nursing. Eddy VNA is short for Visiting Nurses Agency. In addition I work in private duty nursing for two families. Prior to this I worked full time managing a horse farm, training horses and giving riding lessons. Thanks!
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what does your employer do and what is your responsibility? Thank you	I have three credit cards. 2 with chase and 1 with citibank. During the credit crisis they jacked my interest rates up to over 24%. I owe 2300, 1800, 3600 respectively. I currently pay over $600 per month in payments. My employer is a homecare visiting nurses agency. I work as an aide for them and additionally in private duty nursing. Thanks!
Your credit report shows that your current revolving balance is approximately $9,500., however, your credit card balances ($2,300, $1,800, and $3,600) total $7,700. Is the other $2,000 on another card, or was it recently put onto one of the 3 aforementioned cards?	The other amount is mostly 0% or very low rates for 24 months (i.e. Furniture etc...) Its the high intrest rate credit cards I am trying to pay off and consolidate with this loan.

Member Payment Dependent Notes Series 514548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514548	$4,800	$4,800	15.70%	1.00%	May 13, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514548. Member loan 514548 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	1.30%
Length of employment:	10+ years	Location:	Rialto, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I would like to further my education. Borrower added on 05/12/10 > Hello Prospective Lenders; I am a single mom who would like to take some continuing education courses that are not currently available through local colleges. Therefore the course is not eligible for grants or student aid I must pay for it myself. I appreciate your assistance.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,324.00	Public Records On File:	1
Revolving Line Utilization:	66.20%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	6mos to 1yr

Member Payment Dependent Notes Series 514562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514562	$7,000	$7,000	14.96%	1.00%	May 17, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514562. Member loan 514562 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Norcal Mutual Insurance Company	Debt-to-income ratio:	24.56%
Length of employment:	3 years	Location:	Santa Rosa, CA

Home town:
Current & past employers:	Norcal Mutual Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > I think the best thing for me and to reduce stress right now in my life is to have a fixed rate to get out of credit card debt. I have school loans and a car loans. This loan will cover 98% of my credit card debt. Looking forward to haveing this wieght lifted of my shoulder.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,666.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, utilities, car and school loans remaining, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I have about 1,950 in expense ea month with leaves about 550 dollars. My payment is half this so I think it works out!
Is the amount you are paying on credit card debt each month (which you stated is being paid off) the same or less than the new loan payment with L.C.?	Less.
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	I'm still debating i f I want to pay off early or wade out the three years. Becuase this will make life easier to use all three years.

Member Payment Dependent Notes Series 514578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514578	$6,000	$6,000	14.59%	1.00%	May 17, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514578. Member loan 514578 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,200 / month
Current employer:	Nicepak, Inc.	Debt-to-income ratio:	12.29%
Length of employment:	< 1 year	Location:	chestnut ridge, NY

Home town:
Current & past employers:	Nicepak, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > no note

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	35	Months Since Last Delinquency:	15
Revolving Credit Balance:	$935.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Q1. Yes. Q2. Mortgage balance is 166K. Equity is 240K. AK
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	I plan to repay the loan earlier since the interest rate is high. I intend to repay in 1 to 1.2 year. Thank you,

Member Payment Dependent Notes Series 514631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514631	$7,000	$7,000	13.11%	1.00%	May 13, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514631. Member loan 514631 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	verizon	Debt-to-income ratio:	11.42%
Length of employment:	10+ years	Location:	new york, NY

Home town:
Current & past employers:	verizon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,691.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	Type your answer here. Citicard Current Balance $2,246.42 Minimum Payment Due $107.28 Standard Purchase APR 29.990% Juniper(Barclay's)Current Balance $2,695.05 Minimum Payment Due* $91.58 Purchase APR 30.24% Household bank(HSBC) Balance $2,850.62 Minimum Payment Due $113.00 (APR) 14.99% I want to wipe out the Citicard and the Juniper(Barclay's) card as they have very high APR's and use the remaining money from the loan to knock down the Household(HSBC) card.I try to pay at least double the minimum payment each month on these cards.
what is your current position with Verizon?	Type your answer here. I am a field technician, hired June 1996

Member Payment Dependent Notes Series 514638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514638	$7,000	$7,000	7.51%	1.00%	May 18, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514638. Member loan 514638 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	iStreamPlanet	Debt-to-income ratio:	11.18%
Length of employment:	3 years	Location:	San Diego, CA

Home town:
Current & past employers:	iStreamPlanet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Debt consolidation for better interest rate on credit to pay off credit card debt. Borrower added on 05/12/10 > Correction to a reply to a question: I actually have a credit balance of 4274 and *2924* (not 3942) on two cards. Borrower added on 05/12/10 > Correction to previous note: I have a credit balance of 4274 and *2924* on two cards.

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	55
Revolving Credit Balance:	$4,559.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is $4559. Why do you need $7k to repay revolving credit?	I actually have a credit balance of 4274 and 3924 on two cards.

Member Payment Dependent Notes Series 514730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514730	$4,000	$4,000	10.25%	1.00%	May 14, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514730. Member loan 514730 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	n/a	Debt-to-income ratio:	7.29%
Length of employment:	n/a	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	75
Revolving Credit Balance:	$3,787.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 514837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514837	$2,800	$2,800	13.85%	1.00%	May 13, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514837. Member loan 514837 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Express	Debt-to-income ratio:	11.55%
Length of employment:	6 years	Location:	Columbus, OH

Home town:
Current & past employers:	Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > I am hoping to get this loan funded as soon as possible. I could go through the banks, but I am tired of giving money to the government!! I have a great job, a wonderful new home, and ready to finally furnish the entire house. Please help me out with this...Thank you:) Borrower added on 05/11/10 > Over halfway there!! I just got out of really bad situation and trying to rebuild the pieces alone....help me get there:) Borrower added on 05/11/10 > Need more help....almost there!!! I would love to be able to buy the rest of my furniture soon...still need a couch for my lower level and a bed for my spare bedroom Borrower added on 05/11/10 > Only 600 more...need to get there before 6:00!!!

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$448.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	I am looking to do some home improvements.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold the title. Do not feel comfortable answering that question.
Hi, Who and what is Express and what do you do there? Thank you for your answer	Express is a mens and womens countrywide retail clothing chain. I manage one of the locations. You can go to express.com and take a look:)

Member Payment Dependent Notes Series 514853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514853	$12,800	$12,800	18.67%	1.00%	May 14, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514853. Member loan 514853 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Wipro	Debt-to-income ratio:	8.38%
Length of employment:	8 years	Location:	Plano, TX

Home town:
Current & past employers:	Wipro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/10/10 > Consolidating credit card debts to one

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,423.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view applications featuring the Borrowers Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; A very condensed Transunion Credit Report [line totals, i e, Revolving Credit Balance (RCB) total debts but not balances owed to credit grantees Amex, Home Depot, MC, Visa, et al]; and borrower provided narrative. I am interested to help fund $12,000 DC category loan. My questions are: [1] Brief description employer WiPro? [2] Your current position (Job/What you do) for employer WiPro? [3] Your Transunion Credit Report shows $13,423 RCB debts (99.40 pct usage). What are the $ payments per month being paid on all RCB debts? (Total $ is actually PAID per month; NOT CC minimum $ payments DUE per month.) [4] If loan 100 pct funds, L C issues their standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: < 6 months? 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for all FOUR answers to questions. Member 505570 U S Marine Corps-RETIRED 05.11.10 @ 05:15 AM.	1. Wipro is a multinational software services company, providing technology solution to many of fortune 500 companies. Wipro has around 100,00 employee across multiple countries 2. I currently work as program manager for Wipro and has been employed with Wipro since June 2002 3. Total payment made every month is $370 4. 1-2 Years

Member Payment Dependent Notes Series 514874

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514874	$5,000	$5,000	7.88%	1.00%	May 13, 2010	May 24, 2013	May 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514874. Member loan 514874 was requested on May 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Anschutz Entertainment Group	Debt-to-income ratio:	4.30%
Length of employment:	3 years	Location:	Harbor City, CA

Home town:
Current & past employers:	Anschutz Entertainment Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,551.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list the cards you will pay off and the interest rates?	Best Buy Reward Zone MC - $2476.72 @ 18.99% Chase - $2161.78 @ 17.99% Capital One - $1386.00 @ 21% I will pay any overage amounts with cash on hand. Thank you for your assistance.
Since this is a loan to refinance credit card debt, please list the name, balance, and APR of each of the cards you plan to pay off with the loan. Also, what do you do at Anschutz Entertainment Group? Thanks in advance	Best Buy Reward Zone MC - $2476.72 @ 18.99% Chase - $2161.78 @ 17.99% Capital One - $1386.00 @ 21% I will pay any overage amounts with cash on hand. Thank you for your assistance.
Hello. Please list the minimum required payment(s) and your usual monthly payment(s) for the debt you will be paying off. Additionally please explain how you accrued this debt and what actions you have taken to avoid accruing more debt in the future. Thank you.	my minimum required payments total $175 from the three credit cards. This is credit card debt accrued over a long period of time and not because of any single splurge of spending. Now that I am married and live with a dual income, i find that i spend much less money than i used to. I would like to clear away this debt completely since I don't even use my credit cards anymore. I have a great job that I love and great credit, just need the single infusion of capital to erase high interest debt.

Member Payment Dependent Notes Series 514883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514883	$4,800	$4,800	7.14%	1.00%	May 17, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514883. Member loan 514883 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,008 / month
Current employer:	Hotwire-Expedia.com	Debt-to-income ratio:	3.79%
Length of employment:	2 years	Location:	ALAMEDA, CA

Home town:
Current & past employers:	Hotwire-Expedia.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > This is money for dental work, and even though I have credit cards that can cover this, the interest rate really isn't as good. I have been engaged in stable employment for 10 years in IT, 2 years with this most recent position. I make $72,100/yr + $15k bonus - this loan really should be no problem I think.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? How stable is your income for the next 3 years? Give a brief job description.	I think stability in employment is interesting, because any change is seen as instability. I've been continually employed with progressive pay increases for over a decade. However, I've been at this current position for 2 years, working for a major dot com as a global server administrator. I left my previous employer to move to the San Francisco Bay Area, where my skillset is more valuable. I would consider my income and skillset extremely stable, I also have a 3% debt to income ratio. My only debt is the remaining balance on my car loan..which is very low..@ 4.5% interest. I have credit cards @ 7500 with no balance..but they are 10-11% - I've got nothing negative on my credit report, and a credit score of 760ish. I'm not going to jeopardize that over this small loan, this is partly to understand lending club before investing, and also has the side benefit of being less interest. I've got $40k in 401k set aside as well. Really, there is pretty much no risk to my loan..but then.. that's not worth much from me to say..because I'm sure everyone who gets a loan says "there is no risk". I can definitely pay it back.
Hi there, Are you planning on taking the full 3 years to pay this off or will it be paid off sooner than that? If so, how soon (i.e. 18 or 24 months)?	I have no intention of taking 3 years to pay it off... my guess is this calendar year. Or at least larger payments at a minimum. Maybe that will be aggressive, but definitely less than 18 months.

Member Payment Dependent Notes Series 515230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515230	$5,000	$5,000	9.88%	1.00%	May 18, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515230. Member loan 515230 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$70,000 / month
Current employer:	Hyatt Regency New Brunswick	Debt-to-income ratio:	2.45%
Length of employment:	10+ years	Location:	New Brunswick, NJ

Home town:
Current & past employers:	Hyatt Regency New Brunswick
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I currently work in the Hospitality Industry. I've worked for a major hotel company for the past 11 years. I feel it is time to pursue a Masters Degree in Hotel Administration so that I could better my career and eventually move into a PH.D program. This loan will allow me to do so by paying down a higher interest loan and use that money to pay for school as well as pay back the Lending Club members. The APR offered by Lending Club is a much more attractive rate than my current loan. You will see that I am a responsible borrower. I believe in paying bills on time and I've never been late on my bills in over fifteen years of having credit. I can assure you that you will be pleased by making an investment in my future.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	73
Revolving Credit Balance:	$24,403.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you really making $70,000 per month, or is that per year? Please be more descriptive about Loan Purpose and Description. Are you wanting this money to invest?	$70,000 per year. The loan purpose is to pay off higher interest debt.

Member Payment Dependent Notes Series 515294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515294	$6,600	$6,600	13.85%	1.00%	May 17, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515294. Member loan 515294 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	U.S. Army	Debt-to-income ratio:	3.54%
Length of employment:	3 years	Location:	Nashua, NH

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > My husband and I got married in Feb 2008, right before our upcoming deployments to Iraq (we were both in the Army; he has left the Army but I am still serving). We got married by a Justice of the Peace and didn't have a honeymoon. We are renewing our vows in a religious ceremony and taking a honeymoon cruise in July. This loan will help pay for this, as our famlies are not financially able to help out.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,695.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
U S Army military Rank a-n-d Pay Grade are? (Or civilian employee equivilant GS Pay Grade?) Enlisted member Expiration Current Contract Date is when? Member 505570 USMC-RETIRED 05.12.2010 at 8:10 AM	I am a SGT/e-5. My ETS date is 06Feb2012 but I am going to re-enlist for three years in the fall.
How long will you keep this loan acive? Less than 6 months? 6 to 12 months? 1 to 2 years? 2 to 3 years? Member 505570 USMC-RETIRED 5012.2010 at 11:00 AM ET	The loan documents state I have 3 years to repay, but I plan to have it paid back within 2 years. Every loan I've ever had (car loan, student loans) have been paid in full at least one year early.
Hello, Is the entire loan amount to be used for a vacation? Thanks	The loan is being used for a Carribean cruise and for a Catholic wedding blessing/vow renewal ceremony.
Thanks for reply; No questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until required was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED sent 05.12.2010 @ 11:01 AM ET.	Thanks for the info!
What is your husbands occupation, length of emploment at current job, and annual income ?	My husband is a sales associate at Wal-Mart. He left the Army in Feb 2010 and took some time off, so he's only been with Wal-Mart for about 6 weeks. His annual income comes out to be about $15,700. However, management has already expressed interest in promoting him to a department manager, which would increase his income.

Member Payment Dependent Notes Series 515382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515382	$2,100	$2,100	6.76%	1.00%	May 13, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515382. Member loan 515382 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$941 / month
Current employer:	n/a	Debt-to-income ratio:	23.06%
Length of employment:	n/a	Location:	Springville, UT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Discover Card Loan

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,075.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 515439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515439	$4,000	$4,000	13.85%	1.00%	May 13, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515439. Member loan 515439 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Peninsula Regional Medical Center	Debt-to-income ratio:	6.00%
Length of employment:	5 years	Location:	Salisbury, MD

Home town:
Current & past employers:	Peninsula Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > trying to get 29.99% card paid off to save on interest

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	45
Revolving Credit Balance:	$7,196.00	Public Records On File:	0
Revolving Line Utilization:	78.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please provide the balance(s), minimum required payment(s) and your usual monthly payment(s) for the debt you will be paying off. Please also explain the recent credit inquiry on your credit report and if it will result in additional debt. Finally please explain how you accrued this debt and what actions you have taken to avoid accruing more debt in the future. Thank you.	$3,776 balance with minimum payment of $138. I have been paying $300 monthly since February when I paid $4,000 from tax refund. My recent credit inquiry was for a Citibank card with a 0% interest introductory rate. I thought this would help me pay balance faster but I was denied. I should have come to LendingClub sooner. I have been using my bank debit card or cash for everything and am working on being debt free.

Member Payment Dependent Notes Series 515442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515442	$2,000	$2,000	15.70%	1.00%	May 14, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515442. Member loan 515442 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Mattec Corporation	Debt-to-income ratio:	9.13%
Length of employment:	10+ years	Location:	Loveland, OH

Home town:
Current & past employers:	Mattec Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	74
Revolving Credit Balance:	$23,176.00	Public Records On File:	0
Revolving Line Utilization:	97.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Please breakdown the nature of the 23k of revolving credit balance listed on your history. Thanks	Most of it is due to selling my home in CA at a loss. I did not want to damage my credit and I believe in meeting my obligations, so instead of short selling the house I took out a loan to cover the loss. For the rest, I got a VA loan to finance my new home in Ohio. Bought some appiances for the home.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes I the home is in my name. 2. I bought the home for 172K VA loan. I currently owe 169K. The valuation was for 172K. The valuation was done by the VA.

Member Payment Dependent Notes Series 515577

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515577	$6,000	$6,000	14.22%	1.00%	May 14, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515577. Member loan 515577 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Salon 124	Debt-to-income ratio:	16.60%
Length of employment:	5 years	Location:	LAWRENCEVILLE, GA

Home town:
Current & past employers:	Salon 124
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > To pay off ALL credit cards! Most of these credit cards are from when I relocated to Texas. I have a very stable job as a hairstylist that I am very successful at and love. I have never been late on a payment. I just dont seem to ever get them paid off even when I dont use them. Borrower added on 05/12/10 > I have a pretty good budget that I work with. The credit cards I have the intrest rate is so high. After I get these credit cards paid off, my fiance and I plan on buying a home. Borrower added on 05/12/10 > I plan on paying this loan off in 12monthes.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,493.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 515604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515604	$2,650	$2,650	9.88%	1.00%	May 14, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515604. Member loan 515604 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,853 / month
Current employer:	Diverse Computer Marketers,INC	Debt-to-income ratio:	23.36%
Length of employment:	8 years	Location:	Lansing, MI

Home town:
Current & past employers:	Diverse Computer Marketers,INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,994.00	Public Records On File:	0
Revolving Line Utilization:	36.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please provide the balance, interest rate, minimum required payment and your usual monthly payment for the debt you will be paying off? Additionally explain how you accrued this debt and what actions you have taken to avoid accruing more in the future. Finally please explain the credit inquiry on your credit report and if this will result in additional debt. Thank you.	The balance of the the loan I am paying off is 5890.00 at 14%. My minimum required payment is $197.33, I pay $200.00 every month. My goal is to recieve this loan and then the remaining balance I will put on a credit card. I took out this personal loan to help me pay for schooling and housing. I currently have moved back to my parents house, making it easier for me to pay for schooling.

Member Payment Dependent Notes Series 515616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515616	$4,500	$4,500	10.99%	1.00%	May 18, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515616. Member loan 515616 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Dumas Independant School District	Debt-to-income ratio:	9.69%
Length of employment:	< 1 year	Location:	Dumas, TX

Home town:
Current & past employers:	Dumas Independant School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > to take care of a much needed medical procedure

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	76
Revolving Credit Balance:	$5,828.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 515657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515657	$4,000	$4,000	12.73%	1.00%	May 17, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515657. Member loan 515657 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,100 / month
Current employer:	Performance Sign	Debt-to-income ratio:	14.81%
Length of employment:	7 years	Location:	Poplar Grove, IL

Home town:
Current & past employers:	Performance Sign
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$389.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) What are the amounts and interest rates on the debt you wish to pay off using this loan? (2) How much do you currently pay on these debts per month? (3) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)?	I owe around 5500 on a vehicle payment, 2000 on a credit card, 600 on my wifes wedding ring. I'm not sure about the current rates off hand. But total those monthly payments are around 300. My average expenses add to around 2000 a month.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is in my name only. The last assessment we had said it was worth 89000 and i owe 78000
Please provide information about the purpose of the loan. Also, what is Performance Sign and what do you do there?	The purpose of this loan is for me to consolidate my debt. So i have a lower monthly payment. Performance sign is a small sign shop started by my father where we mostly make channel letter signs.
You want $8500 to consolidate debt of $389?? As investors we need more details of borrower and loan.	My debt is right around 8200
You say that you have average expenses of around $2000 a month and gross (not net) income of $2100. Ouch! Is your wife employed?	My wife just started a new job which hopefully will bring in another 500 a month. Yes it is very hard. I'd like to get this loan just to get a little relief. Its a bit too stressful this way.

Member Payment Dependent Notes Series 515785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515785	$5,000	$5,000	7.51%	1.00%	May 17, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515785. Member loan 515785 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	MannKind Corporation	Debt-to-income ratio:	10.60%
Length of employment:	9 years	Location:	Van Nuys, CA

Home town:
Current & past employers:	MannKind Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,329.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list the credit cards, amounts and interest rates you plan to pay off?	Here are my credit cards that I want to pay off. Care Credit $1,068 Rate 24% Capital One $2,240 Rate 17.90% Capital One $2,124 Rate 22.90% Thanks

Member Payment Dependent Notes Series 515861

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515861	$6,000	$6,000	7.14%	1.00%	May 18, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515861. Member loan 515861 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Power Solutions LLC	Debt-to-income ratio:	4.40%
Length of employment:	4 years	Location:	Stafford, VA

Home town:
Current & past employers:	Power Solutions LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > This loan is for the completion of some home repairs. My wife is currently not working. She is an RN with a computer programming degree. She is currently overseeing the home improvements but will be returning to work after completion. She was making $55,000.00 annually.

A credit bureau reported the following information about this borrower member on April 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,489.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for all of the information you have provided us thus far. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your home improvement project.	dear jaybird201, i am new to lending tree and only discovered it through eloans. I learned how it works after i applied for the loan. i think the way this club works is ingenious. i do appreciate you and all of the other people that have invested in my loan. i have never missed a payment in my life and, realizing that this loan is being provided by hard working individuals like myself, certainly will not disappoint any of you. i work in the washington d.c. area where the economy is fairing pretty well. i work as a project manager for an electrical contractor who has done $50-$70 million of work for at least the last seven years and is on that pace again this year. again thank you and all those who have invested in me. i sincerely appreciate it and hope to do the same for others in the future.

Member Payment Dependent Notes Series 515929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515929	$5,000	$5,000	7.51%	1.00%	May 17, 2010	May 25, 2015	May 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 515929. Member loan 515929 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	13.20%
Length of employment:	2 years	Location:	Kent, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > We're restructuring our debt to fix our interest rates. I am self-employed, and my husband has a government job with a take home of about $4200 a month. I listed my minimum income, but my monthly income can vary to about $6,000 a month sometimes. We anticipate paying this loan off early, possibly as early as late this year but want the flexibility of more time just in case. We have near-perfect credit with no missed payment.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,013.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you want to pay it early, why did not go for a 3-year loan instead?	Thanks for the question. At this time, we requested the 5 year loan. We are doing the "debt snowball" program and have one other debt, the balance of which will be $5,500. Our intent is to pay that one off first, and then this one, so our desire was the lowest possible payment on this one so we can make progress on the other. After that one is paid off, this remaining loan will be paid off with much larger payments each month. Basically, we wanted flexibility and the security of a fixed interest rate (the other debt is a credit card and the rate is not fixed). Also, we prefer to have the low monthly minimum payments as my income varies month-to-month (I am self-employed). Ultimately, a low payment on this will allow us to pay off the other debt faster and then we'll turn our attention to this one.

Member Payment Dependent Notes Series 515932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
515932	$1,800	$1,800	14.96%	1.00%	May 17, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 515932. Member loan 515932 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,625 / month
Current employer:	Saint Patrick High School	Debt-to-income ratio:	17.90%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Saint Patrick High School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	19
Revolving Credit Balance:	$4,754.00	Public Records On File:	0
Revolving Line Utilization:	91.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan?	I plan on doing a few things with this loan, actually. First, I'm going to pay-off the remainder on a high-interest credit card; next, I'm doing a few repairs on my 1997 Honda Civic; lastly, I'll be buying a train ticket to visit family I haven't seen in approximately nine years.
If loan 100 pct funds, L C issues standard 3-year note that has NO prepayment penalty. Time length you intend for loan to remain active before lenders receive final payment: 6 months to 1-year? 1 to 2-years? Or 2 to 3-years maximum? Thanks in advance for answer to question. Member 505570 U S Marine Corps-RETIRED 05.13.10 @ 2:43 AM ET	I definitely don't foresee any issues with repaying the loan within 18 mos.

Member Payment Dependent Notes Series 516085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516085	$2,400	$2,400	13.11%	1.00%	May 17, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516085. Member loan 516085 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	nurse finders	Debt-to-income ratio:	10.50%
Length of employment:	< 1 year	Location:	CROWLEY, TX

Home town:
Current & past employers:	nurse finders
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I plan to use the loan for home improvements and car repairs. My job is very stable and I am actually about to make double what I make now becuase I just graduated RN school.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,443.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 516176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516176	$3,500	$3,500	13.11%	1.00%	May 18, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516176. Member loan 516176 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	17.58%
Length of employment:	5 years	Location:	Lomita , CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/11/10 > Funding will go toward credit card balance with Chase Bank. Loan will be consolidating two accounts with Chase.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,537.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your current employer and what do you do there?	Currently I have three ongoing positions. I am a Crew Leader Assistant for the US Census. this is my 3rd operation. Iam a part time art teacher for ceramics Studio in LA (Bitteroot) and drawing (Watch me draw program)
Where do you work and what do you do there?	Art Teacher/tutor ( Ceramics ans Drawing ) 3 Years US Census Crew Leader Assistant-1 year ( 3rd operation I have a Real Estate License sales (property MGMENT) 7 years Sales-6 years Server-9years Artist-9 yrs
Hello. Please provide the balance(s), interest rate(s), minimum required payment(s) and your usual monthly payment(s) for the debt you will be paying off. Additionally please explain how you accrued this debt and what actions you have taken to avoid accruing more debt in the future. Thank you.	CHASE1 $2,511.79 BAL $120.00 min pay 27.24% (v) APR PAYMENT HISTORY 04/28/2010 $75.00 04/07/2010 $75.00 03/26/2010 $100.00 02/26/2010 $100.00 01/18/2010 $100.00 12/17/2009 $150.00 CHASE2 $950.29 BAL $36.00 min pay $29.99% (v) APR 05/12/2010 $50.00 04/07/2010 $50.00 03/29/2010 $100.00 02/26/2010 $75.00 02/10/2010 $82.00 01/18/2010 $60.0 My debt has accumulated for medical bills Car repairs some school and living expenses All I can do is try to take care of myself and my car the best I can by maintainence and prevention. .
What is your job?	Art Teacher/tutor ( Ceramics ans Drawing ) 3 Years US Census Crew Leader Assistant-1 year ( 3rd operation I have a Real Estate License sales (property MGMENT) 7 years Sales-6 years Server-9years Artist-9 yrs
Employer or source of income?	Art Teacher/tutor ( Ceramics ans Drawing ) 3 Years US Census Crew Leader Assistant-1 year ( 3rd operation I have a Real Estate License sales (property MGMENT) 7 years Sales-6 years Server-9years Artist-9 yrs

Member Payment Dependent Notes Series 516177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516177	$5,000	$5,000	13.48%	1.00%	May 14, 2010	May 25, 2013	May 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516177. Member loan 516177 was requested on May 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Arcadia Unified School District	Debt-to-income ratio:	22.61%
Length of employment:	9 years	Location:	Glendora, CA

Home town:
Current & past employers:	Arcadia Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	47
Revolving Credit Balance:	$15,046.00	Public Records On File:	1
Revolving Line Utilization:	82.20%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Arcadia Unified School District and what do you do in that role?	I am a full-time teacher and also a coach. I teach English and I am in my tenth year of teaching, the ninth at Arcadia High School.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 200 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review.	This loan is to consolidate my credit card debt to try to work my way into someday being able to afford buying a home. I entered the teaching profession late in life and racked up debt in the acquisition of my education that has been a burden to overcome. With this consolidation, I can eliminate my credit card debt and begin to put away money for a potential down payment down the road. Thanks for asking.

Member Payment Dependent Notes Series 516237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516237	$8,000	$8,000	15.70%	1.00%	May 18, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516237. Member loan 516237 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Career Education Corperation	Debt-to-income ratio:	4.34%
Length of employment:	6 years	Location:	Poplar Grove, IL

Home town:
Current & past employers:	Career Education Corperation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I have been working extremely hard over the last year and a half to pay down credit card balances from around 14k to get them down to a little under 6k. I am simply seeking a better financial choice to assist in paying off the remaining debt.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,414.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
could you have lending club verify your income and could you list your debts, APR, and amount on each account? thank you	I am not sure how to go about having my income verified by lending club. If anyone can give me a heads up on how to go about that I would be more than happy to do so. As far as the debt I do not have the info with me so what is below is approximate but it should all be within $10 or $20 of the actual amount. American Express - $4600 - 29.99% Sears Mastercard - $700 - 24.99% Chase Mastercard - $100 - 29.99% but paid in full everymonth. Macy's - $40 - not sure paid in full any months it is used Walmart - $0 - not sure paid in full any months it is used Home Depot - $0 - not sure paid in full any months it is used
If you only owe less than $6000 then why are you borrowing $8000? What is the extra $2000 for?	It is for three things. New tires for my wifes car, the loan fee of around $300 and just to have a little extra in savings. The absolute last thing that I want to happen is to take out this loan and have a car repair or medical bill put me right back into credit card debt. If life is good there will probably be $1000 sitting in my bank account. If life throws any curves before we are able to re establish a savings account at least we are not going back into credit card debt.
You can verify your income by contacting Lending Club either via their toll-free number or via e-mail and asking them for instructions. I'm pretty sure it consists of either e-mailing them or mailing them copies of your most recent paystub(s).	Thank you for the information and the loan. I do understand that I am borrowing from real people and I will pay this loan off. Even beyond the fact that I am borrowing from actual individuals I just believe in paying off what I owe. When I was over 13k in debt to American Express I knew people who were going through the radio ad credit settlements and having their debt cut significantly. I refused to go that route as I fully believe that was debt I incurred with knowledge of the terms and as such it was my responsibility to meet the terms of the agreement. This will be no different. The money will be repaid. Thank you again.

Member Payment Dependent Notes Series 516241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516241	$4,200	$4,200	10.99%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516241. Member loan 516241 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Independence Insurance Agency	Debt-to-income ratio:	21.20%
Length of employment:	10+ years	Location:	Abibgton , MA

Home town:
Current & past employers:	Independence Insurance Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,171.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history shows a $26K revolving balance, but your loan request is for only $4200. Can you provide a breakdown of your debts and their associated APRs? I assume you intend to apply the $4200 toward those debts with the highest APR.	You are correct in assuming that the 4200.00 is for cards with the highest APR. The rest of debt has lower APR. Macy's 28% Kohls 25% J Jill 24% Gap 24% I have closed these accounts

Member Payment Dependent Notes Series 516336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516336	$5,000	$5,000	11.36%	1.00%	May 18, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516336. Member loan 516336 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,600 / month
Current employer:	Lowes	Debt-to-income ratio:	20.39%
Length of employment:	10+ years	Location:	Dade City, FL

Home town:
Current & past employers:	Lowes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > I have been in the same profession for 37 years. The same employer for eleven years. I have a stable job and pay my bills.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,407.00	Public Records On File:	1
Revolving Line Utilization:	70.90%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I hold title to the home in my name. I owe 130,000.00 and the house was appraised last year at 175,000.00

Member Payment Dependent Notes Series 516387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516387	$4,800	$4,800	14.59%	1.00%	May 17, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516387. Member loan 516387 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Micron Technology	Debt-to-income ratio:	10.47%
Length of employment:	4 years	Location:	Culpeper, VA

Home town:
Current & past employers:	Micron Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Paying off a credit card and medical/dental bills.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	76
Revolving Credit Balance:	$7,057.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The bank holds the deed until I pay off the mortgage. There is very little equity right now because we just bought the house using a VA loan with no money down.
What's "Debt eduction"?	I'm not sure where this shows, but it should be debt reduction. Paying off several medical/dental bills, and a credit card.
Hello- Please list the debts/credit cards you intend to pay off with this loan. Along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). As well, please describe how you've budgeted in the loan payments. Thanks in advance for your responses.	I have several medical/dental bills because of my daughters hospital visit, and impacted wisdom teeth. The card is at 18%, and I owe 2500 on it.
No question: Hello - I am going to help fund your loan, but please do me a favor... remember, that this loan is coming from real people that believe in you. If you fail to make payments you are affecting our financial abilities to look after our families, unlike failing to pay a big bank. After being in debt for over 25 years, and now being debt free since last year... I can say it feels GREAT. Best wishes on debt consolidation.	Thank you.

Member Payment Dependent Notes Series 516401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516401	$3,000	$3,000	16.82%	1.00%	May 14, 2010	May 26, 2015	May 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516401. Member loan 516401 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	classics	Debt-to-income ratio:	1.78%
Length of employment:	5 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	classics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,626.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - What is classics and what do you do there? 2 - What is your loan for?	Classic NW Manufacturing. We make wooden air vents. the loan will be to pay of bills
How long do you plan to take to repay this loan? Thanks!	ASAP! No later then feb. '11 with my taxes I Just need a little help for th credit cards till then.

Member Payment Dependent Notes Series 516449

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516449	$8,000	$8,000	13.11%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516449. Member loan 516449 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Systems XT, Inc.	Debt-to-income ratio:	14.31%
Length of employment:	6 years	Location:	Orange, CA

Home town:
Current & past employers:	Systems XT, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,443.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 516506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516506	$1,500	$1,500	13.85%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516506. Member loan 516506 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Eglin Federal Credit Union	Debt-to-income ratio:	4.65%
Length of employment:	2 years	Location:	NICEVILLE, FL

Home town:
Current & past employers:	Eglin Federal Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Loan Needed to fund education for summer term of school....company will reimburse me for the amount and I have regular income....secure loan!!!! Borrower added on 05/13/10 > Responsible Borrower with good credit history!!!!

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,296.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 516518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516518	$2,500	$2,500	14.59%	1.00%	May 14, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516518. Member loan 516518 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	UCSF Medical Center	Debt-to-income ratio:	3.11%
Length of employment:	< 1 year	Location:	San Rafael, CA

Home town:
Current & past employers:	UCSF Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	21
Revolving Credit Balance:	$7,271.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 516530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516530	$1,000	$1,000	7.88%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516530. Member loan 516530 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	n/a	Debt-to-income ratio:	8.91%
Length of employment:	5 years	Location:	El Paso, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$692.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you work? What is your job? Who do you work for? It says N/A for current employer?	yes I work. I have my own busness Sale and repair computer and video games.

Member Payment Dependent Notes Series 516611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516611	$4,000	$4,000	10.62%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516611. Member loan 516611 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,800 / month
Current employer:	n/a	Debt-to-income ratio:	15.83%
Length of employment:	10+ years	Location:	McAllen, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > I am a landlord and do small construction side jobs. I own my own home and lived here for 36yrs. I don't have any other open loans or mortgages. I'm responsible and pay my bills on time and plan on paying back this loan in less than 3yrs.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,527.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where do you work and what do you do there?	I am a landlord and I do small construction side jobs.
What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I am a landlord and do small construction side jobs. I'm responsible and plan on paying off the loan in less than 3 yrs.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I hold the title to my home and I don't owe any other loans or mortgage.
I'd like to invest in your loan, but I need answers to these 4 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much, and how much remaining equity do you have in your home? 4. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I own my own home and lived here for 36yrs. I don't have any other open loans or mortgages. I'm responsible and pay my bills on time and plan on paying back this loan in less than 3yrs.
Greetings, We need your employer/source of income and planned use of funds. How do you plan to repay this debt - ie what's your ability to repay?	I am a landlord and do small construction side jobs. I'm responsible and plan on paying off the loan in less than 3 yrs. I plan on making some remodeling on my houses.

Member Payment Dependent Notes Series 516631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516631	$6,000	$6,000	11.36%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516631. Member loan 516631 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Joseph Solomon Sales	Debt-to-income ratio:	5.45%
Length of employment:	10+ years	Location:	Aliso Viejo, CA

Home town:
Current & past employers:	Joseph Solomon Sales
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > To Finish the remodel of our Kitchen Floors. Same employer for over 14 years. Solid Company with over billions in sales and growing. Borrower added on 05/14/10 > If it helps you, Never late on any Mortgage payments. For the past 10 years not one late with any outstanding loans.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	72
Revolving Credit Balance:	$19,049.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to invest in your loan. Please help me understand why you need to borrow $6k when you make over $16k per month. Also, you have not included any loan description or details about what you intend to do with the loan proceeds.	My Commission check is every 3 months, Next Payment is not till July 02,2010 for $53,000.00. The whole loan is to finish the kitchen wood floors. I could provide you with copys of paystubs, Income tax returns or answer any other question you made have.

Member Payment Dependent Notes Series 516705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516705	$1,700	$1,700	6.76%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516705. Member loan 516705 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	HSBC	Debt-to-income ratio:	3.07%
Length of employment:	9 years	Location:	Barrington, IL

Home town:
Current & past employers:	HSBC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > Home improvement /Medical

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,047.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 516798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516798	$3,000	$3,000	13.85%	1.00%	May 17, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516798. Member loan 516798 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,011 / month
Current employer:	n/a	Debt-to-income ratio:	15.28%
Length of employment:	n/a	Location:	Hawthorne, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/12/10 > I want to pay off our high interest credt cards and stop the standing still trying to pay them off. By getting a loan with a lower interest rate we'll be able to have the loan paid off in 3 years verses no end in sight with our credit cards. I would like you to know we have lived in our home since Nov. 1974 and married happily for 37 years. We don't miss our monthly payments. I want to thank you for considering put your trust in us and I want you all to know I would much rather pay a lower interest loan to business folks building portfolios then to the banks making sure I don't see zero balances. I want you folks to know I take it very serious that this is your futures. Once again thank you for considering us and hopefully wanting to help fund this loan to us. Sincerely, My Wife and I Borrower added on 05/12/10 > I would like to add that I plan to pay off about $7,500.00 of credit card debt in my wifes name along with my debts. These cards might be in my wifes name but have been used for both of us in our household. This is the reason for the amount of the loan request. Thank You for your time.

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,629.00	Public Records On File:	1
Revolving Line Utilization:	67.90%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I have a few questions to help myself and other lenders determine whether we wish to invest in your loan. (1) How much do you currently pay on these debts per month? (2) What are your approximate monthly expenses (mortgage, car payment, insurance, childcare, food and daily expenses, etc)? (3) What is your employment?	Rent....................$500.00 Car & Ins.............$433.00 Gas & Electric.....$155.00 Phone & Internet..$ 85.00 Misc. Ins.............$ 65.00 Renters and Life Water..................$ 35.00 Food budget is low. Savings................$ 75.00 Lowes Credit........$1107.00...coming due May 22, 2010...new dryer and other home repair items. Target.................$ 25.00 Sears.................$ 25.00 Our gross monthly income of $3011.00 is net after paying $300.00 for medical ins. Retired.....pensions and s.s. are automatic deposit on the first and third of each month. My wifes credit cards Lowe's Credit...$1107.60....%22.99.....$25.00 Chevron Gas....$1197.48....%26.99.....$60.00 Sam's Club......$ 746.14.....%22.15.....$30.00 Capital One......$2997.14....%17.90.....$77.00 Capital One......$ 723.00....%17.90......$25.00 Capital One......$ 459.76....%17.90......$25.00 Wal-Mart..........$ 438.00....%22.90......$25.00 Best Buy..........$ 470.98....%27.99......$25.00 We have lived in our home since Nov. 1974 and my wife and I have been happily married for 37 years.
Hi, Is the total on your income your household income or does your wife have additional income? Also, would the payment on the new L.C. loan be higher or lower than the combined monthly payments of the items you are paying off? Thank you.	My wife teaches jewerly making at a major arts and craft supply store but she just started about a month and half ago so she has no clue as to the income she will earn. The combined monthly payments will be about the same as now but the loan will help us to pay off high interest cards stopping the standing still with them even though we make payments. Also this loan has a three year payoff which is doable.

Member Payment Dependent Notes Series 516854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516854	$5,000	$5,000	7.51%	1.00%	May 18, 2010	May 26, 2013	May 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 516854. Member loan 516854 was requested on May 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	abrom kaplan memorial hospital	Debt-to-income ratio:	13.62%
Length of employment:	9 years	Location:	abbeville, LA

Home town:
Current & past employers:	abrom kaplan memorial hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,175.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position (job/role) at the hospital? Is this loan to for expenses that are not already covered by your medical insurance or some other item?	i am a registered nurse and ive worked in the er at akmh for 9 years. the medical surgery im having is not covered by my insurance. i have some money saved up but i don't have enough and that is why im asking with much appreciation for this loan. my credit is great and im never late paying bills.
Is it cosmetic surgery?	it will be a weight loss procedure...insurance will not pay for it, well my insurance won't pay...it's a shame that they pay for many other things but not this type of surgery..i would appreciate any help you can give...i have half and i just need the rest in this loan...thank you so much!!!!
What is the surgery that you need?	gastric sleeve procedure

Member Payment Dependent Notes Series 517005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517005	$1,000	$1,000	14.96%	1.00%	May 17, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517005. Member loan 517005 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$850 / month
Current employer:	n/a	Debt-to-income ratio:	1.76%
Length of employment:	n/a	Location:	Lancaster, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$216.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 517060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517060	$1,800	$1,800	9.88%	1.00%	May 17, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517060. Member loan 517060 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,655 / month
Current employer:	Minerals Management Service	Debt-to-income ratio:	9.62%
Length of employment:	5 years	Location:	Reston, VA

Home town:
Current & past employers:	Minerals Management Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,440.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 517105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517105	$4,000	$4,000	6.76%	1.00%	May 18, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517105. Member loan 517105 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,621 / month
Current employer:	Towers Watson	Debt-to-income ratio:	17.26%
Length of employment:	8 years	Location:	Alexandria, VA

Home town:
Current & past employers:	Towers Watson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > How I plan to use the funds: Plan to use funds to finance the flowers, groomsmen gifts, and a wedding day gift for the bride. Borrower added on 05/17/10 > What makes me a good borrower: I am never late on payments and strive to pay off early by paying more than the minimum requirement. Borrower added on 05/17/10 > How stable is my job: My company is not immune to the economic climate and has subsisted with minor cuts to staff and benefits. While my division has seen some of these cuts, my department has kept all of its employees and have actually hired two new staff members in the past year. I have been with the company for 8 years and have been promoted three times due to my due to performance and work ethic. Personally, I feel valued and appreciated by my employers. I currently do not have any plans to leave the organization. And I am extremely confident that my place with the company is secure.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,690.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you have a revolving credit balance of $5,690. Can you tell us about this debt (e.g. is some of this currently zero interest)? Over the next three years how secure is your job? Your answers are appreciated. Wishing you the best on your wedding.	Hi Friend_Indeed, I have a balance of $2337.47 that is zero interest (Jared's Galleria of Jewelry Credit - purchased engagement ring and both wedding rings). My job is secure at the moment and the foreseeable future. My department (as well as the entire IT segment) has weathered the difficult moments the company has faced and have come out relatively unscathed. Yes, people were let go a year ago but things have stabilized and the outlook is promising. Not only that, my boss and my boss' boss love me. Thank you for your consideration and the well wishes! Regards, Tony

Member Payment Dependent Notes Series 517133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517133	$2,000	$2,000	13.85%	1.00%	May 17, 2010	May 27, 2013	May 27, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517133. Member loan 517133 was requested on May 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,692 / month
Current employer:	Kaplan Higher Education	Debt-to-income ratio:	7.94%
Length of employment:	8 years	Location:	PARKVILLE, MD

Home town:
Current & past employers:	Kaplan Higher Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	19
Revolving Credit Balance:	$6,373.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency. Thank you.	I was late on a credit card payment, but I paid it when I realized that it was late. It has been almost 2 years since this issue and I have not missed any other payments.

Member Payment Dependent Notes Series 517174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517174	$4,000	$4,000	14.59%	1.00%	May 18, 2010	May 28, 2013	May 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 517174. Member loan 517174 was requested on May 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Palombo's Med-Rite Pharmacy	Debt-to-income ratio:	12.54%
Length of employment:	4 years	Location:	Pleasantville, NJ

Home town:
Current & past employers:	Palombo's Med-Rite Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/14/10 > This is to pay off a debt settlement and some medical bills. I am almost done school and I will be a Surgical Technologist. I will have a job in this field by the end of the year, so I will be able to pay this loan back faster.

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,167.00	Public Records On File:	1
Revolving Line Utilization:	28.00%	Months Since Last Record:	59
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for all of the information you have provided us thus far. I am going to help fund your loan. That said, please remember that this loan is is being funded by real people that believe in you. If you fail to make payments, it doesn't hurt a bank's profits; you are affecting our lives. Best wishes on your debt consolidation.	I will definitely make timely payments. I've learned from my previous mistake (that lead me to seek a loan) and I pay everything on time. Thank you for helping me :)

Member Payment Dependent Notes Series 518433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518433	$1,800	$1,800	13.48%	1.00%	May 18, 2010	May 29, 2013	May 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 518433. Member loan 518433 was requested on May 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,800 / month
Current employer:	Baptist Health Systems	Debt-to-income ratio:	3.95%
Length of employment:	6 years	Location:	Sunrise, FL

Home town:
Current & past employers:	Baptist Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	37
Revolving Credit Balance:	$4,238.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes the title is in my name. I am not aware of how much equity I have on my house. The balance owed is $184K.

Prospectus Supplement (Sales Report) No. 2 dated May 18, 2010